                                 EXHIBIT 10.32

                       DATED               FEBRUARY  1997
                       ----------------------------------



                                    GIBB LTD

                                    - and -

              GIBB HOLDINGS LTD AND CERTAIN OF ITS UK SUBSIDIARIES

                                    - and -

                         GIBB AFRICA INTERNATIONAL LTD

                                    - and -

                           LAW COMPANIES GROUP, INC.

                                    - and -

                               BARCLAYS BANK PLC

                                    - and -

                         BARCLAYS BANK PLC AS THE AGENT

                                    - and -

            BARCLAYS BANK PLC AS THE INTERNATIONAL COLLATERAL AGENT



__________________________________________________________________


                               FACILITY AGREEMENT

__________________________________________________________________

                              Lovell White Durrant
                               65 Holborn Viaduct
                                London EC1A 2DY

                             A1/MJL/DS 001BB.37624

                                     INDEX

1.    DEFINITIONS..........................................................    2

2.    PURPOSE OF THE FACILITIES............................................   15

3.    NATURE OF THE LOAN FACILITY AND UTILISATION OF THE LOAN FACILITY TO
      REFINANCE EXISTING BORROWINGS........................................   15

4.    PROVISION OF LOCAL FACILITIES AND EFFECT ON LOAN FACILITY
      AVAILABILITY.........................................................   16

5.    DURATION OF LOAN FACILITY............................................   16

6.    SFET FACILITIES......................................................   16

7.    GUARANTEE FACILITY...................................................   17

8.    DRAWDOWN.............................................................   19

9.    INTEREST.............................................................   19

10.   CHANGE OF CIRCUMSTANCES AND SALE EVENT...............................   21

11.   FEES.................................................................   22

12.   LEGAL, VALUATION AND OTHER EXPENSES..................................   23

13.   REPAYMENT............................................................   23

14.   PREPAYMENT AND CANCELLATION..........................................   24

15.   INTERNATIONAL SECURITY AND US SECURITY...............................   24

16.   DISPOSAL OF CHARGED ASSETS AND PERMANENT REDUCTION OF FACILITY.......   26

17.   DISTRIBUTION OF DISPOSAL PROCEEDS....................................   27

19.   POSITIVE COVENANTS...................................................   34

20.   NEGATIVE COVENANTS...................................................   39

21.   INFORMATION ABOUT THE INTERNATIONAL GROUP............................   49

22.   PAYMENTS AND GROSS-UP................................................   50

23.   EVENTS OF DEFAULT....................................................   50

24.   INTEREST ON AN OVERDUE AMOUNT.........................................  53

25.   ASSIGNMENT AND TRANSFER...............................................  54

26.   THE AGENT AND THE BANKS...............................................  54

27.   RETIREMENT OF AGENT...................................................  59

28.   CONDITIONS PRECEDENT..................................................  59

29.   MISCELLANEOUS.........................................................  63

31.   AUTHORITY OF THE PARENT COMPANY.......................................  66

32.   GOVERNING LAW AND JURISDICTION........................................  66

33.   NOTICES...............................................................  66

34.   PARTNERSHIP...........................................................  67

35.   ENTIRE AGREEMENT......................................................  67

36.   COUNTERPARTS..........................................................  67

SCHEDULE 1

UK QUALIFYING SUBSIDIARIES..................................................  68

SCHEDULE 2

SPECIFIED SUBSIDIARIES......................................................  69

SCHEDULE 3

LIST OF CHARGORS............................................................  70

SCHEDULE 4

LIST OF PLEDGORS............................................................  71

SCHEDULE 5

LIST OF GROUP COMPANIES AND ASSOCIATED COMPANIES............................  73

SCHEDULE 6

MONEY MARKET LOAN...........................................................  75

SCHEDULE 7

THE OVERDRAFT...............................................................  76

SCHEDULE 8

BMRF........................................................................  77

SCHEDULE 9

SFET........................................................................  79

SCHEDULE 10

HKS SYNTHETIC STOCK FACILITY................................................  80

SCHEDULE 11

ASSOCIATED COSTS FORMULA....................................................  81

SCHEDULE 12

LIST OF EXECUTIVE OFFICERS..................................................  82

SCHEDULE 13

LIST OF THIRD PARTY SECURITY................................................  83

SCHEDULE 14

THE BANKS...................................................................  84

SCHEDULE 15

FORM OF TRANSFER CERTIFICATE................................................  85

SCHEDULE 16

LIST OF DORMANT GROUP COMPANIES.............................................  88

SCHEDULE 17

PART A THE GUARANTEE AND DEBENTURE..........................................  89

PART B THE PLEDGES..........................................................  90

EXHIBIT

DISCLOSURE LETTER...........................................................  94

THIS FACILITY AGREEMENT is dated the        day of February 1997

BETWEEN:

(1)  GIBB LTD ("Gibb");
                ----

(2)  THE UK QUALIFYING SUBSIDIARIES named in Schedule 1;

(3)  THE SPECIFIED SUBSIDIARIES named in Schedule 2;

(4)  LAW COMPANIES GROUP, INC. (the "Parent Company");
                                     --------------

(5)  THE BANKS;

(6)  BARCLAYS BANK PLC  (the "Agent");
                              -----

(7)  BARCLAYS BANK PLC  (the "International Collateral Agent").
                              ------------------------------

WHEREAS:

(A) The Banks have agreed, subject to the terms and conditions set out in this Agreement with effect from the Effective Date, to make available to Gibb, and, subject to certain restrictions, the UK Qualifying Subsidiaries in respect of paragraph (a) below, and, subject to certain restrictions, the Specified Subsidiaries in respect of paragraph (b) below, the following facilities:

     (a)  a sterling short term revolving loan facility (the "Loan Facility") of
                                                              -------------
          up to (Pounds)4,474,940;

     (b)  a multi-currency guarantee facility (the "Guarantee Facility") of up
                                                    ------------------
          to (Pounds)5,966,587; and

     (c)  a spot and forward exchange transactions facility (the "SFET
                                                                  ----
          Facility") of up to (Pounds)1,000,000 gross risk.
          --------

(B) The Banks may, at their sole discretion, make available to certain specified subsidiaries of the Parent Company local facilities of up to (Pounds)1,551,313 in aggregate and the committed amount of the Loan Facility will be deemed to be reduced by an amount equivalent to the amount of any such local facilities.

(C) In addition, a facility of up to (Pounds)596,658 (calculated in accordance with the provisions of this Agreement) shall be made available to Gibb for the acquisition of HKS Synthetic Stock and the committed amount of the Loan Facility will be deemed to be reduced by an amount equivalent to the amount utilised under that facility.

(D) The Banks or any Bank Affiliate may, at their option, on Gibb ceasing to be a direct or indirect Subsidiary of the Parent Company make available to the Parent Company a replacement facility in substitution for the Loan Facility.

(E)  Certain facilities (the "October Facilities") were made available by the
                              ------------------
     Banks to the Obligors under the provisions of a facility agreement dated 11 October 1995 (as amended from time to time, the "October Agreement")
                                                      -----------------
     between the same parties. The Banks have agreed to continue to provide the October Facilities subject to the revised provisions of this Agreement.

(F) The Facilities are to be utilised to assist the Obligors with their additional working capital, general corporate purposes and capital expenditure requirements.

(G) Upon the Effective Date, the provisions of this Agreement shall replace the provisions of the October Agreement.

IT IS AGREED:

1.   DEFINITIONS

1.1  In this Agreement, unless the context otherwise requires:

     "Additional Facility" has the meaning attributed to it in subclause
      -------------------
     10.3(a);

     "Advance" means the principal amount of each borrowing made or to be made
      -------
     under the Loan Facility or (as the case may be) the principal amount for the time being outstanding in respect of such borrowing;

     "Affiliate" has the meaning attributed to it in the US Credit Agreement;
      ---------

     "Agent" means Barclays Bank PLC acting in its capacity as agent for the
      -----
     Banks for the purposes of this Agreement (whether before or after any transfer effected under Clause 25) and includes any successors in title as agent of the Banks appointed under the terms of this Agreement;

     "Agreement" means this agreement;
      ---------

     "All Banks" means, collectively, all Banks and each other bank which is a
      ---------
     party to the Intercreditor Agreement;

     "Applicable Law" means (a) all applicable common law and principles of
      --------------
     equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of all courts and arbitrators;

     "Arrangement Fee" means the fee payable under subclause 11.2;
      ---------------

     "Asset Value" has the meaning attributed to it in the US Credit Agreement;
      -----------

     "Associated Company" means a Person which is not a Group Company but in
      ------------------
     which any Group Company has a shareholding, participation or other interest;

     "Associated Costs" means in relation to any sum outstanding under this
      ----------------
     Agreement during any period for which an interest rate is to be calculated in relation to such sum, the rate per annum determined in accordance with
     Schedule 11;

     "Authorised Signatory" means, at any time, in relation to any Group
      --------------------
     Company, Obligor, Chargor, Guarantor or Pledgor and any communication to be made or any document to be executed or certified by such Group Company, Obligor, Chargor, Guarantor or Pledgor, any person or persons who is or are at such time duly authorised by or pursuant to the resolutions mentioned in Clause 28 of the board of directors or other governing body of such Group Company, Obligor, Chargor, Guarantor or Pledgor or in such other manner as may be acceptable to the Banks to make such communication or to execute or certify such document on behalf of such Group Company, Obligor, Chargor, Guarantor or Pledgor;

     "Availability" means, in respect of a facility, the sum of (a) the facility
      ------------
     limit of such facility less (b) any principal then outstanding under such facility; less (c) any part of such facility which is not available for drawing under the terms of this Agreement;

     "Banks" means, before any transfer or assignment under Clause 25, Barclays
      -----
     Bank PLC and, thereafter, means Barclays Bank PLC and each Transferee and permitted assignee (and in each case their respective successors in title) but only in respect of each for so long as it has any rights or obligations under the Loan Documents and the term "Bank" shall mean any one of them;
                                            ----

     "Bank Affiliate" means from time to time any local affiliate of any Bank
      --------------
     which makes available any Local Facility to a Specified Subsidiary;

     "Bank Guarantee" means (a) those guarantees detailed in subclause 7.4; and
      --------------
     (b) a guarantee, bond or indemnity issued or to be issued by the Banks under the Guarantee Facility, together with any guarantee, bond or indemnity issued by Barclays Bank PLC under the Original Guarantee Facility which is outstanding at the Effective Date;

     "BGI Exposure" has the meaning attributed to it in the Intercreditor
      ------------
     Agreement;

     "BMRF" has the meaning attributed to it in subclause 3.1(c);
      ----

     "Book Equity" means the shareholders' equity of the Parent Company as
      -----------
     determined in accordance with generally accepted accounting principles.

     "Borrowings" means (a) Indebtedness for borrowed money or for the deferred
      ----------
     purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (b) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (c) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (d) financial obligations as the issuer of share capital redeemable in whole or in part at the option of any person other than such issuer, at a fixed and determinable date or upon the occurrence of an event or condition not solely within the control of such issuer, (e) all obligations (contingent or otherwise) with respect to interest rate and currency leasing agreements, (f) reimbursement obligations (contingent or otherwise) with respect of amounts under letters of credit, bankers acceptances and similar instruments, (g) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or financial obligations of any kind referred to in paragraphs (a) to (f) inclusive above and (h) any other obligations having the commercial effect of a borrowing;

     "Branch" has the meaning attributed to it in Clause 8;
      ------

     "Business Day" means a day (excluding Saturdays) on which Barclays Bank PLC
      ------------
     is ordinarily open to effect transactions of the kind contemplated in this Agreement;

     "Capital" shall mean, at any time, the sum of (a) Consolidated Net Worth
      -------
     plus (b) Funded Debt;
     ----

     "CEO Letter of Credit" shall mean a single letter of credit in a face
      --------------------
     amount of not more than $1,000,000 which has been issued by the Banks for the account of Gibb as part of a compensation package for the chief executive officer of the Parent Company in accordance with the information previously disclosed to All Banks;

     "Chargors" means the persons set out in Schedule 3 and any person that
      --------
     hereafter becomes a Chargor in accordance with all the terms of Clause 15 and "Chargor" means any one of them;
          -------

     "Closing Date" means the date of this Agreement;
      ------------

     "Code" means the US Internal Revenue Code of 1986, as amended from time to
      ----
     time, and the regulations promulgated and the rulings issued thereunder;

     "Collateral Agents" means the International Collateral Agent and the US
      -----------------
     Collateral Agent and "Collateral Agent" means any one of them;

     "Commitment" means, in relation to any Bank, the facility limit set
      ----------
     opposite its name in Schedule 14 (or, in the case of a Transferee, the facility limit set out in the Schedule to the relevant Transfer Certificate as being transferred to that Transferee) as the same may be transferred (in whole or in part), reduced, varied or terminated in accordance with the terms of this Agreement;

     "Consolidated EBIT" shall mean, for any fiscal period of the Parent
      -----------------
     Company, an amount equal to the sum of (a) Consolidated Net Income (Loss), plus (b) to the extent deducted in determining Consolidated Net Income
     ----
     (Loss), (i) provisions for taxes based on income of the Parent Company and its Subsidiaries (unless otherwise noted) determined on a consolidated basis in accordance with GAAP and (ii) Interest Expense;

     "Consolidated Net Income (Loss)" shall mean, for any fiscal period of the
      ------------------------------
     Parent Company, the net income (or loss) of the Parent Company and its Subsidiaries (unless otherwise noted) determined on a consolidated basis for such period (taken as a single accounting period), in accordance with GAAP;

     "Consolidated Net Worth" means at any date of determination the Parent
      ----------------------
     Company's total shareholders' equity, determined in accordance with generally accepted accounting principles, but measured at the currency exchange rates in effect as at 31 December of the immediately preceding fiscal year but measured at the currency exchange rates as in effect as of 31 December 1996;

     "Credit Documents" has the meaning attributed to it in the Intercreditor
      ----------------
     Agreement;

     "Deed of Accession" means any deed of accession to the International
      -----------------
     Security or the US Security, as appropriate, in a form set out in the relevant Security documents;

     "Disclosure Letter" means a letter from the Parent Company to the Banks
      -----------------
     together with any schedules and annexures annexed thereto at the time of receipt disclosing certain matters, received by the Banks before the Closing Date and designated as the "Disclosure Letter" on its front sheet and attached as an Exhibit to this Agreement;

     "Disposal Proceeds" means the net proceeds of sale or disposition (before
      -----------------
     the Enforcement Date) of any assets which are subject to the charges contained in the Security, less any costs, revenues or expenses associated with such sale or disposition as previously approved by the relevant Collateral Agent, together with any amounts which pursuant to this Agreement or with the consent of the relevant Collateral Agent shall be deemed to be Disposal Proceeds, but excluding proceeds derived from assets subject only to an uncrystallised floating charge which are sold by a Chargor in the normal course of business;

     "dollar" and "$" mean the lawful currency of the United States of America;
      ------       -

     "Domestic Banks" mean the "Banks" as defined under the US Credit Agreement
      --------------
     and comprise, as at the date of this Agreement, SunTrust and NBC;

     "Domestic Interest Coverage Ratio" shall mean, for any fiscal period of the
      --------------------------------
     Parent Company, the ratio of (a) Consolidated EBIT of the Parent Company and the US Subsidiaries for such fiscal period to (b) Interest Expense of the Parent Company and the US Subsidiaries for such fiscal period;

     "Domestic Senior Debt Coverage Ratio" shall mean, for any fiscal period of
      -----------------------------------
     the Parent Company, the ratio of (a) Senior Funded Debt of the Parent Company and the US Subsidiaries as of the last day of such fiscal period to
     (b) EBITDA of the Parent Company and the US Subsidiaries for the rolling four-quarter period ending on the last day of such fiscal period;

     "Dormant Group Company" means any company listed in Schedule 16;
      ---------------------

     "EBITDA" means, for any period of the Parent Company, an amount equal to
      ------
     the sum of (a) Consolidated EBIT, plus (b) depreciation and amortization
                                       ----
     expenses (as determined on a consolidated basis in accordance with GAAP) to the extent deducted in determining such Consolidated EBIT;

     "Effective Date", means the earliest date (being a Business Day) on which
      --------------
     by 1.00 pm (London Time) all the conditions precedent in Clause 28.1 are satisfied in form and substance satisfactory to the Agent or waived in writing by the Required Banks; or alternatively such other date as the Required Banks and all the Obligors agree in writing;

     "Encumbrance" includes any mortgage, pledge, lien (excluding any lien
      -----------
     arising automatically and solely by operation of law in the ordinary course of business), hypothecation, charge, assignment or deposit by way of security or any other agreement or arrangement (whether conditional or not and whether relating to existing or to future assets), having the effect of providing a security or preferential treatment to a creditor (including set-off, title retention, defeasance or reciprocal fee arrangements) or any agreement or arrangement to give any form of security or preferential treatment to a creditor (and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction);

     "Enforcement Date" means the first date on which an Enforcement Event
      ----------------
     occurs;

     "Enforcement Event" has the meaning attributed to it in the Intercreditor
      -----------------
     Agreement;

     "Environment" means
      -----------

     (a) any land, including surface land and subsurface strata, sea bed or river bed under any water as defined below and any natural or man-made structures;

     (b) water, including coastal and inland waters, surface waters, ice, snow and rain water, ground waters and water in drains and sewers;

     (c) air, including air within buildings and other natural or man-made structures above or below ground;

     "Environmental Laws" means all or any applicable law (whether civil,
      ------------------
     criminal or administrative), common law, statute, statutory instrument, treaty, regulation, directive, by-law, circular, code, order, notice, demand, decree, injunction, resolution or judgment (in any such case, with which it is mandatory to comply) of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body or agency, or court in any jurisdiction with regard to or entailing liability because of the pollution or protection of the Environment or the harm or the protection of human health or the health of animals or plants, including laws relating to public and workers' health and safety, emissions, discharges, spillages or releases or chemicals or any other pollutants or contaminants, or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid or liquid form or in the form of a gas or vapour and including noise and generically modified organisms) into the Environment, or otherwise relating to the manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling or such substances or wastes;

     "Environmental Permits" means all or any permits, licences, consents,
      ---------------------
     approvals, certificates, qualifications, specifications, registrations and other authorisations and the filing of all notifications, reports, improvement programmes and assessments required under any Environmental Laws for the operation of the business of any of the Group Companies or the occupation or use of any Properties in which any Group Company has an interest or which it occupies or on which it conducts any activity;

     "ERISA" means the Employee Retirement Income Security Act of 1974 and all
      -----
     rules and regulations promulgated pursuant to it, as the same may from time to time be supplemented or amended;

     "ERISA Affiliate" shall mean any trade or business (whether incorporated or
      ---------------
     unincorporated) which together with the Parent Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

     "ESOP" has the meaning attributed to it in the US Credit Agreement;
      ----

     "Event of Default" means any event or circumstances referred to in Clause
      ----------------
     23;

     "Executive Arrangement" has the meaning attributed to it in sub-paragraph
      ---------------------
     (a) of the definition of "Plan" in this Agreement;

     "Executive Officer" means, with respect to any Group Company, each of the
      -----------------
     officers of such Company listed in Schedule 12 and any Person hereafter holding office or offices which are individually or collectively assigned substantially similar duties;

     "Facilities" means the Guarantee Facility, SFET Facility, Loan Facility,
      ----------
     each Local Facility and any Additional Facility or Substitute Facility and "Facility" shall mean any one of them;
      --------

     "First Tier Facilities" shall mean, collectively, and, without duplication,
      ---------------------
     the US Commitments and the Facilities (excluding the SFET Facility);

     "401(k) Plan" shall mean, collectively, the Law Companies Group, Inc.
     ------------
     401(k) Savings Plan sponsored by and maintained by the Parent Company, as in effect on the date hereof, together with the Law Companies Group, Inc. Puerto Rico 401(k) Savings Plan sponsored by and maintained by the Parent Company;

     "Fixed Charge Coverage Ratio" shall mean, for any fiscal period of the
      ---------------------------
     Parent Company, the ratio (a) (1) EBITDA for the rolling four-quarter period ending on the last day of such period, minus (2) capital
                                                   -----
     expenditures (determined on a consolidated basis in accordance with GAAP) made by the Parent Company and its Subsidiaries during the rolling four-quarter period ending on the last day of such period to the extent permitted by subclause 20.7, to (b) Fixed Charges for the rolling four-quarter period ending on the last day of such period;

     "Fixed Charges" shall mean, for any fiscal period of the Parent Company,
      -------------
     (i) Interest Expense for such period plus (ii) current maturities of long-
                                          ----
     term indebtedness of the Parent Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (iii) taxes paid by the Parent Company and its Subsidiaries in cash during such period, determined on a consolidated basis in accordance with GAAP, plus (iv) any payments made during such
                                    ----
     period by the Parent Company in connection with the Georgetown Steel Litigation;

     "FLECBOA" shall mean the $3,589,000 loan and lease arrangements evidenced
      -------
     by that certain Participation Agreement dated as of November 2, 1994, among Law Engineering and Environmental Services, Inc., formerly known as Law Environmental, Inc., FLECBOA, Inc., the Company and South Trust Bank of Georgia N.A. and other related documents executed in connection therewith, as amended or modified prior to the date hereof;

     "Funded Debt" shall mean all indebtedness for borrowed money of the Parent
      -----------
     Company and its Subsidiaries on a consolidated basis, including, without limitation, current maturities of indebtedness for borrowed money, but excluding reimbursement obligations relating to the Letters of Credit and bonds, guaranties and indemnitees issued under the Guarantee Facility;

     "GAAP" shall mean generally accepted accounting principles set forth in the
      ----
     opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Georgetown Steel Litigation" shall mean the obligation of the Parent
      ---------------------------
     Company and its Subsidiaries under the judgment rendered by the United States District Court for the District of South Carolina in Georgetown Steel Corporation v. Union Carbide Corporation, et al;

     "Gibb" means Gibb Ltd (Company number 2387707);
      ----

     "Governmental Approval" means any order, permission, authorization,
      ---------------------
     consent, approval, licence, franchise, permit or validation of, exemption by, registration or filing with, or report or notice to, any governmental agency or unit, or any public commission, board or authority;

     "Group Company" means at any time any one of the Parent Company and its
      -------------
     Subsidiaries at that time;

     "Group Outstandings" means the sum of (a) the Loan Outstandings; (b) the
      ------------------
     outstandings under any Local Facility; (c) the BGI Exposure; and (d) the outstandings under the US Commitments (including, for the avoidance of doubt, the Letter of Credit Exposure);

     "Guarantee" means any guarantee executed and delivered to the International
      ---------
     Collateral Agent pursuant to Clause 15 or otherwise;

     "Guarantee and Debenture" means the guarantee and debentures and other
      -----------------------
     security listed in Part A of Schedule 17 and each guarantee and debenture or other security executed in favour of the International Collateral Agent pursuant to Clause 15;

     "Guarantee Facility" has the meaning attributed to it in Recital A;
      ------------------

     "Guarantors" means any person that hereafter becomes a Guarantor in
      ----------
     accordance with all the terms of Clause 15 and "Guarantor" shall mean any
                                                     ---------
     of the Guarantors;

     "HKS" means Hill Kaplan Scott Law Gibb (Pty) Limited, a South African
      ---
     company;

     "HKS Synthetic Stock" shall mean the synthetic share capital issued by HKS
      -------------------
     Trust and remaining outstanding as of the Closing Date which tracks the value of the share capital of the Parent Company;

     "HKS Trust" means HKS Law Gibb Share Trust (Pty) Limited, a South African
      ---------
     trust;

     "Indebtedness" means at any time any obligation (whether incurred as a
      ------------
     principal or a surety) for the payment or repayment of money, whether present or future, actual or contingent and including (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,
     (iv) financial obligations as the issuer of share capital redeemable in whole or in part at the option of any Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event or condition not solely within the control of such issuer, (v) all obligations (contingent or otherwise) with respect to interest rate and currency leasing agreements, (vi) reimbursement obligations (contingent or otherwise) with respect of amounts under letters of credit, bankers acceptances and similar instruments, (vii) financial obligations under purchase money mortgages, (viii) financial obligations under asset securitisation vehicles, (ix) conditional sale contracts and similar title retention instruments, and (x) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (ix) above;

     "Indemnity" means the general indemnity to be issued or issued by Gibb in
      ---------
     favour of Barclays Bank PLC in connection with bonds, guarantees and indemnities issued by Barclays Bank PLC

     "Intercompany Notes" has the meaning attributed to it in the US Credit
      ------------------
     Agreement;

     "Intercreditor Agreement" means the agreement dated of even date between
      -----------------------
     Barclays Bank PLC, SunTrust and NBC and acknowledged and agreed to by the Parent Company and certain of the Group Companies;

     "Intercreditor Agreement Agent" means the "Intercreditor Agreement Agent"
      -----------------------------
     as defined under the Intercreditor Agreement and is, at the date of this Agreement, SunTrust;

     "Interest Expense" means, for any fiscal period of the Parent Company,
      ----------------
     total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with generally accepted accounting principles) of the Parent Company and its Subsidiaries, on a consolidated basis, unless otherwise noted, for such period;

     "Interest Period" means, for an Advance or an overdue amount, each
      ---------------
     successive period of a duration determined hereunder for the purpose of calculating the interest rate from time to time applicable to that Advance;

     "International Collateral Agent" has the meaning attributed to it in the
      ------------------------------
     Intercreditor Agreement and is, as of the date of this Agreement, Barclays Bank PLC;

     "International Group" has the meaning attributed to it in subclause
      -------------------
     21.1(a);

     "International Group Company" means any Group Company not incorporated or
      ---------------------------
     otherwise organised in the United States of America;

     "International Guarantees" shall mean, collectively, (a) the guarantee
      ------------------------
     agreement in a form acceptable to the Banks executed by the Parent Company, Law International, Inc. and Gibb International Holdings, Inc. in favour of the Banks and any Bank Affiliate, and (b) the guarantee agreement in a form acceptable to the Banks executed by certain other US Group Companies in favour of the Banks and any Bank Affiliate, in each case as hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

     "International Security" means any security granted from time to time by
      ----------------------
     any International Group Company to the International Collateral Agent;

     "International Security Documents" means the Pledge Agreements, the
      --------------------------------
     Guarantee and Debentures and the Guarantees and any additional substitute or supplemental security from time to time granted by any International Group Company to the International Collateral Agent in favour of any Bank or Bank Affiliate to secure the repayment of all or any part of the Facilities made available to such Group Companies;

     "Investment"  means when used with respect to any Person any direct or
      ----------
     indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or a beneficial interest in, share capital, partnership interests, bonds, notes debentures or other securities issued by any other Person;

     "Letter of Credit Exposure" has the meaning attributed to it in the US
      -------------------------
     Credit Agreement;

     "Letter of Credit Subfacility" has the meaning attributed to it in the US
      ----------------------------
     Credit Agreement;

     "Letters of Credit" has the meaning attributed to it in the US Credit
      -----------------
     Agreement;

     "Letters of Credit Obligations" has the meaning attributed to it in the US
      -----------------------------
     Credit Agreement;

     "Lex Insurance" means, collectively, Lex International Insurance Company
      -------------
     Limited and Carriber Insurance Company Limited, each a Bermuda corporation;

     "Loan Documents" means this Agreement, the International Security
      --------------
     Documents, any Local Facility documents, the Intercreditor Agreement, the International Guarantees, the US Security Documents and each document, instrument, certificate and opinion executed and delivered to any Bank, Domestic Bank, Agent, Collateral Agent or Intercreditor Agreement Agent in connection with the foregoing;

     "Loan Facility" has the meaning attributed to it in Recital A but to the
      -------------
     extent provided in subclause 10.4 shall mean any Additional Facility or Substitute Facility which replaces the original Loan Facility for the purposes of this Agreement;

     "Loan Outstandings" means at any time the aggregate principal amount
      -----------------
     outstanding under the Loan Facility pursuant to the Money Market Loan and the BMRF and the HKS Synthetic Stock Facility and the amount of the Overdraft and Local UK Overdraft at that time;

     "Local Facility" has the meaning attributed to it in subclause 4.1;
      --------------

     "Local UK Overdraft" has the meaning attributed to it in subclause 3.1(d);
      ------------------

     "Majority Banks" means any Bank or group of Banks which holds at least 75
      --------------
     per cent of the aggregate amount of the facility limits of the Facilities;

     "Material Adverse Effect" means a material adverse change in the
      -----------------------
     operations, business, property or assets of, or in the condition (financial or otherwise) or prospects of, the Parent Company and its Subsidiaries, taken as a whole;

     "Money Market Loan" has the meaning attributed to it in subclause 3.1(a);
      -----------------

     "month" means a period starting on one day in a calendar month and ending
      -----
     on the corresponding day in the next calendar month or, if that is not a business day, on the next business day unless that falls in another calendar month in which case it shall end on the preceding business day, save that where a period starts on the last business day in a month or there is no corresponding day in the month in which the period ends, that period shall end on the last business day in the later month;

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
      ------------------
     Section 4001(a)(3) of ERISA;

     "NBC" means National Bank of Canada;
      ---

     "Net Fees" means, for the Parent Company and its Subsidiaries on a
      --------
     consolidated basis, gross fees less costs related to subcontracts;

     "Net Fees Budgeted" means, with respect to any fiscal year of the Parent
      -----------------
     Company, the Net Fees reasonably budgeted by the Parent Company and its Subsidiaries for such fiscal year, the amount of which shall be reasonably satisfactory to the Required Banks; if no Bank, Reimbursement Agreement Bank or Domestic Bank objects to such budgeted fees within 45 days of receipt by it of the annual budget required to be delivered pursuant to subclause 19.2(e), such budget shall be deemed satisfactory to the Required Banks;

     "Net Issuance Proceeds" means the net cash proceeds received by the Parent
      ---------------------
     Company or any of its Subsidiaries upon the issue by the Parent Company of any of its share capital to any Person;

     "Obligations" has the meaning attributed to it in the Intercreditor
      -----------
     Agreement;

     "Obligors" means the Parent Company, Gibb, the UK Qualifying Subsidiary and
      --------
     the Specified Subsidiaries and "Obligor" means any one of them;
                                     -------

     "October Agreement" has the meaning given to it in Recital D;
      -----------------

     "Original Bank Guarantee Facility" means the bank guarantee facility
      --------------------------------
     contained in the October Agreement;

     "Original Facility Letter" means the facility letter dated 8 October 1993
      ------------------------
     from Barclays Bank PLC to the Parent Company and Gibb;

     "Original Reimbursement Agreement" has the meaning attributed to it in the
      --------------------------------
     US Credit Agreement;

     "Original SFET Facility" means the "SFET Facility" as defined in the
      ----------------------
     October Agreement;

     "Outstanding Amount" means, in relation to a Bank Guarantee at any time,
      ------------------
     the maximum actual and contingent liability of any Bank under that Bank Guarantee at that time;

     "Overdraft" has the meaning attributed to it in subclause 3.1(b);
      ---------

     "Parent Company" means Law Companies Group, Inc;
      --------------

     "Partially Owned Subsidiaries" shall mean, collectively, Law/Sundt, Inc., a
      ----------------------------
     California corporation, Envirosource Incorporated, a Georgia corporation and Law/Spear, LLC, a Georgia limited liability company;

     "Permitted Preferred Stock" shall mean preferred stock of the Company which
     ---------------------------
     either (1) has a dividend rate of no more than 8% per annum and does not require any return of capital or equity prior to May 1, 2000 or (2) is on terms and conditions to which the Banks have otherwise given their prior written consent;

     "Person" shall mean an individual, corporation, partnership, trust or
      ------
     unincorporated organisation, a government or any agency or political subdivision thereof;

     "Petermuller Subsidiaries" shall mean, collectively, Gibb Petermuller &
     --------------------------
     Partners (Guernsey) Limited, a Guernsey corporation, and Gibb Petermuller & Partners (Cyprus) Limited, a Cypriot corporation;

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor to
      ----
     it;

     "Plan" means any employee benefit plan, program, arrangement, practice or
      ----
     contract, maintained by or on behalf of the Parent Company or any ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

     (a)  Executive Arrangements - any bonus, incentive compensation, stock
          ----------------------
          option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

     (b)  ERISA Plans - any "employee benefit plan" as defined in ERISA,
          -----------
          including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee share capital ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

     (c)  Other Employee Fringe Benefits - any stock purchase, vacation,
          ------------------------------
          scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice;

     "Pledge Agreement" means each share pledge or charge listed in Part B of
      ----------------
     Schedule 17 and each share pledge or charge executed by each Pledgor pursuant to Clause 15;

     "Pledgors" means the persons listed in Part A and Part B of Schedule 4 and
      --------
     any person that hereafter becomes a Pledgor in accordance with all the terms of Clause 15 and "Pledgor" shall mean any one of them;

     "Potential Event of Default" means any event or the existence of any
      --------------------------
     circumstances which, with the giving of notice or the lapse of time, or any combination of them might, in the opinion of the Agent constitute or bring about an Event of Default;

     "Properties" means, at any time, all interests in freehold and leasehold
      ----------
     property then owned by any Group Company;

     "Prospective Transferee" means a bank or other financial institution to
      ----------------------
     which a Bank seeks to transfer all or part of its rights and/or obligations under the Loan Documents in accordance with Clause 25;

     "Qualifying Bank" means (i) a bank as defined for the purpose of section
      ---------------
     349 of the Income and Corporation Taxes Act 1988 which is within the charge to United Kingdom corporation tax as respects payments of interest received by it under this Agreement; or (ii) a person which is a bank or financial institution (whether incorporated into the United Kingdom or elsewhere) to which the Obligors may lawfully, and without incurring any additional expense make payments under this Agreement without any deduction or withholding in respect of Taxes by virtue of a double taxation treaty;

     "Regulation G, T, U or X" shall mean Regulation G, T, U or X respectively
      -----------------------
     of the Board of Governors of the US Federal Reserve System, as in effect from time to time, and any regulation successor to it;

     "Relevant Percentage" means at any time, in relation to a Bank in respect
      -------------------
     of a facility:

     (a) in relation to the drawdown of an Advance, the proportion (expressed as a percentage) which that Bank's Commitment forms of the Total Commitments; and

     (b) for all other purposes, the proportion (expressed as a percentage) which the amount of the facility limit of that Bank bears to the total facility limit of such facility;

     "Repayment Date" has the meaning attributed to it in subclause 5.4;
      --------------

     "Required Banks" has the meaning attributed to it in the Intercreditor
      --------------
     Agreement;

     "Sale Event" means Gibb ceasing to be a direct or indirect Subsidiary of
      ----------
     the Parent Company;

     "Second Tier Facilities" shall have the meaning attributed to it in the
      ----------------------
     Intercreditor Agreement;

     "Security" means collectively the International Security and US Security
      --------
     together with any security from any Group Company in favour of the Banks existing at the Closing Date and includes each or any part of it;

     "Senior Funded Debt" means, at any time, (a) Funded Debt minus (b)
      ------------------
     Subordinated Indebtedness;

     "SFET Facility" has the meaning attributed to it in Recital A;
      -------------

     "Shareholder Notes" shall mean all promissory notes now or hereafter issued
      -----------------
     by the Parent Company to any shareholder in connection with the repurchase of such shareholder's share capital of the Parent Company or issued by Law Companies Group Ltd or HKS Trust in connection with the repurchase of any synthetic stock issued by Law Companies Group Limited or HKS Trust;

     "Specified Subsidiaries" means the companies listed in Schedule 2;
      ----------------------

     "Sterling" and "(Pounds)" means the lawful currency of the United Kingdom;
      --------       --------

     "Sterling Equivalent" means, on any date, in relation to any sum
      -------------------
     denominated in any currency other than sterling, the amount determined by Barclays to be the amount in sterling which would be required to purchase that amount of that other currency at Barclays Bank PLC's spot rate of exchange for the purchase of that other currency with sterling at or about 11 am (London time) on that date;

     "stock" includes shares;
      -----

     "stockholders" includes shareholders;
      ------------

     "Subordinated Indebtedness" shall mean any Indebtedness of the Parent
      -------------------------
     Company or an Obligor that is subordinated in certain instances in right of payment to the prior payment in full in cash of the Obligations and any Indebtedness of any Group Company to any Bank, Bank Affiliate, Agent or International Collateral Agent on terms and conditions satisfactory to the Required Banks, including, without limitation, those Intercompany Notes executed by the Parent Company and the Shareholder Notes;

     "Subsidiaries" of any Person means any corporations or other entities of
      ------------
     which a majority of all the outstanding share capital (including director's qualifying shares) or other securities or ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is, at the time as of which any such determination is being made, directly or indirectly owned by such Person, or by one or more of the Subsidiaries of such Person, and which corporation or other Person is consolidated with such Person for financial reporting purposes. Unless otherwise specified, "Subsidiaries" and "Subsidiary" shall mean the Subsidiaries and a Subsidiary, respectively, of the Parent Company;

     "Substitute Facility" has the meaning attributed to it in subclause
      -------------------
     10.3(b);

     "SunTrust" means SunTrust Bank, Atlanta (being a Georgia banking
      --------
     corporation);

     "SunTrust Interest Rate Contracts" has the meaning attributed to it in the
      --------------------------------
     US Credit Agreement;

     "Tax" means, with respect to any person or entity, any federal, state or
      ---
     foreign tax, assessment, customs duties, or other governmental charge, levy or assessment (including any withholding tax) upon such person or entity or upon such person's or entity's assets, revenues, income or profits, other than income taxes imposed upon any Bank by the jurisdictions (or any political sub-division thereof) in which such Bank has its principal office or office from which its Advances or any other outstandings are made available, or in which such Bank is incorporated;

     "Total Liabilities" includes all obligations of the Parent Company and its
      -----------------
     Subsidiaries, on a consolidated basis, which in accordance with generally accepted accounting principles are classified in the consolidated balance sheet of the Parent Company and its Subsidiaries as liabilities, and in any event shall include all (a) obligations for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Encumbrances upon property or assets owned by the Parent Company or any Subsidiary, even though such person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Parent Company or any Subsidiary, notwithstanding that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (d) capitalised lease obligations;

     "Transferee" means a bank or other financial institution to which a Bank
      ----------
     has transferred all or part of its rights and/or obligations under the Loan Documents in accordance with Clause 25;

     "Transfer Certificate" means a certificate substantially in the form set
      --------------------
     out in Schedule 15 signed by a Bank and a Prospective Transferee whereby:

     (a) such Bank seeks to transfer to such Prospective Transferee all or part of such Bank's rights and/or obligations under the Loan Documents subject to and upon the terms and conditions set out in Clause 25; and

     (b) such Prospective Transferee undertakes to perform those obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 25;

     "Total Commitments" means the aggregate of the Commitments of all of the
      -----------------
     Banks;

     "UK Qualifying Subsidiary" means any company listed in Schedule 1;
      ------------------------

     "United Kingdom" means the United Kingdom of Great Britain and Northern
      --------------
     Ireland;

     "United States of America" and "US" means the United States of America, its
      ------------------------       --
     fifty States, the District of Columbia and its territories and possessions;

     "US Additional Guarantor" has the meaning attributed to it in subclause
      -----------------------
     15.3(a)(i);

     "US Collateral Agent" has the meaning attributed to it in the Intercreditor
      -------------------
     Agreement;

     "US Commitments" means the Commitments as defined in the US Credit
      --------------
     Agreement;

     "US Credit Agreement" means the second amended and restated revolving
      -------------------
     credit agreement dated of even date between the Parent Company, certain of its Subsidiaries, certain banks and SunTrust as agent;

     "US Group Company"  means any Group Company incorporated or otherwise
      ----------------
     organised in the United States of America;

     "US Guarantors" means the "Guarantors" as defined in the US Credit
      -------------
     Agreement;

     "US Security" means the Security from time to time granted by any Group
      -----------
     Company to the US Collateral Agent;

     "US Security Documents" means the "U.S. Security Documents" as defined in
      ---------------------
     the US Credit Agreement;

     "US Subsidiary" shall mean any Subsidiary of the Parent Company that is
      -------------
     incorporated or otherwise organised in the United States;

     "Working Capital" has the meaning attributed to it in the US Credit
      ---------------
     Agreement.

1.2 Reference to any statutory provision includes any amended or re-enacted version of such provision with effect from the date on which it comes into force.

1.3 Save as otherwise expressly provided herein, references in this Agreement to this Agreement or any other document include reference to this Agreement or such other document as varied, supplemented and/or replaced as agreed between the parties to it or as permitted hereby or to which such parties shall have consented from time to time.

1.4 References to Recitals, Clauses, subclauses, paragraphs, Schedules and annexures are to be construed as references to the recitals, clauses, subclauses, paragraphs, schedules and annexures of this Agreement unless otherwise stated.

1.5 Clause headings are for convenience only and shall not affect the construction hereof.

1.6 The words "other" or "otherwise" and "whatsoever" shall not be construed ejusdem generis or be construed as a limitation upon the generality of any preceding words or matters specifically referred to. The words "including" and "in particular" shall be construed as being by way of illustration or emphasis and shall not limit the generality of any preceding words nor exclude any words not included in any preceding words.

2.   PURPOSE OF THE FACILITIES

2.1 The Facilities shall be utilised to assist with the relevant Obligor's additional working capital requirements, capital expenditure requirements and general corporate purposes.

2.2 Without prejudice to the obligations of the Obligors to apply amounts borrowed in accordance with this Clause 2 or Clause 3, no Bank, Bank Affiliate, Agent or Collateral Agent shall be under any duty to check that the Obligors have done so.


3.   NATURE OF THE LOAN FACILITY AND UTILISATION
     OF THE LOAN FACILITY TO REFINANCE EXISTING BORROWINGS

3.1 The Loan Facility may, subject as stated below, be utilised in the case of subclauses 3.1(a) to (c) and (e) below by Gibb and in the case of subclause 3.1(d) by all or any of UK Qualifying Subsidiaries, by way of the following facility types and where relevant in accordance with the provisions of the Schedules related thereto:

     (a)  a sterling committed money market loan ("Money Market Loan") on the
                                                   -----------------
          terms set out in Schedule 6; and/or

     (b)  a sterling overdraft ("Overdraft") on the terms set out in Schedule 7;
                                 ---------
          and/or

     (c)  a Banks' managed rate facility ("BMRF") on the terms set out in
                                           ----
          Schedule 8; and/or

     (d)  a short term sterling overdraft ("Local UK Overdraft") for all or any
                                            ------------------
          of the UK Qualifying Subsidiaries of up to (Pounds)298,329 (or such other amount as All Banks may agree from time to time) in aggregate on terms equivalent to those set out in Schedule 7; and/or

     (e) a short term facility of up to an amount as calculated in accordance with Schedule 10 on the terms set out in Schedule 10 (the "HKS
                                                                     ---
          Synthetic Stock Facility").
          ------------------------

     Provided that neither Gibb, nor as regards subclause 3.1(d) above the UK Qualifying Subsidiaries, shall be entitled to request any utilisation of the Loan Facility if, as a result of and after such utilisation:

          (i)  the Loan Outstandings would exceed the sum of (aa)
               (Pounds)4,474,940 less (bb) any permanent reduction of the Loan Facility less (cc) the sum of the Sterling Equivalent of the facility limits of any Local Facilities; or

          (ii any applicable limit or sub-limit of the Loan Facility would be breached.

4.   PROVISION OF LOCAL FACILITIES AND EFFECT ON LOAN FACILITY AVAILABILITY

4.1 Gibb requests the Banks and/or any Bank Affiliate to make short term revolving loan facilities of up to (Pounds)1,551,313 (or its equivalent in other currencies) in aggregate (each a "Local Facility") available to any
                                             --------------
     Specified Subsidiary, and if any Bank and/or any Bank Affiliate does so, the amount of the Loan Facility available for drawing by Gibb (and, to the extent permitted, UK Qualifying Subsidiaries and the HKS Stock Borrowers hereunder) shall be reduced by an amount equal to the aggregate for the time being of the Local Facilities.

4.2 The relevant Bank and/or any Bank Affiliate shall notify Gibb if it makes any such Local Facility available as contemplated under subclause 4.1 and, on each occasion on which a Local Facility is to be utilised, may not allow such utilisation if, as a result of and after such utilisation any of the conditions in subclauses 3.1(i) or (ii) would occur.

4.3 Gibb acknowledges that the Banks have indicated that Local Facilities will only be available at their sole discretion and on terms that the Specified Subsidiaries provide security in the terms required by the Banks for all liabilities of the relevant Specified Subsidiary in respect of the Local Facility made available to it and such liabilities are guaranteed by the Chargors in the form required by the Banks.


5.   DURATION OF LOAN FACILITY

5.1 The Loan Facility shall be a committed facility available for a term expiring on 6 February 1998 (or close of business on the date falling 364 days after the Closing Date if earlier) (such expiry date being referred to herein as the "Initial Repayment Date").
                    ----------------------

5.2 The Parent Company may, 90 days prior to the Initial Repayment Date, approach the Banks and request that the Banks extend the Facilities for a further 364 days. If the Facilities are so extended, the new expiry date as so extended shall be referred to herein as the "Extended Repayment
                                                        ------------------
     Date".
     ----

5.3 The Parent Company may, 90 days prior to the Extended Repayment Date, approach the Banks and request that the Facilities be extended for a further period of 364 days. If the Facilities are so extended, the new expiry date as so extended shall be referred to herein as the "Final
                                                                    -----
     Repayment Date".
     --------------

5.4  The term "Repayment Date" when used in this Agreement shall mean, prior to
               --------------
     the Initial Repayment Date, the Initial Repayment Date; if the Facilities are extended in accordance with subclause 5.2, it shall mean the Extended Repayment Date; and if the Facilities are extended in accordance with subclause 5.3, it shall mean the Final Repayment Date.

5.5 The Banks may refuse to extend the Facilities following a request from the Parent Company under subclauses 5.2 or 5.3 above at their sole discretion. None of the Facilities shall be extended without prior All Bank approval.


6.   SFET FACILITIES

6.1 With effect from the Effective Date, the Original SFET Facilities shall continue on the terms of the SFET Facility hereunder.

6.2 Liabilities outstanding under the Original SFET Facility as at the Effective Date shall continue and shall, without limitation to the generality of the foregoing, continue to be included at the amount of their gross risk for the purpose of calculating utilisation of the SFET Facility under Schedule 9.

6.3 From the Effective Date Gibb may continue to utilise the SFET Facility on the terms and subject to the limit and conditions set out in Schedule 9.


7.   GUARANTEE FACILITY

7.1 With effect from the Effective Date, the Original Bank Guarantee Facility shall be terminated and replaced by the Guarantee Facility.

7.2 All bank guarantees issued under the Original Bank Guarantee Facility and outstanding at the Effective Date shall from the Effective Date be treated as if they had been issued under the

     Guarantee Facility and shall, without limitation to the generality of the foregoing, be included in the calculation of the Outstanding Amounts of the Bank Guarantees for the purposes of this clause.

7.3 The Guarantee Facility will be available for utilisation by Gibb from the Effective Date on the following terms and conditions:

     (a) no Bank shall be obliged to issue any Bank Guarantee until Gibb has provided the Agent with such information, evidence and other documentation relating to that Bank Guarantee and the proposed beneficiary under it as the Banks may require;

     (b) each Bank Guarantee shall be issued on behalf of and for the account of Gibb (unless otherwise agreed by the Banks at their sole discretion) and shall be in favour of a beneficiary acceptable to the Banks and otherwise on terms agreed by the Banks in their sole discretion and for the avoidance of doubt such beneficiary may include in particular any Bank Affiliate or correspondent bank to which any Bank issues a Bank Guarantee to secure banking facilities made available by such beneficiary to a Group Company acceptable to the Banks;

     (c) no Bank shall be obliged to issue any Bank Guarantee after the Repayment Date;

     (d) no Bank shall be obliged to issue any Bank Guarantee at any time before the Repayment Date with a term of more than five years or with no specified term, unless Gibb shall, prior to the issue of such Bank Guarantee, deposit with such Bank and/or any of its Bank Affiliates as cash cover an amount equal to the Outstanding Amount of that Bank Guarantee (or, if the Banks so require, its Sterling Equivalent on the proposed issue date) and, if any Bank so requires, execute a first fixed charge in favour of the issuing Bank with the issuing Bank and/or any of its Bank Affiliates over that deposit on terms satisfactory to the Banks;

     (e) each Bank Guarantee shall be denominated in sterling or in such other currency as the Banks may from time to time agree;

     (f) no Bank shall be obliged to issue any Bank Guarantee whose Sterling Equivalent on the proposed issue date, when aggregated with the Sterling Equivalent on that day of the Outstanding Amounts of all other Bank Guarantees (including bank guarantees outstanding under the Original Bank Guarantee Facility) then outstanding would exceed the sum of (aa) (Pounds)5,966,587 less (bb) any permanent reduction of the Guarantee Facility.

7.4  Barclays Bank PLC has issued:

     (a) a guarantee in favour of British Bank of the Middle East Qatar in the maximum amount of 142,000 Qatar Riyals on 27 September 1990 (the "Qatar Guarantee"); and

     (b) a guarantee in favour of Barclays Bank of Kenya Limited in a maximum amount of (Pounds)250,000 in relation to overdraft facilities granted to Gibb Eastern Africa Limited under a bank guarantee dated 1 March 1995 (the "Kenya Guarantee").

     The Kenya Guarantee and the Qatar Guarantee shall be treated as if they had been issued under the Guarantee Facility and shall, without limitation to the generality of the foregoing, be included in the calculation of the Outstanding Amounts of the Bank Guarantees for the purposes of this clause 7.

7.5 Gibb or the relevant Specified Subsidiary, as applicable, shall pay to the Agent for the account of the relevant Banks guarantee commission in Sterling during the period from the date of issue of each relevant Bank Guarantee until the date on which no further claims may be made on the relevant Banks thereunder, such guarantee commission to be payable in advance on the issue date of that Bank Guarantee and on the last Business Day of each successive 3 months ending after the issue date and calculated on the Sterling Equivalent of the Outstanding Amount of that Bank Guarantee on the date of payment for the next 3 months at the rate as set out below:

     STERLING EQUIVALENT OF
     THE OUTSTANDING AMOUNT
     OF THE BANK GUARANTEES        PERCENTAGE COMMISSION

     up to (Pounds)50,000          2.50% per annum

     up to (Pounds)250,000      2.50% on the first (Pounds)50,000 and 2.00% on
                                the balance

     above (Pounds)250,000         2.50% on the first (Pounds)50,000
                                   2.00% on the next (Pounds)250,000
                                   1.75% on the balance

7.6 In consideration of the Banks making available the Guarantee Facility, Gibb and each Specified Subsidiary hereby agrees to pay to the Agent for the account of the relevant Banks immediately upon demand by the Agent from time to time an amount equal to (and, unless the Agent shall specify to the contrary, in the same currency as) each amount demanded of or paid out by any Bank or the Agent under or pursuant to any Bank Guarantee and to keep each Bank and the Agent fully indemnified on demand from and against all actions, proceedings, liabilities, claims, demands, damages, costs and expenses in relation to or arising out of or appearing to any Bank to arise out of any Bank Guarantee and to pay to the Agent for its account and/or that of the relevant Banks, as appropriate, immediately upon demand by the Agent from time to time all payments, losses, charges, damages and expenses suffered or incurred by the Agent or any Bank in consequence of any Bank Guarantee or arising therefrom whether directly or indirectly.

7.7 Gibb and each Specified Subsidiary irrevocably authorises and directs the Agent and the Banks to make any payments and comply with any demands which may be claimed or made or appear to the Agent or the Banks to be claimed or made under or in connection with any Bank Guarantee without any reference to or further authority, confirmation or verification from Gibb or the Specified Subsidiary and regardless of whether or not Gibb or the Specified Subsidiary shall be in any way in breach of any of its obligations under or by virtue of the transaction for which that Bank Guarantee was issued and without making any investigation as to the bona fide nature, validity or genuineness of any such claim or demand and agrees that any payment which the Agent or the Banks may from time to time make in accordance with or appearing to the Agent or the Banks to be in accordance with its obligations under any Bank Guarantee shall be binding upon Gibb or the Specified Subsidiary (as appropriate) and shall be accepted by Gibb or the Specified Subsidiary (as appropriate) as conclusive evidence that the Agent or the Banks were liable to make such payment or comply with such demand. The liability of Gibb or the Specified Subsidiary (as appropriate) hereunder and the right and obligation of the Agent or the Banks to make any such payment or comply with any such demand shall not be diminished or prejudiced if it should appear that, as between Gibb or the Specified Subsidiary (as appropriate) and the relevant beneficiary, that beneficiary was not entitled for any reason to demand payment under the relevant Bank Guarantee or that such claim or demand was not valid or genuine.

7.8 Gibb and each Specified Subsidiary hereby agrees that any demand made upon the Agent or any Bank for payment of any sum under or pursuant to any Bank Guarantee shall for all purposes be deemed to be a valid and effective demand and the Agent or any Bank shall be entitled to treat it as such notwithstanding any lack of authority on the part of the person making the demand. Gibb and each Specified Subsidiary further agrees that its liability hereunder shall apply to any extension, renewal or variation of any Bank Guarantee or any indemnity including a general indemnity to Barclays Bank PLC from Gibb dated 28 March 1990 and the Indemnity.

8.   DRAWDOWN

     Subject to Clauses 3 and 5 above and subject to satisfaction of the conditions precedent in subclause 28.1, Gibb and, to the extent permitted under subclause 3.1(d) above, all or any the UK Qualifying Subsidiaries may request an Advance under the Loan Facility in a minimum amount of (Pounds)250,000 and thereafter in a multiple of (Pounds)10,000 on any Business Day on or before, in respect of the Loan Facility, the Repayment Date, after which date the Banks' commitment to provide the respective Facility shall lapse and all undrawn amounts will be deemed to have been cancelled. Gibb or any UK Qualifying Subsidiary shall give Jeremy Masding (on telephone number 0171 699 5000) at the 54 Lombard Street, London branch of Barclays Bank PLC or such Bank, branch or other person as the Agent may designate (the "Branch") notice by telephone of its intention to draw not later than 12.00 noon on the Business Day prior to the proposed drawing date stating the required amount of the Advance, the Interest Period for it and giving instructions for the payment of funds. If those instructions do not stipulate that the funds must be credited to Gibb's current account with the Branch, such instructions must be confirmed by letter to the Agent at the earliest opportunity.


9.   INTEREST

9.1 Interest will accrue during each Interest Period for an Advance under the Loan Facility at the rate determined by the Agent to be the aggregate of
     (i) the Banks' Margin (as defined in subclause 9.2) (ii) the cost of sterling deposits (being the annual percentage rate at which Sterling deposits are offered to Barclays Bank PLC in the London Interbank Market on the first day of that Interest Period in an amount and for a period comparable to such Advance and such Interest Period) and (iii) the Associated Costs, calculated in accordance with Schedule 11;

9.2 For the purposes of this Agreement, the term "the Banks' Margin" shall mean the amounts as calculated in accordance with the following:

     (a) where the ratio of Senior Funded Debt to EBITDA when tested in accordance with subclause 20.1 is greater than 1.75 to 1.00 for the fiscal quarter preceding the fiscal quarter which immediately precedes the start of the relevant Interest Period the Banks' Margin shall be 3.50%;

     (b) where the ratio of Senior Funded Debt to EBITDA when tested in accordance with subclause 20.1 is greater than 1.25 to 1.00 but less than or equal to 1.75 to 1.00 for the fiscal quarter preceding the fiscal quarter which immediately precedes the start of the relevant Interest Period, the Banks' Margin shall be 3.00%;

     (c) where the ratio of Senior Funded Debt to EBITDA when tested in accordance with subclause 20.1 is greater than 1.00 to 1.00 but less than or equal to 1.25 to 1.00 for the fiscal quarter preceding the fiscal quarter which immediately precedes the start of the relevant Interest Period, the Banks' Margin shall be 2.50%;

     (d) where the ratio of Senior Funded Debt to EBITDA when tested in accordance with subclause 20.1 is less than or equal to 1.00 to 1.00 for the fiscal quarter preceding the fiscal quarter which immediately precedes the start of the relevant Interest Period, the Banks' Margin shall be 2.00%.

9.3 Each Interest Period for an Advance under the Loan Facility shall be of 3 months' duration, or such other duration as may be applicable hereunder or agreed between the Agent and Gibb, commencing on drawdown of that Advance or on the last day of its preceding Interest Period.

9.4 If a rollover date for an Advance falls immediately prior to the Repayment Date, the amount to be repaid will be rolled over for the period until the Repayment Date.

9.5 Gibb may draw up to 6 Advances under the Loan Facility, provided that no more than 6 Advances in aggregate are outstanding under the Loan Facility at any one time. If a subsequent Advance is made in excess of the number permitted, the first Interest Period for such Advance shall end on the expiry of the then current Interest Period applicable to an existing Advance under the same Facility and such Advances shall be consolidated (unless the Agent expressly otherwise agrees).

9.6 Interest will be calculated on the basis of actual days elapsed over a 365-day year and will be payable in arrear by Gibb or, as appropriate, the relevant UK Qualifying Subsidiary on the last Business Day of each Interest Period, except that if an Interest Period exceeds six months, interest shall be payable six-monthly in arrear and on the last day of such Interest Period.

9.7 Reference to the London Interbank Market shall, if such market no longer exists in comparable form, be construed as meaning the appropriate alternative source of funds as reasonably determined by the Agent.

9.8 Where the Banks' Margin alters during an Interest Period for an Advance, the Banks shall calculate the revised amount of interest due from Gibb or the relevant UK Qualifying Subsidiary (the "Affected Party") in respect of
                                                 --------------
     that Advance and shall notify the Affected Party of the revised amount due (the "revised amount"). If the revised amount is less than the amount paid or to be paid on the last Business Day of the Interest Period in connection with which the calculation is being made, the Banks shall notify the Affected Party of the revised amount and shall either (a) if the interest has been paid, the Bank shall credit the account of the Affected Party with the difference between the amount paid and the revised amount; or (b) if the interest has not been paid, the Affected Party shall pay the revised amount on the last Business Day of the relevant Interest Period. If the revised amount is more than the amount of interest paid or to be paid, the Bank shall notify the Affected Party of the revised amount and either (a) if the interest has been paid, the Affected Party shall pay to the Bank the difference between the amount paid and the revised amount within three Business Days of being notified by the Bank; or (b) if the interest has not been paid, the Affected Party shall pay the revised amount on the last Business Day of the relevant Interest Period.


10.  CHANGE OF CIRCUMSTANCES AND SALE EVENT

10.1 In the event of:

     (a) any change in applicable law, regulation or practice resulting in any Bank being subjected to any new or additional tax, levy, duty, charge, penalty, deduction or withholding of any nature (other than tax on such Bank's overall net profits and gains), or

     (b) any existing requirements of the Bank of England or any governmental, fiscal, monetary, regulatory or other authority affecting the conduct of any Bank's business being changed or any new requirements being imposed (whether or not having the force of law), including, without limitation, a request or requirement which affects the manner in which such Bank allocates capital resources to its commitments, including its obligations under this Agreement, and the result is in the sole opinion of the Agent (directly or indirectly) to increase the cost to such Bank of funding, making available or maintaining any Facility or to reduce the amount of any payment received or receivable by such Bank or to reduce the effective return to such Bank by an amount which such Bank deems material, then the relevant Obligor shall pay to such Bank on demand such sum as may be certified in writing by the Agent to that Obligor as necessary to compensate such Bank for such increased cost or such reduction.

10.2 Gibb or the relevant UK Qualifying Subsidiary may, at any time within six weeks after the date of certification from the Bank under the preceding sub-clause, prepay all (but not part) of such Facility as is attributable to such Bank without penalty, by giving not less than five Business Days' irrevocable notice to the Agent to that effect specifying the prepayment date. Gibb or the relevant UK Qualifying Subsidiary shall be obliged to prepay such Facility to the Agent on such date, together with all interest accrued to the date of actual payment and all other sums due to such Bank hereunder (including without limitation broken Interest Period costs recoverable under subclause 29.4(c) if such repayment shall not fall at the end of an Interest Period for any Advance being prepaid). Unless prepayment is made within such period of six weeks, an amount equal to such increased cost or such reduction will be payable by the relevant Obligors to the relevant Bank under the preceding sub-clause from the date of such certification.

10.3 In the event of a Sale Event:

     (a) Where the Loan Facility granted by the Bank to Gibb shall, at the option of the Bank, be continued in whole or in part after the sale, the Bank may, at the option of the Bank in addition grant to the Parent Company and the Parent Company shall accept additional facilities on identical terms and conditions as to rate of interest and date of repayment (each an "Additional Facility") with a facility
                                          -------------------
          limit equal to the facility limit applicable to the original Facility made available to Gibb and the Parent Company shall immediately (i) draw down such Additional Facility to the same extent as Gibb had utilised the original Facility immediately prior to the Sale Event and
          (ii) the First Tier Facilities shall be permanently and proportionately reduced in accordance with the Intercreditor Agreement by an amount equal to the remaining Availability under such Additional Facility. Any money so drawn down under sub-clause 10.3(a)(i) shall be added to the net proceeds of sale of Gibb and paid to and applied by the Intercreditor Agreement Agent as if the money so borrowed were net proceeds of sale of Gibb.

     (b) Where the Loan Facility granted to Gibb shall be repaid on or before the completion of such sale, the Bank shall cancel such facility and may, at the option of the Bank, grant to the Parent Company and the Parent Company shall accept substitute facilities on identical terms and conditions as to rate of interest and date of repayment (each a "Substitute Facility") with a facility limit equivalent to the
           -------------------
          cancelled Facility and the Parent Company shall immediately (i) draw down on such Substitute Facility to the same extent as the original Facility had been utilised by Gibb immediately prior to its cancellation and (ii) the First Tier Facilities shall be permanently and proportionately reduced in accordance with the Intercreditor Agreement by an amount equal to the remaining Availability under such Substitute Facility. Any money so drawn down under subclause 10.3(b)(i) by the Parent Company under the Substitute Facility shall be added to the net proceeds of sale of Gibb and shall be paid to and applied by the Intercreditor Agreement Agent as if the money so borrowed were net proceeds of sale of Gibb.

10.4 Any Additional Facility or Substitute Facility granted pursuant to subclause 10.3 shall be deemed to be a Facility and replace the original Facility for the purposes of this Agreement and the Security and be a First Tier Facility and replace the original Loan Facility for the purposes of the Intercreditor Agreement and all Loan Documents.

10.5 For the avoidance of doubt, an Obligor shall not be required to make any payment to the Bank under subclause 10.1 where the sum which is the subject of such demand is fully compensated for by the operation of Schedule 11 or is attributable to any law or regulation to the extent implemented in accordance with the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 (as amended prior to the date of this Agreement) prepared by the Basle Committee on Banking Regulation and Supervisory Practices in the terms existing as at the date of this Agreement.

11.  FEES

11.1 NON-UTILISATION FEE

     Gibb or the relevant UK Qualifying Subsidiary (as appropriate) shall pay to the Banks a non-utilisation fee computed at a rate as set out below (the "Non-utilisation Rate"), calculated on the basis of a 360 day year, for the
     ---------------------
     actual number of days elapsed on the daily undrawn and uncancelled amount of the Facility. The fee shall be payable quarterly in arrears, the first payment to be made on the date falling ninety days after the Effective Date, and subsequent payments to be made quarterly thereafter. The Non-utilisation Rate shall be calculated as follows:

     (a) where the ratio of Senior Funded Debt to EBITDA when tested in accordance with subclause 20.1 is greater than 1.25 to 1.00 for the fiscal quarter preceding the fiscal quarter which immediately precedes the date of calculation of the Non-utilisation Rate, the Non-utilisation Rate shall be 0.5%;

     (b) where the ratio of Senior Funded Debt to EBITDA when tested in accordance with subclause 20.1 is greater than 1.00 to 1.00 and less than or equal to 1.25 to 1.00 for the fiscal quarter preceding the fiscal quarter which immediately precedes the date of calculation of the Non-utilisation Rate, the Non-utilisation Rate shall be 0.375%; and

     (c) where the ratio of Senior Funded Debt to EBITDA when tested in accordance with subclause 20.1 is less than or equal to 1.00 to 1.00 for the fiscal quarter preceding the fiscal quarter which immediately precedes the date of calculation of the Non-utilisation Rate, the Non-utilisation Rate shall be 0.25%.

11.2 ARRANGEMENT FEE

     An Arrangement Fee of $650,000 will be due and payable by the Parent Company to the Intercreditor Agreement Agent in accordance with Section 2.13(a) of the US Credit Agreement to be applied in accordance with the provisions of the Intercreditor Agreement. The Arrangement Fee will be distributed between the Banks and the Domestic Banks.

11.3 The Parent Company and Gibb hereby authorise the Agent or SunTrust on behalf of the Banks to withdraw an amount equal to any such fees which are due and payable under this Clause 11 from any of the accounts of the Parent Company or Gibb held at SunTrust or any of the Banks.


12.  LEGAL, VALUATION AND OTHER EXPENSES

     The Obligors shall pay and shall indemnify each Bank on the date of this Agreement and subsequently on demand (payment to be made within 30 calendar days of such demand) (on a full indemnity basis and whether or not any of the Facilities are drawn down or utilised) in respect of all costs or expenses (including without limitation legal fees, valuation, accountancy, consultation and documentation fees, any stamp, documentary, registration or similar tax and communication, travel and out of pocket expenses and in each case any applicable VAT or similar tax) in any relevant jurisdiction incurred by any Bank, Bank Affiliate, the Agent or International Collateral Agent in connection with: (a) the Original Facility Agreement; (b) the October Agreement; (c) the carrying out of due diligence procedures, negotiation, preparation, execution, completion of the Loan Documents or the Security or any of the documents referred to in those Loan Documents or the Security or any variation, amendment, extension of termination thereof or the transactions contemplated by them; (d) the perfection, registration, maintenance, administration, attempted enforcement, enforcement or preservation of any of its respective rights under any of the Loan Documents or the Security or any of the documents referred to in such Loan Documents or the Security in any jurisdiction; and (e) the ongoing monitoring or reviewing of the Facilities or meeting with any Domestic Bank or Group Company.


13.  REPAYMENT

13.1 The Loan Facility shall be repaid in full on the Repayment Date. The amount made available under the Loan Facility shall automatically be permanently reduced by (Pounds)59,666 on the 15th of each month, the first payment to be made on 15 July 1997.

     Provided that if the Loan Facility has previously been reduced by such amount (disregarding for this purpose any reduction from Disposal Proceeds) pursuant to the terms of this Agreement, no further reduction shall be required on the relevant date.

13.2 If any date for repayment is not a Business Day, the relevant repayment shall be made on the preceding Business Day.

13.3 Subject as otherwise provided in this Agreement, where the relevant Obligor is required to repay an Advance, such repayment shall be made in Sterling on the relevant date, together with all unpaid interest accrued on that Advance.

13.4 Notwithstanding the above, no permanent reduction in the Loan Facility made from the proceeds of asset sales which require the consent of the Banks hereunder shall count towards the permanent reductions required pursuant to subclause 13.1.

13.5 To the extent that the Loan Outstandings are in excess of the Commitment of the Banks on any mandatory permanent reduction date the Parent Company shall immediately repay such excess Loan Outstandings to the Agent for the benefit of the Banks.


14.  PREPAYMENT AND CANCELLATION

14.1 Any Advance may be prepaid in full or in part in a minimum amount of (Pounds)250,000 and multiples of (Pounds)10,000, in each case on maturity of its then current Interest Period, subject to the Agent receiving not less than seven Business Days' irrevocable written notice of the relevant Obligor's intention to prepay.

14.2 Amounts so prepaid shall be available for redrawing in accordance with the terms of this Agreement.

14.3 When a prepayment is made voluntarily other than on the last day of any Interest Period relating to it, the relevant Obligor will be obliged to make payment under subclause 30.4(c) of any breakage costs incurred by the Agent or any Bank.

14.4 Any voluntary prepayment shall be made, together with accrued interest on the amount prepaid and any other sums then due and payable to the Banks under this Agreement calculated up to the date of prepayment.

14.5 Gibb or the relevant UK Qualifying Subsidiary, as applicable, shall (subject to the conditions set out below) have the right at any time to cancel its right to utilise the whole or any part (being not less than (Pounds)100,000 or a multiple thereof) of the Facilities insofar as they remain undrawn by giving three Business Days prior written notice to the Agent provided that at the same time (and so that such cancellation shall
           -------------
     take place on the same Business Day) the whole or a percentage of (such percentage to be equal to the percentage of the Facilities being cancelled hereunder) of the US Commitments are also cancelled. Any amount so cancelled may not subsequently be drawn down.


15.  INTERNATIONAL SECURITY AND US SECURITY

15.1 All Indebtedness now or subsequently owing by the Obligors to the Banks or any Bank Affiliate shall (notwithstanding that the whole or any part of it may be owing under a facility other than one of the Facilities) be secured by the Security.

15.2 The Obligors consent to the Security being held by the International Collateral Agent on behalf of the Banks, any Bank Affiliate and any other lender which accedes to the International Security pursuant to a Deed of Accession save that the US Security shall be held by the US Collateral Agent on behalf of the Banks, any Bank Affiliate and the Domestic Banks and any other lender which accedes to the US Security.

15.3 Future Guarantors and Pledgors
     ------------------------------

     From the Closing Date and subject to the prohibitions or limitations as to power or authority imposed by law applicable to any such Group Company, the Obligors shall procure that:

     (a)  (i)    each Person that is or hereafter becomes a US Group Company, which is not (aa) a US Guarantor and (bb) a party to the
                 International Guarantees, (a "US Additional Guarantor") shall
                                               -----------------------
                 become a guarantor under the US Credit Agreement and the International Guarantees and pledge all of its assets, including, to the extent owned by such US Additional Guarantor, 100% of the share capital of other US Group Companies, 65% of the share capital of any International Group Companies and all Intercompany Notes, to the US Collateral Agent upon the creation of such US Additional Guarantor by executing and delivering to the US Collateral Agent the supplemental documents required under Schedule 5.13 of the US Credit
                 Agreement including any opinions addressed to the Domestic
                 Banks (but such opinions shall also be produced and addressed to the Banks and any Bank Affiliate addressing such issues as they may require, in form and substance satisfactory to the Banks and any Bank Affiliate (provided, however, that none of the Partially-Owned Subsidiaries shall be required to become a US Guarantor under this Agreement or pledge any of its assets under the US Security Documents unless and until the Parent
                 Company shall beneficially own, directly or indirectly, 100% of the outstanding share capital (exclusive of directors' qualifying shares) of such Partially-Owned Subsidiary); and

          (ii) each Person that owns shares in the US Additional Guarantor or holds any Intercompany Notes executed by the US Additional Guarantor to pledge and deliver such shares and Intercompany Notes to the US Collateral Agent, together with a supplement to any other US Security Document where relevant and with stock powers or other appropriate instruments of transfer executed by such Person in blank;

          (iii) if a US Additional Guarantor is a material US Group Company the US Additional Guarantor shall also deliver to the US Collateral Agent and the Banks, simultaneously with the Supplemental Documents, (aa) Certified Requests for Information or Copies (Form UCC-11) or equivalent reports, showing that there are no effective financing statements which name the US Additional Guarantor as debtor and
                 (bb) an opinion rendered by legal counsel to such US Additional Guarantor and the Person required to pledge the share capital of the US Additional Guarantor under the US Security Documents to the US Collateral Agent, addressing such matters as the Required Banks may reasonably request, addressed to the Agent and the Banks;

     (b) each Person that is or becomes an International Group Company which is not then a Chargor shall within five business days of a request from the Agent, to the extent that it is or can be made to be lawfully able to do so, shall join in, duly execute and deliver to the International Collateral Agent a supplemental deed in a form approved by the International Collateral Agent in which that International Group Company shall (a) guarantee in favour of the Banks and any Bank Affiliate with the intent that it should (jointly and severally with any other guarantor) guarantee all money and liabilities at any time due, owing or incurred to the Banks and any Bank Affiliate in respect of the Indebtedness of any Group Company and (b) charge to the International Collateral Agent in favour of the Banks and any Bank Affiliate all its undertaking, property and assets by way of first priority fixed and floating charges on substantially the same terms as the Guarantee and Debenture, and the Parent Company agrees to notify the Agent immediately of the existence of any such new International Group Company;

     (c) each Person that is not then a Guarantor and is or hereafter becomes an International Group Company shall within five Business Days of a request from the Agent and to the extent that it is or can be made to be lawfully able to do so become a Guarantor under this Agreement by executing and delivering to the International Collateral Agent such documents as may reasonably be required by the International Collateral Agent;

     (d) each Person (other than the Banks, any Bank Affiliate and the Domestic Banks) that has or hereafter acquires any share capital of or other ownership interest in an International Group Company shall within five Business Days of a request from the Agent and to the extent that it is or can be made to be lawfully able to do so become a Pledgor and shall pledge (i) 35% of such International Group Company's voting shares or other similar ownership interest to the International Collateral Agent in favour of the Banks and any Bank Affiliate and (ii) 65% of the voting shares or other ownership interest and 100% of any non-voting shares or other similar ownership interest to the US Collateral Agent in favour of the Domestic Banks, the Banks and any Bank Affiliate: under documents duly executed and delivered to the International Collateral Agent in respect of subclause 15.3(d)(i) and to the US Collateral Agent in respect of subclause 15.3(d)(ii) in form and substance acceptable to the Collateral Agents, together with an opinion rendered by legal counsel of such Pledgor to the Collateral Agents, addressing such issues as are requested by the Collateral Agents in form and substance satisfactory to the Collateral Agents, and such evidence of corporate or partnership approval as the Collateral Agents shall require; and

     (e) each International Group Company will, if and whenever the Agent shall so require it, and within five Business Days if such request and to the extent that it is or can be made to be lawfully able to do so cause to be executed in favour of the Banks and any Bank Affiliate such new or additional charges, guarantees and/or other security over such of its assets or classes of assets available for security as the International Collateral Agent may from time to time specify to secure all Indebtedness (present and future) incurred to the Banks and any Bank Affiliate by any Group Company (whether owing under the Facilities or otherwise) and immediately thereafter will cause such charges, guarantees and/or security to be delivered to the International Collateral Agent together with any ancillary documents which the International Collateral Agent requires.

15.4 Where a mortgage, charge, security or guarantee is requested by the Agent from a Group Company or Associated Company which is not a wholly-owned subsidiary of the Parent Company, the Obligors shall procure the execution and delivery of it to the extent that they are able to do so through the exercise of all voting rights and powers of control available to them in relation to such Group Company or Associated Company.

15.5 The International Collateral Agent may with the prior written consent of the Agent hold the International Security on behalf of any other banks or financial institutions which execute a Deed of Accession on such terms as to priorities as the Agent may agree.


16.  DISPOSAL OF CHARGED ASSETS AND PERMANENT REDUCTION OF FACILITY

16.1 Each Obligor undertakes that no International Group Company shall sell or otherwise dispose of any of its assets which are subject to the Security (or any interest therein) without the prior written consent of All Banks save for sales or disposals of assets subject only to a floating charge under the International Security which has not crystallised and which is a sale or disposal in the ordinary course of such company's business for full value on arms length terms to a person other than a Group Company.

16.2 Each Obligor undertakes to the Banks that:

     (a) an International Group Company wishing to make a sale or disposition of assets which requires the consent of All Banks under subclause 16.1 shall give the Intercreditor Agreement Agent at least ten days' notice in writing of its wish to do so;

     (b) any notice so given shall contain details of the assets in question, the expected amount of consideration for the proposed sale or disposition, the book value (if available) of that asset as shown in the last set of audited accounts of such International Group Company, together with a request for All Banks to consent to such sale or disposition;

     (c) the International Group Company giving such notice shall, if reasonably so requested by the Intercreditor Agreement Agent following receipt of it, promptly provide such supplemental information as the Intercreditor Agreement Agent may deem (at its absolute discretion) to be necessary or desirable to enable All Banks to consider such request and to reach a decision thereon;

     (d) it is acknowledged that All Banks shall endeavour to respond to any such notice within ten days of such notice, but failure by any such banks to respond to such a notice shall not be deemed to constitute consent to any such sale or disposition; and

     (e) where a sale or disposition or connected sales or dispositions does not require the consent of All Banks under subclause 16.1 but shall involve a consideration of (Pounds)50,000 or more (or its equivalent in other currencies), the International Group Company shall still inform the Intercreditor Agreement Agent in reasonable detail of such sale or disposition at the earliest reasonable opportunity.

16.3 Each Bank shall have an absolute discretion to give or refuse a consent to any such sale or disposition or to grant a consent subject to such conditions as it may think fit in relation to such sale or disposition, without assigning any reason for so doing.

17.  DISTRIBUTION OF DISPOSAL PROCEEDS

17.1 If consent is given pursuant to subclause 16.1 to a sale or disposition of any assets which are the subject of (or which ought to have been the subject of) a notice under subclause 16.2, the Obligors shall procure that the Group Company selling or disposing of such assets shall, except as stated in subclause 17.3, account to the Intercreditor Agreement Agent or relevant Collateral Agent in full for such proceeds (less any costs, expenses or duties associated with the sale or disposition previously approved by the Intercreditor Agreement Agent) and the Disposal Proceeds derived from such sale or disposition shall be apportioned or held by the Intercreditor Agreement Agent or relevant Collateral Agent in accordance with the terms of the Intercreditor Agreement.

17.2 The Intercreditor Agreement Agent, Agent or relevant Collateral Agent shall hold Disposal Proceeds on trust for distribution in accordance with the provisions of the Intercreditor Agreement.

17.3 The proceeds of book or other debts generated by the Group Companies in the ordinary course of business prior to the Enforcement Date and paid to the International Collateral Agent in accordance with the provision of the Guarantee and Debenture shall be deemed (but only for the purposes of this subclause) not to constitute Disposal Proceeds, notwithstanding that such book debts are subject to a fixed charge under the Guarantee and Debenture.

17.4 Disposal Proceeds arising from the sale or disposition of assets subject to the International Security shall be conclusively treated as appropriated and applied in accordance with the terms of the Intercreditor Agreement in such manner as the International Collateral Agent may from time to time notify to the Parent Company (on behalf of the Group Companies) notwithstanding that the payer or any other person may have purported to appropriate or apply such Disposal Proceeds in some other manner.


18.  REPRESENTATIONS AND WARRANTIES

18.1 Each Obligor represents and warrants that with respect to itself and its own Subsidiaries:

     (a)  Corporate status of Parent Company; status of Subsidiaries; the Parent
          ----------------------------------------------------------
          Company and each Subsidiary which is a corporation are duly organised, existing and (where relevant) in good standing under the laws of the jurisdictions of their respective incorporation and have all requisite power and authority to own their respective property and assets and to transact the businesses in which they respectively are engaged or presently propose to engage and are duly qualified and (where relevant) in good standing as foreign corporations wherever failure to be so qualified and (where relevant) in good standing could have a Material Adverse Effect. Each Subsidiary which is a partnership is duly constituted, existing and (where relevant) in good standing under the laws of the jurisdiction of its constitution and has all requisite power, authority and legal right to own its property and assets and to transact the businesses in which it is engaged or presently proposes to engage and is duly qualified and (where relevant) in good standing as a foreign partnership wherever failure to be so qualified and in good standing could have a Material Adverse Effect. The Parent Company is adequately capitalised for the purpose of carrying on its business, was not formed solely for the purpose of acting as agent for, or as an instrumentality of, any Subsidiary, and maintains and will continue to maintain an identity independent of and separate from Crandall.

     (b)  Power and Authority: Obligors: Each of the Obligors has the power, and
          -----------------------------
          has taken all necessary action (including, without limitation, any consent of shareholders required by law or by its constitutional documents) to authorise it to execute, deliver and perform the terms and provisions of and to incur its obligations under this Agreement and the other Loan Documents to which it is a party and to borrow hereunder or otherwise utilise the Facilities. This Agreement and each of the other

          Loan Documents to which it is a party has been or, when executed, will be duly authorised, executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of that Obligor enforceable in accordance with its terms (except in so far as enforceability may be limited by insolvency or similar laws of general application affecting creditors' rights and by general principles of equity).

     (c)  Power and Authority: Chargors, Pledgors and Guarantors: Each Chargor,
          ------------------------------------------------------
          Pledgor and Guarantor has all requisite power and has, as at the date of execution of the Guarantee and Debenture, the Pledge Agreement or the Guarantee to which the respective Chargor Pledgor or Guarantor is a party, taken all necessary action (including, without limitation, any consent of shareholders required by law or by its constitutional documents) to authorise it to execute, deliver and perform the terms and provisions of and to incur its obligations under every Guarantee and Debenture, Pledge Agreement or Guarantee to which it is a party. Each Guarantee and Debenture has been duly authorised, executed and delivered by each Chargor which is to be a party to it, each Pledge Agreement has been duly authorised, executed and delivered by the Pledgor which is to be a party to it and each Guarantee has been duly authorised executed and delivered by the Guarantor which is to be a party to it and constitutes the legal, valid and binding obligation of the respective Chargor, Pledgor or Guarantor enforceable in accordance with its terms (except in so far as enforceability may be limited by insolvency or similar laws of general application affecting creditors' rights and by general principles of equity).

     (d)  Compliance with other Instruments: Save as disclosed in the Disclosure
          ---------------------------------
          Letter no Group Company is in default under any material agreement to which it is a party, and the execution, delivery and performance by each Obligor, Chargor and Guarantor, as the case may be, of this Agreement, the Guarantee and Debenture, the Guarantees and the other Loan Documents, (a) will not contravene any provision of Applicable Law, (b) will not conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or otherwise than under the Security result in the creation or imposition of any Encumbrance on any of the property or assets of a Group Company pursuant to the terms of any mortgage, deed, or other material agreement or instrument to which a Group Company is a signatory or by which it is bound or to which it may be subject, (c) will not violate any provision of the constitutional documents of the Parent Company or any corporate Subsidiary or the certificate of partnership or other document governing the constitution or conduct of affairs of any Subsidiary which is not a corporation, (d) will not require any Governmental Approval and (e) otherwise than under the Security will not result in the creation or imposition of any Encumbrance on any of the property or assets of a Group Company. No Group Company is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of a Group Company, any agreement relating thereto or any other contract or agreement (including its constitution documents) which limits the amount of, or otherwise imposes restrictions on the incurring of Indebtedness or contains dividend or redemption limitations on the shares in a Group Company except for this Agreement and the US Credit Agreement.

     (e)  Litigation: Except as disclosed in the Disclosure Letter, there are no
          ----------
          actions, suits, investigations or proceedings pending or, to the knowledge of any Group Company threatened against or affecting any Group Company or any Group Company's properties or rights before any court, arbitrator or administrative or governmental body in which the amount claimed or the relevant Group Company's potential liability exceeds $500,000 per claim or $1,000,000 in the aggregate for all Group Companies (or the equivalent in other currencies).

     (f)  Financial Statements of the Parent Company: The most recent
          ------------------------------------------
          consolidated financial statements of the Parent Company and its Subsidiaries and the related consolidated statements of income (including the notes thereto), with the opinion of Ernst & Young, Certified Public Accountants and the most recent unaudited consolidated financial statements of the Parent Company and its Subsidiaries and the related consolidated statements of income (including the notes thereto) are all true and correct in all material respects and present fairly the results of their operations for, respectively, the year then ending and the quarter then ending. No Group Company had as at such date any significant liabilities, contingent or otherwise (including liabilities for Taxes or any unusual forward or long-term commitments) which were not disclosed by or reserved against in the financial statements referred to above or in the notes to them, and there are no material unrealised or anticipated losses from any commitments of any Group Company. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Since 30 September 1996, there has been no material adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) or prospects of, the Parent Company and its Subsidiaries, taken as a whole.

     (g)  Financial Statements of Gibb etc: The most recent audited consolidated
          --------------------------------
          accounts of each of Gibb and Gibb Holdings Ltd were prepared in accordance with accounting principles generally accepted in the United Kingdom and consistently applied and give (in conjunction with the notes to them) a true and fair view of their financial condition as at that date and the results of their operations during the financial year then ended and, since the date to which those accounts were prepared, neither Gibb nor Gibb Holdings Ltd nor any of their Subsidiaries has incurred (save in the ordinary course of trading) any liability (actual or contingent) which is substantial in relation to Gibb or to Gibb and its Subsidiaries taken as a whole.

     (h)  Governmental Approvals and Consents: No Governmental Approval or
          -----------------------------------
          consent, permission, approval or authorisation of any non-governmental authority or Person is required to authorise, or is required in connection with the execution, delivery and performance of this Agreement, the Guarantee and Debentures, the Pledge Agreements, the Guarantees or any other Loan Documents.

     (i)  Title to Properties: Each Group Company has good and marketable title
          -------------------
          to its properties, including the properties and assets reflected in the financial statements referred to in paragraph (f) above. None of those properties is subject to any Encumbrance except as referred to in those financial statements, those permitted under subclause 20.6 and possible title defects and Encumbrances which do not materially interfere with the use or materially detract from the value of such properties or the operations of the Group Company and save as otherwise disclosed in the Disclosure Letter.

     (j)  Taxes: Each Group Company has filed or caused to be filed all
          -----
          declarations, reports and tax returns including, in the case of the Parent Company and each Subsidiary located in the United States, all federal and state income tax returns which it is required by law to file, and has paid all Taxes (save as disclosed in the Disclosure Letter) which are shown as being due and payable on such returns or on any assessments made against it or any of its properties. The accruals and reserves on the books of each Group Company in respect of Taxes are adequate for all periods. No Group Company has any knowledge of any unpaid adjustment, assessment or any penalties or interest of significance, or any basis for it, by any taxing authority for any period, except those being contested in good faith and by appropriate proceedings which effectively stay the enforcement of any Encumbrance and the attachment of a penalty.

     (k)  Solvency: The Parent Company acknowledges that there are reasonable
          --------
          grounds for concluding that the arrangements contemplated in this Agreement will benefit each Chargor and Guarantor and each Chargor and Guarantor (other than IAM Environmental, Inc.) represents and warrants that, after giving effect to its obligations and taking into account its rights of contribution against co-guarantors, the present realisable value of the assets of each Chargor and Guarantor exceeds its liabilities and it retains sufficient capital reasonably to anticipate the needs and risks of its ongoing business, and no Chargor or Guarantor has incurred (actually or contingently) debts beyond its ability to pay such debts as they mature.

     (l)  Subsidiaries: Schedule 5 correctly sets out the name of each
          ------------
          Subsidiary and Associated Company of the Parent Company at the date of this Agreement, the Parent Company's direct or indirect interest in it and the jurisdiction of its incorporation. All the outstanding shares in each such Subsidiary and Associated Company have been validly issued and are fully paid and non-assessable and all such outstanding shares, except as noted in Schedule 5, are owned legally and beneficially by the Parent Company or a wholly-owned Subsidiary of the Parent Company free of any Encumbrance or claim save as disclosed in the Disclosure Letter. Both Law/Crandall, Inc. and Law Engineering, Inc. have merged with and into Law Environmental and Engineering Services Inc. Neither Law/Crandall Inc. nor Law Engineering, Inc now exist.

     (m)  Outstanding Indebtedness: Except for Borrowings existing at the date
          ------------------------
          of this Agreement and as disclosed in the Disclosure Letter and Borrowings arising thereafter permitted under subclause 20.5, no Group Company has any Borrowings. As at the date of this Agreement, there exists no default under the provisions of any instrument evidencing or securing any Borrowings of any Group Company or of any agreement otherwise relating to them.

     (n)  Pollution and Other Regulations: Except as disclosed in the Disclosure
          -------------------------------
          Letter

          (i) Each Group Company has duly and punctually performed and observed all material covenants, conditions, restrictions, agreements, statutory requirements, planning consents, bye-laws, orders and regulations affecting the Properties (or any other property which is or was at any time occupied by any Group Company or on which any Group Company has conducted any activity), including relating to the Environment, and no notice of any breach of any such matter has been received and as far as the Obligors are aware there are no grounds for any such notice being issued.

          (ii) No Group Company has any actual or potential liability relating to the Environment in relation to waste or other substances used, kept or disposed of at on or in the Properties and/or the surrounding Environment or in connection with the activities of any Group Company on the Properties (or any other property which is or was at any time occupied by any Group Company or on which any Group Company has conducted any activity) or in connection with the acts or omissions of any predecessor in title to any of the Properties or in connection with any such activities on freehold and leasehold properties formerly owned, used or occupied by any Group Company.

          (iii) Each Group Company is, and has at all times been, in compliance in all material respects with Environmental Laws and has not caused or permitted any liability to arise under them and no circumstances exist which are known or ought reasonably to be known which may be expected to prevent or interfere with any

                 Group Company being in compliance with any Environmental Laws or result in any material liability under them.

          (iv) Each Group Company has obtained and is, and has at all times been, in substantial compliance with Environmental Permits and no circumstances exist which may reasonably be expected to prevent or interfere with such compliance in the future.

          (v) The application of any Environmental Law to the Group or to any Group Company is not reasonably likely to have a Material Adverse Effect.

     (o)  Possession of Franchises, Licenses, Etc.:  Except as set out in the
          ----------------------------------------
          Disclosure Letter, each Group Company possesses all franchises, certificates, licenses, permits and other authorisations from governmental political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and no Group Company is in violation of any of them in any material respect.

     (p)  Patents, Etc.:  Except as set out in the Disclosure Letter, each Group
          -------------
          Company owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from onerous restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of any Group Company, or any of their respective directors and officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by any Group Company in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting any Group Company contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise materially adversely affect the business, condition or operations of any Group Company.

     (q)  Insurance Coverage:  Each property of any International Group Company
          ------------------
          is insured in terms acceptable to the Banks for the benefit of the respective International Group Company in amounts deemed adequate by Gibb's management and no less than those amounts customary in the industry in which the International Group Companies operate against risks usually insured against by Persons operating businesses similar to those of the International Group Companies in the localities where such properties are located, and the Agent has been named loss payee or additional insured, as its interest may appear, on all such policies.

     (r)  Labour Matters:  Except as set out in the Disclosure Letter, no Group
          --------------
          Company has experienced strikes, labour disputes, slow downs or work stoppages due to labour disagreements which have had, or would reasonably be expected to have, a Material Adverse Effect, and, to the best knowledge of the Parent Company's executive officers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Group Company. The hours worked and payment made to employees of each Group Company have not been in violation in any material respect of any applicable law dealing with such matters. All payments due from any Group Company, or for which any claim may be made against any Group Company, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of each Group Company where the failure to pay or accrue such liabilities would reasonably be expected to have a Material Adverse Effect.

     (s)  Intercompany Loans:  All intercompany Indebtedness between any Group
          ------------------
          Companies incorporated in the USA is evidenced by an Intercompany Note, which Intercompany Note has been duly authorised and approved by all necessary corporate and shareholder action on the part of the party to it, and constitutes the legal, valid and binding obligations of the party to it, enforceable against it in accordance with the terms of the Intercompany Note, except in so far as enforceability may be limited by insolvency or similar laws of general application affecting creditors' rights and by general principles of equity.
          There are no restrictions on the power of the Parent Company or any of its Subsidiaries to repay the Indebtedness evidenced by any Intercompany Note, except restrictions on the Parent Company contained in this Agreement and the US Credit Agreement.

     (t)  Disclosure: Neither this Agreement, nor any Loan Document nor any
          ----------
          other document, certificate or statement (including the Disclosure Letter) furnished to the Banks by or on behalf of any Obligor, Chargor or Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.
          There is no fact peculiar to any Group Company or any of its Subsidiaries which materially adversely affects or may (as far as the Parent Company can foresee) materially adversely affect the business, property or assets, or financial condition of any Group Company which has not been set out in this Agreement, the Loan Documents or in the other documents, certificates and statements furnished to the Bank by or on behalf of any Obligor, Chargor or Guarantor prior to the date of this Agreement in connection with the transactions contemplated by this Agreement.

     (u)  ERISA: Except as disclosed in the Disclosure Letter:
          -----

          (i)    Identification of Plans: (i) Neither the Parent Company nor any
                 -----------------------
                 ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is an ERISA Plan, and (ii) neither the Parent Company nor any of its Subsidiaries maintains or contributes to, or has maintained or contributed to, any Plan that is an Executive Arrangement;

          (ii)   Compliance: Each Plan has at all times been maintained, by its
                 ----------
                 terms and in operation, in accordance with all Applicable Laws, except such noncompliance (when taken as a whole) that will not have a Material Adverse Effect;

          (iii)  Liabilities: Neither the Parent Company nor any of its
                 -----------
                 Subsidiaries is currently nor will it become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any Person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect; and

          (iv)   Funding: The Parent Company and each ERISA Affiliate has made
                 -------
                 full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and Applicable Law and
                 (ii) required to be paid as expenses of each Plan. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA).

     (v)  Partially Owned Subsidiaries: The Parent Company and its Subsidiaries
          ----------------------------
          own 50% of the issued and outstanding share capital of Law/Sundt, Inc. and Envirosource Incorporated. Law Engineering and Environmental Services, Inc owns 50% of the issued and outstanding membership interests of Law/Spear, LLC,a Georgia limited liability company. The

          Parent Company and its Subsidiaries do not own or control sufficient outstanding share capital with the power to vote to elect a majority of the board of directors of Law/Sundt, Inc. and Envirosource Incorporated. The organisational documents of Law/Spear, LLC do not permit Law Engineering and Environmental Services, Inc without the consent of the other persons holding membership interests of Law/Spear LLC to cause Law/Spear LLC to guarantee the Obligations or to grant a lien in its assets in favour of the US Collateral Agent, nor do the organisational documents of Law/Spear LLC permit Law Engineering and Environmental Services, Inc without the consent of the other persons holding membership interests of Law/Spear LLC to amend the organisational documents to provide such a guarantee or provide a lien. The fair market value of all of the assets of Law/Sundt, Inc. is approximately $10,000, the fair market value of all of the assets of Envirosource Incorporated is less than $25,000 and the fair market value of all of the assets of Law/Spear, LLC is less than $550,000.

     (w)  Burdensome Restrictions:  Save as disclosed in the Disclosure Letter,
          -----------------------
          there are no burdensome restrictions (such as collective bargaining agreements) under any material agreement to which any Group Company is a party.

     (x)  Long Term Investments:  Save as disclosed in the Disclosure Letter, no
          ---------------------
          Group Company holds any long term Investments in contravention of subclause 20.13 save for those Investments agreed by the Banks.

     (y)  Regulations:  Each Group Company is in compliance, where appropriate
          -----------
          with Regulations G, T, U and X

18.2 Each Obligor shall be deemed to repeat the representations and warranties contained in the preceding subclause 18.1 on each occasion when an Advance is drawn down or rolled over and on each other occasion on which there is any utilisation of the Facilities by reference to the circumstances then existing.


19.  POSITIVE COVENANTS

     Each Obligor undertakes that unless the Required Banks otherwise agree in writing:

19.1 Use of Proceeds: The proceeds of the Facilities will be used only for the
     ---------------
     purposes stated in this Agreement.

19.2 Financial Information for the Parent Company: The Parent Company will
     --------------------------------------------
     deliver to each of the Banks:

     (a) as soon as available and in any event no later than 120 days after the end of each fiscal year of the Parent Company, an audited consolidated balance sheet of the Parent Company and its Subsidiaries at the end of such year, and audited statements of income and cash flow of the Parent Company and its Subsidiaries for such fiscal year, all in reasonable detail and with (i) the unqualified opinion of Ernst & Young (or other independent certified public accountants of recognised standing selected by the Parent Company and satisfactory to the Agent) and (ii) a certificate (with supporting details) from such accountants stating whether, to such accountant's knowledge, an Event of Default or Potential Event of Default has occurred and is continuing as a result of the violation of any financial covenant and as soon as available and in any event no later than 160 days after the end of each fiscal year of the Parent Company the management letter prepared in connection with such audited financial statements, provided that the Parent Company may make a change in its accounting principles in any year, so long as (i) the Required Banks consent to such change (which consent shall not be unreasonably withheld), (ii) such change is clearly reflected in the annual audit report, (iii) any principle has been accepted by the Parent Company and the Parent Company's independent certified public accountants and is in accordance with generally accepted accounting principles, and (iv) this Agreement has been amended to the extent necessary to reflect such change in the financial covenants and other terms and conditions of this Agreement;

     (b) as soon as available and in any event within 30 days after the end of each fiscal month of each fiscal year of the Parent Company, a consolidated balance sheet, profit and loss account and cashflow statement of the Parent Company and its Subsidiaries as at the end of such month, consolidated statements of income for such month and the year to date, and accounts payable, accounts receivable and work in progress reports (together the "Reports"), together with a brief commentary summarising the statements and Reports and with comparisons to the forecasts and the actual performance by the Parent Company and its Subsidiaries for equivalent periods of the previous year, all in reasonable detail (subject to usual and customary year end audit and adjustments and footnote disclosures);

     (c) as soon as available and in any event within 30 days or, in the case of subclause 20.2(c)(i), 60 days after the end of each month: (i) a certificate in the agreed terms from the Chief Financial Officer of the Parent Company setting out for such month the sum of (aa) the outstanding principal amount of all Advances (as defined in the US Credit Agreement), plus (bb) the Letter of Credit Exposure on the date
                             ----
          of that certificate (where those terms in each case have the meanings given to them in and represent amounts outstanding under the US Credit Agreement, and so that the sum of (aa) and (bb) shall be referred to herein as "the US Outstandings") and the sum of the outstandings under the Facilities; (ii) a backlog report indicating as of the end of such month the amount of uncommenced work of Gibb; (iii) accounts payable, accounts receivable and work in process reports in a form reasonably acceptable to the Banks, with a brief summary explaining each such report; (iv) a report listing all employees of the Parent Company or its Subsidiaries that are shareholders of the Parent Company and that left (voluntarily or involuntarily) employment of the Parent Company or any of its Subsidiaries during such month, indicating the number of shares of the Parent Company held by each such shareholder and whether such shareholder executed a promissory note in favour of SunTrust in connection with the purchase of any shares in the Parent Company; (v) a certificate in the agreed terms from the Chief Financial Officer of the Parent Company setting out calculations required to establish whether the covenants set out in subclauses 20.1 to 20.10 (inclusive) have been complied with and giving details of Subordinated Indebtedness; and (vi) a certificate delivered each fiscal quarter from the Chief Financial Officer of the Parent Company stating that, to the best of his knowledge, all financial information provided was prepared in accordance with generally accepted accounting principles save that in the case of financial information delivered other than at the year end of the Parent Company, such financial information will not contain footnotes, nor will it be adjusted for non-material year end adjustments;

     (d) as soon as available and in any event within 45 days after the end of each quarter: (i) a certificate in the agreed terms from the Chief Financial Officer of the Parent Company accompanied by Form 10-Q (with quarterly financial statements) with respect to such quarter as filed with the Securities and Exchange Commission; and (ii) integrated financial forecasts for the immediately succeeding twelve-month period, which forecasts shall be updated to reflect actual historical performance data reported as at the most recently ended fiscal quarter and to reflect any changes in future expected performance (iii) a report setting out the intercompany balances of each Group Company with any other Group Company as at the end of such quarter;

     (e) as soon as available and in any event within ten days after the end of each quarter a certificate from the Chief Financial Officer of the Parent Company setting out for the fiscal quarter just ended the ratio of Senior Funded Debt to EBITDA and setting out in reasonable detail how such calculation was made;

     (f) promptly upon the approval of its board of directors and in any event within 45 days after the end of each fiscal year of the Parent Company, a capital expenditure budget for the succeeding year, in reasonable detail; and

     (g) with reasonable promptness, such further information regarding the business affairs and financial condition of the Parent Company or any Subsidiary or Associated Company as the Agent acting on behalf of the Banks may reasonably request.

19.3 Maintenance of Books; Inspection of Property and Records: Each Obligor
     --------------------------------------------------------
     shall and shall procure that each Group Company shall prepare or cause to be prepared (a) its annual statements and reports in accordance with generally accepted accounting principles and permit any person designated by the Agent on behalf of the Banks to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finance with the principal officers of the Parent Company and the relevant Group Company if different during reasonable business hours, all at such times as the Agent on behalf of the Banks may reasonably request, provided that at any time during the continuance of a Potential Event of Default or an Event of Default no prior notice to the Parent Company shall be required and (b) its quarterly interim statements and reports in accordance with generally accepted accounting principles used by such Group Company, subject to usual and customary year-end audit adjustments and footnote disclosures.

19.4 Maintenance of Properties: Each Obligor shall and shall procure that each
     -------------------------
     Group Company shall maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its properties and every part of them in good repair, working order and condition or in no worse state than currently, and from time to time will make or cause to be made all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements of them, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that no Group Company shall be obliged to repair or replace any such properties which have become obsolete or unsuitable or inadequate for the purpose for which they are used.

19.5 Insurance: Each Obligor shall and shall procure that each International
     ---------
     Group Company shall maintain in the joint names of itself and the Agent (or, if that is not possible, with the Banks' interest noted on each policy) such policies of insurance in relation to its business and assets as a prudent person carrying on a similar business to that Group Company might be expected to maintain over such assets and/or in respect of such liabilities (including policies to cover public, product, environmental, terrorism and third party liability) and from time to time upon request supply the Agent with copies for each of the Banks of all such insurance policies or certificates of insurance or such other evidence of the existence of such policies as may be acceptable to the Banks.

19.6 Taxes: Each Obligor shall and shall procure that each Group Company shall
     -----
     pay and discharge (i) all Taxes prior to the date on which penalties attach to them and (ii) all claims (including, without limitation, claims for labour, materials, supplies or services (collectively "Other Claims")) and,
                                                            ------------
     will pay all Taxes which, if unpaid, might become an Encumbrance upon any of its property, provided that no Group Company shall be required to pay and discharge a particular Tax so long as the legality or amount of it shall be promptly contested in good faith and by appropriate proceedings which effectively stay the enforcement of any Encumbrance and the attachment of a penalty and the Group Company, as the case may be, shall have set aside appropriate reserves for it in accordance with generally accepted accounting principles.

19.7 Existence and Status: Except as provided in Clause 20.4, each Obligor shall
     --------------------
     and shall cause each Group Company which is a corporation to maintain its corporate existence, its material rights, franchises and licenses (for their scheduled duration), its trademarks, tradenames and service marks necessary or desirable in the normal conduct of its business, and (where relevant) good standing in its state of incorporation and its qualification and (where relevant) good standing as a foreign corporation in all jurisdictions where its ownership of property or its business activities cause such qualification to be required and the failure to do so could have a Material Adverse Effect. Each Obligor shall procure that each Group Company which is not a corporation shall maintain its present form of existence, its material rights, franchises and licenses (for their scheduled duration), its trademarks, tradenames and service marks necessary or desirable in the normal conduct of its business, and (where relevant) its good standing in the jurisdiction of its constitution and its qualification and (where relevant) good standing as a foreign entity in all jurisdictions where its ownership of property or its business activities cause such qualification to be required and the failure to do so could have a Material Adverse Effect.

19.8 ERISA: It shall and shall cause each US Group Company to deliver to the
     -----
     Agent on behalf of the Banks (with sufficient copies for the Banks):

     (i) promptly after the discovery of the occurrence of such event with respect to any Plan or any trust established thereunder, notice of
            (aa) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (bb) any other event which could subject the Parent Company or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

     (ii) at the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303(e), 307(e), 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA
            or Section 412(f) of the Code with respect to any Plan; and

     (iii) at the request of the Agent, (aa) true and complete copies of any and all documents, government reports and determination or opinion letters (if any) for any Plan, or (bb) a current statement of withdrawal liability for each Multiemployer Plan.

19.9 Litigation: The Obligors shall give prompt written notice to the Agent on
     ----------
     behalf of the Banks of (a) any judgments entered by a court, tribunal, administrative agency or arbitration panel in which the amount of liability is $500,000 (or its equivalent in any other currency) or more in excess of insurance coverage or in which the aggregate amount of liability is $1,000,000 or more in excess of insurance coverage, and (b) any dispute between any Group Company and any governmental or regulatory body in which the amount in controversy is $500,000 or its equivalent in any other currency or more and (c) any dispute which may materially and adversely affect the normal business operations of any Group Company or any of their respective properties and assets. The Parent Company shall provide the Agent on behalf of the Banks (with sufficient copies for the Banks) on a quarterly basis, together with the information required under Clause 19.2(c), the Parent Company's internal litigation reports prepared in the course of its business, which shall set forth each action, proceeding or claim of which any Group Company has notice, which has been commenced or asserted against any Group Company, and in which the amount claimed or the potential liability is $500,000 (or its equivalent in any other currency) or more.

19.10  Notice of Events of Default: The Parent Company shall deliver to the
       ---------------------------
       Agent on behalf of the Banks (with sufficient copies for the Banks) within five (5) days after any Executive Officer of any Group Company obtains any knowledge of any condition, event or act which constitutes a Potential Event of Default or an Event of Default, a certificate signed by an officer of such Group Company specifying its nature, the period of its existence and what action such Group Company proposes to take with respect to it.

19.11  Shareholder Reports, etc: Contemporaneously with the sending or filing of
       ------------------------
       the relevant document, the Parent Company will provide to the Agent on behalf of the Banks (with sufficient copies for the Banks) a copy of all proxy statements, financial statements, and reports which the Parent Company sends to its shareholders, and copies of all regular, periodic, and special reports, and all statements which the Parent Company files with the Securities and Exchange Commission or any governmental authority which may be substituted for it, or with any national securities exchange.

19.12  Compliance Certificate: Within ninety (90) days after the end of each
       ----------------------
       fiscal year of the Parent Company, the Parent Company shall provide to the Agent on behalf of the Banks (with sufficient copies for the Banks) a certificate of the Chief Financial Officer of the Parent Company in the agreed terms (a) certifying to the best of his knowledge that no Potential Event of Default or Event of Default has occurred and is continuing or, if any has occurred and is continuing, a statement as to its nature and the action which is proposed to be taken with respect to it, and (b) setting out all calculations required to establish whether or not the Parent Company and the Guarantors are in compliance with subclauses 20.1 to 20.8 inclusive.

19.13  Grant of security  The Parent Company will advise the Agent promptly upon
       -----------------
       its becoming aware of any request which it or any other Group Company or Associated Company receives to give any mortgage or charge or other security including guarantees and indemnities.

19.14  Ownership of Chargors, Pledgors or Guarantors:  The Parent Company and
       ---------------------------------------------
       its Subsidiaries that own any Chargor, Pledgor or Guarantor shall maintain their percentage ownership of such Chargor, Pledgor or Guarantor existing as at the date of this Agreement and shall not decrease its ownership percentage in any future chargor, pledgor or guarantor pursuant to subclause 15.3 after such date, as such ownership exists at the time such chargor, pledgor or guarantor becomes such hereunder or under any other Credit Document or from time to time.

19.15  Compliance with Laws, Etc.: Each Obligor shall, and shall cause each of
       --------------------------
       its Subsidiaries or any Associated Company, to the extent that in the case of any Associated Company it is within such Obligors' power or control in relation to such Associated Company or its exercise of voting rights to do so, to comply with all Applicable Law (including, without limitation, Environmental Laws) and other obligations applicable to or binding on any of them where the failure to comply with such Applicable Law or obligations would have or be expected to have a Material Adverse Effect.

19.16  401(k) Plan: to the extent that an employer share option is available
       -----------
       under the 401(k) Plan, the Parent Company shall designate that all employer matching and profit-sharing contributions be made in the share capital of the Parent Company or in cash held temporarily in trust until converted into share capital of the Parent Company, which conversion shall occur at least quarterly.

19.17  Law International Sales Company: No later than 30 September of each year
       -------------------------------
       the Obligors shall procure that Law International Sales Company, a US Virgin Islands company shall issue and pay a dividend to Law International, Inc in an amount equal to the intercompany indebtedness which has accrued with any other Group Company since 30 September of the prior year.

19.18  Refinancing of FLECBOA.  No later than April 15, 1997, the Parent Company
       ----------------------
       shall (1) cause all agreements relating to FLECBOA to be terminated; (2) cause ownership of fee title to the property leased by the Parent Company or any of its Subsidiaries in connection with FLECBOA to be transferred to the Parent Company or such Subsidiary; (3) to have all Encumbrances on the collateral securing FLECBOA released, other than Encumbrances permitted under this Agreement; and (4) to execute and deliver, or cause such Subsidiary to execute and deliver, to the US Collateral Agent a Mortgage, in form and substance reasonably satisfactory to the Required Banks, pursuant to which such collateral shall be pledged to the U.S. Collateral Agent for the benefit of All Banks, together with (A) fixture filings recorded in such jurisdictions as the Required Banks reasonably deem necessary to perfect the security interest granted thereunder, (B) a title insurance policy with respect to such collateral showing that the U.S. Collateral Agent has a valid first priority lien with respect to the Mortgaged Property located in Escambia County, Florida subject to no encumbrances other than such Mortgage and Encumbrances permitted pursuant to this Agreement, (C) such environmental reports as the Required Banks shall reasonably require, (D) such legal opinions addressing such issues as the Required Banks may reasonably require addressed to the Agent and the Banks, and (E) all other documents, instruments, and certificates reasonably required by the Required Banks in connection therewith.

20.    NEGATIVE COVENANTS

       Each Obligor undertakes that without the written consent of the Required Banks (unless otherwise provided to require the written consent of All Banks):

20.1   Senior Funded Debt to EBITDA:  The ratio of Senior Funded Debt to EBITDA,
       ----------------------------
       measured at the end of each fiscal quarter during the periods indicated below shall not be greater than the ratio set forth opposite the relevant period:

       PERIOD                                       RATIO

       Closing Date through June 30 1997            2.00:1.00

       1 July 1997 through 31 December 1997         1.75:1.00

20.2   Fixed Charge Coverage:  The ratio of EBITDA less Capital Expenditures to
       ---------------------
       the sum of Fixed Charges as of the last day of any fiscal quarter of the Parent Company, commencing with the fiscal quarter ending 31 March 1997 shall not be less than 0.95:1.00.

20.3   Total Senior Funded Debt to Capital:  The ratio of Total Senior Funded
       -----------------------------------
       Debt to Capital as of the last day of any fiscal quarter of the Parent Company, commencing with the fiscal quarter ending 31 March 1997 shall not be greater than 70%.

20.4   Minimum Net Worth:  The Parent Company shall not permit Consolidated Net
       -----------------
       Worth as of the last day of any fiscal quarter, commencing with the fiscal quarter ending 31 March, 1997, to be less than the sum of (a) $16,500,000 plus (b) 75% of Consolidated Net Income (but not loss) for
                   ----
       the period beginning 1 January, 1997 and ending on the last day of such fiscal quarter, plus (c) the net proceeds of any equity offering made by
                       ----
       the Parent Company or its Subsidiaries, minus (d) the aggregate amount of
                                               -----
       repurchases by the Company of its common stock in excess of $250,000 but only to the extent approved by All Banks.

20.5   Domestic Senior Debt Coverage Ratio:  The Parent Company shall not permit
       -----------------------------------
       the Domestic Senior Debt Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 1997, to be greater than 2.75 to 1.0.

20.6   Domestic Interest Coverage Ratio:  The Parent Company shall not permit
       --------------------------------
       the Domestic Interest Coverage Ratio as of the last day of (1) the fiscal quarter ending March 31, 1997 to be less than 0.7 to 1.0, (2) the fiscal quarter ending 30 June 1997 to be less than 1.00 to 1.00, and (3) the fiscal quarters ending thereafter to be less than 1.15 to 1.0.

20.7   Minimum Domestic Cash Flow:  The Parent Company shall not permit EBITDA
       --------------------------
       of the US Subsidiaries for the rolling four-quarter period ending on the last day of each fiscal quarter of the Company to be less than $11,000,000.

20.8   Cashflow:  For each rolling four quarter period, ending on the last day
       --------
       of each fiscal quarter of the Parent Company, cashflow, measured as EBITDA generated by Gibb together with all other International Subsidiaries shall not be less than the Dollar Equivalent US$7,000,000.

20.9   Capital Expenditures:  The Parent Company and the Guarantors shall not
       --------------------
       make, or permit any of their respective Subsidiaries to make, any expenditures for capital assets in excess of $6,000,000 during any fiscal year of the Parent Company; provided, however, that this limitation shall
                                   ------------------
       not apply to (1) the refinancing of FLECBOA and any purchases of assets made in connection therewith and (2) expenditure by Gibb on the acquisition, whether by way of finance lease or outright purchase of corporate automobiles to be used by any International Group Company in an amount not to exceed (Pounds)500,000.

20.10  Indebtedness and Rental Obligations: The Obligors shall not and shall
       -----------------------------------
       procure that no Group Company shall, or permit to the extent that it is able to withhold its permission from any joint venture to which any Group Company is a party such joint venture to create, incur, assume or suffer to exist, any Borrowings or any operating lease or other rental obligations, not existing as at the date of this Agreement and disclosed in writing to the Banks prior to such date, except:

       (a) Borrowings owed to the Banks or any Bank Affiliate under or as contemplated by this Agreement;

       (b) rental obligations which involve either real or personal property, if the aggregate of all rental payments by the Parent Company and its Subsidiaries in any year do not exceed 8.0% of Net Fees Budgeted for such year;

       (c) Borrowings not evidenced by a promissory note or other instrument, incurred in the normal course of business and payable on customary terms, including, but not limited to, salaries and bonuses and general overhead expenses;

       (d) Indebtedness incurred after 24 May 1996 for the repurchase of share capital of the Parent Company, provided that (i) the principal amount of such Indebtedness shall not exceed the aggregate of (aa) $250,000, less (bb) the amount of any principal of the Shareholder
                      ----
            Notes paid in cash by the Parent Company on or after the Closing Date, plus (cc) an amount equal to the net proceeds of sales of
                  ----
            stock of the Parent Company at any one time outstanding, (ii) after giving effect to such incurrence of Indebtedness and corresponding share capital repurchase, the Parent Company shall be in compliance with Clause 20.1 above, (iii) such Indebtedness (including both principal and interest) shall be evidenced by a Shareholder Note and all principal and interest with respect to such Indebtedness shall be expressly subordinated to the prior payment of all Obligations, on terms satisfactory to the Required Banks in substantially the form of Schedule 6.01 of the US Credit Agreement, and (iv) no principal amount of such Indebtedness shall be due and payable until the Obligations have been repaid in full and the Facilities have been terminated;

       (e) Indebtedness incurred under the US Credit Agreement provided that the principal amount outstanding thereunder shall not exceed $40,000,000 less any permanent reductions in accordance with the Intercreditor Agreement;

       (f) obligations of the Parent Company and the US Guarantors under and with respect to the SunTrust Interest Rate Contracts as set out in Exhibit A of the Intercreditor Agreement; provided, that the maximum secured exposure under the Interest Rate Contracts is $200,000;

       (g) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

       (h) guarantees and endorsements of employee share purchase loans and other loans to employees, financed by the Domestic Banks in aggregate principal amount not exceeding $1,250,000;

       (i) Borrowings of any US Guarantor owing to the Parent Company and Borrowings of the Parent Company owing to any US Guarantor, which Borrowings shall be evidenced by Intercompany Notes pledged to the US Collateral Agent pursuant to the Company Pledge Agreement or the Guarantor Pledge Agreement, as the case may be, (as defined in the US Credit Agreement) provided that:-

            (i) any Borrowings of the Parent Company now or hereafter owed to any US Guarantor is subordinated in right of payment to the payment by the Parent Company of the Obligations such that if a default in the payment of the Obligations shall have occurred and be continuing, any such Borrowings of the Parent Company owed to US Guarantor, if collected or received by such US Guarantor, shall be held in trust by such US Guarantor for the holders of the Obligations and be paid over to the Banks and the Agent for application against the Obligations;

            (ii) any Borrowings of any US Guarantor now or hereafter owed to the Parent Company is subordinated in right of payment to the payment by such US Guarantor of its Guaranty Obligations (as defined in the US Credit Agreement) such that if a default in the payment of the Obligations shall have occurred and be continuing, any such Borrowings of such US Guarantor owed to the Parent Company, if collected or received by the Parent Company, shall be held in trust by the Parent Company for the holders of the Obligations and be paid over to the Banks and the Agent for application against such US Guarantor's Guaranty Obligations;

       (j)  any guarantee of Borrowings permitted under paragraph (a), (e), and
            (f) of this subclause 20.10;

       (k) Indebtedness existing on the Closing Date and evidenced by a Shareholder Note; provided, however, that (i) such Indebtedness may not be refinanced after the Closing Date except with the consent of and upon terms satisfactory to All Banks, (ii) such Shareholder Notes may not be amended or otherwise modified in any material respect other than modifications to extend the scheduled payment of any interest or principal or reduce the interest rate payable thereunder and (iii) save to the extent permitted in this Agreement, the Parent Company may not make any principal payments on any of such Shareholder Notes until the Obligations have been repaid in full and the Facilities have been terminated;

       (l) Gibb will be entitled to acquire, whether by way of finance lease or outright purchase, cars having an aggregate purchase price not exceeding (Pounds)500,000;

       (m)  the HKS Synthetic Stock up to $1,000,000 maximum; and

       (n) Indebtedness in the amount of $310,000 owed in respect of the previous purchase of 20% of the share capital of Prointec SA, a Spanish corporation, provided that such Indebtedness shall be repaid no faster than, or in greater amounts than, in 24 equal monthly instalments, commencing as of January 1996.

20.11  Negative Pledge: The Obligors shall not, and shall procure that none of
       ---------------
       the Group Companies shall create, incur, assume or suffer to exist any Encumbrance of any kind on any of its properties or assets, real or personal wherever located, including assets hereafter acquired, except:

       (a) Encumbrances existing at the date of this Agreement and disclosed in the Disclosure Letter where the amount secured by such security and outstanding at the date of this Agreement is not increased at any time during the term of this Agreement;

       (b) Encumbrances over assets of any Group Company for Taxes not yet payable or being contested in good faith and by appropriate proceedings;

       (c) deposits or pledges by any Group Company to secure payments of workmen's compensation, unemployment insurance, old age pension and other social security obligations;

       (d) mechanics', carriers', workmen's, repairmen's, landlord's, or other liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 60 days, or which are being contested in good faith by appropriate proceedings;

       (e) pledges of cash or deposits of cash by a Group Company to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of the business of any Group Company provided that, (i) at any time, the aggregate of all such amounts so pledged and deposited made by International Group Companies is (aa) less than $50,000 (or its equivalent in other currencies) and, (bb) in aggregate with any other deposit, pledge or security made by International Group Companies and permitted under subclauses 20.11(f), (g) and (h), less than $100,000 (or its equivalent in other currencies); or (ii) such pledges and deposits have been agreed in writing by the Banks in their absolute discretion;

       (f) deposits of cash by a Group Company to secure, or in lieu of, surety and appeal bonds to which any Group Company is a party provided that, (i) at any time, the aggregate of all such amounts so deposited by International Group Companies is (aa) less than $50,000 (or its equivalent in other currencies) and, (bb) in aggregate with any other deposit, pledge or security made by International Group Companies and permitted under subclauses 20.11(e), (g) and (h), less than $100,000 (or its equivalent in other currencies); or (ii) such deposits have been agreed in writing by the Banks in their absolute discretion;

       (g) deposits of cash in connection with the prosecution or defence of any claim in any court or before any administrative commission or agency, provided that, (i) at any time, the aggregate of all such amounts so pledged and deposited by International Group Companies is
            (aa) less than $50,000 (or its equivalent in other currencies) and,
            (bb) in aggregate with any other deposit, pledge or security made by International Group Companies and permitted under subclauses 20.11(e), (f) and (h), less than $100,000 (or its equivalent in other currencies); or (ii) such deposits have been agreed in writing by the Banks in their absolute discretion;

       (h) purchase money security interests (and leases in the nature thereof) for equipment or machinery or mortgages over real property, in each case where such equipment machinery or real property is purchased in the ordinary course of business and to be used in the conduct of its business, provided that any such Encumbrance secures only the repayment of the purchase price of such machinery, equipment or real property and any such lease obligations do not exceed the purchase price of such machinery or equipment; provided that, (i) at any time, the aggregate of all amounts secured by such security interests created by International Group Companies is (aa) less than $50,000 (or its equivalent in other currencies) and, (bb) in aggregate with any other deposit, pledge or security made by International Group Companies and permitted under subclauses 20.9
            (e), (f) and (g), less than $100,000 (or its equivalent in other currencies); or (ii) the creation of such security interests has been agreed in writing by the Banks in their absolute discretion;

       (i) Encumbrances arising out of judgements or awards with respect to which any Group Company at the time shall in good faith be diligently prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; provided that, such Encumbrance is notified in writing to the Banks forthwith if the Encumbrance secures more than $50,000 (or its equivalent in other currencies) and such Encumbrance is not disapproved in writing by the Banks;

       (j) Encumbrances in favour of the Intercreditor Agreement Agent or any of the Collateral Agents;

       (k) Liens granted in any Intercompany Note in the forms specified in the US Credit Agreement, provided that such Intercompany Notes are pledged to the US Collateral Agent and all related UCC-1 financing statements are assigned to the US Collateral Agent and such Lien is subordinated to the first priority Lien granted to the US Collateral Agent in the Security documents; and

       (l) Liens with respect to cash collateral securing the CEO Letter of Credit and, to the extent permitted under Section 6.5 of the Intercreditor Agreement, any Bank Guarantee and any other cash collateral securing any of the Letters of Credit and any Bank Guarantee obtained in accordance with the Intercreditor Agreement.

20.12  Dividends: Other Restricted Payments:
       ------------------------------------

       (a) The Parent Company shall not pay or declare any dividends on any of its share capital other than dividends on Permitted Preferred Stock;

       (b) In any fiscal year of the Parent Company, the Parent Company shall not (i) redeem, repurchase, retire or make similar payments with respect to any of its shares in cash or cash equivalents, or (ii) pay any principal of, premium, if any, or interest on, or redeem, purchase, retire or make any similar payment with respect to, any Subordinated Indebtedness;

            provided that:

            (aa) the Parent Company may pay principal of the Shareholder Notes in an aggregate amount not to exceed (1) $250,000, less (2) the
                                                                    ----
                 stated principal amount of any Shareholder Notes issued by the Parent Company after the Closing Date in connection with a repurchase of its common stock; and

            (bb) the Parent Company may pay interest on the Shareholder Notes;
                 and

            (cc) the Parent Company may redeem outstanding Shareholder Notes from Persons holding such Shareholder Notes on the Closing Date to the extent it issues Permitted Preferred Stock in exchange therefor; and

            (dd) the Parent Company may repurchase shares of its common stock to the extent permitted by 20.10(d) and (5) HKS or HKS Trust may repurchase shares of HKS Synthetic Stock when required with proceeds of the HKS Synthetic Stock Facility;

       (c) Save where such amendment extends the maturity of such Shareholder Notes, no Shareholder Notes shall be amended, restated or otherwise modified without the prior written consent of All Banks.

20.12  Merger; Joint Ventures; Sale of Assets; Acquisitions: The Parent Company
       ----------------------------------------------------
       shall not, and shall procure that no Group Company shall:

       (a) merge or consolidate with any other entity, except for (i) any merger or consolidation of an Obligor, Chargor, Pledgor or US Guarantor with another Group Company provided that such Obligor, Chargor, Pledgor or US Guarantor shall be the continuing entity, and
            (ii) any merger or consolidation of any Subsidiary (other than an Obligor, Chargor, Pledgor or Guarantor) with any other Subsidiary (other than an Obligor, Chargor, Pledgor or Guarantor) if, after giving effect to such merger or consolidation, the continuing entity is a wholly-owned Subsidiary of the Parent Company;

       (b) enter into a partnership or joint venture with any other entity; provided, however, that so long as no Event of Default or Potential
            -----------------
            Event of Default has occurred, the Parent Company or any of its Subsidiaries may request that the Banks consent to its entering into a partnership or joint venture for the purposes of carrying on its business and the Banks agree to consider any such request in conjunction with the consideration of such request by the Domestic Banks under the US Credit Agreement; or

       (c) purchase, lease or otherwise acquire for cash, share capital or other consideration, the share capital of any Person or any substantial portion of the assets of any Person where such share capital, assets or other consideration have an aggregate fair market value of more than $1,000,000, except that this subclause 20.13(c) shall not apply to repurchases of share capital permitted pursuant to the proviso in subclause 20.12(b)(aa).

20.13  Sale and Leaseback: No Group Company shall enter into any transaction
       ------------------
       with any other entity whereby such other entity leases assets sold or otherwise transferred to it by the Parent Company or such Group Company and all proceeds obtained from such transaction are immediately paid to the Intercreditor Agreement Agent to be applied in accordance with the Intercreditor Agreement, except:

            (i) Parent Company and its Subsidiaries may sell and lease back computer equipment to the extent that the aggregate value of such equipment sold and leased back does not exceed $500,000 in aggregate and the net proceeds of such sale are used to repay indebtedness outstanding under and to permanently reduce the First Tier Facilities in accordance with the provisions of the Intercreditor Agreement; and

            (ii) in respect of any cars Gibb is entitled to acquire, whether by way of lease finance or outright purchase, cars having an aggregate purchase price not exceeding (Pounds)500,000 pursuant to subclause 20.8(l) and notwithstanding such cars are subject to fixed charges under the Guarantee and Debenture, nevertheless Gibb will be entitled to dispose of any such car at any time without obtaining the prior consent of the Agent or the Banks provided that (i) the proceeds from the disposal of such cars will not as a result of such disposal exceed (Pounds)500,000 in aggregate and (ii) any such proceeds received upon disposal of such cars will constitute Disposal Proceeds for the purposes of this Agreement and the Loan Documents.

20.15  Investments, Loans, Etc.:  No Group Company shall, or shall be permitted
       ------------------------
       to, make, permit or hold any Investments (whether by way of capital contribution, loan or other means) in any Person, or otherwise acquire or hold any Subsidiaries, except:

       (a) Investments in Subsidiaries or Associated Companies existing on the Closing Date;

       (b) direct obligations of the federal government of the United States of America or any agency of it, or obligations guaranteed by the federal government of the United States of America or any agency of it, in each case supported by the full faith and credit of the federal government of the United States of America and maturing within one year from the date of its creation;

       (c) commercial paper maturing within one year from the date of its creation rated in the highest grade by a nationally recognised credit rating agency;

       (d) time deposits maturing within one year from the date of their creation with, including certificates of deposit issued by, any Bank and any office located in the United States or England of any bank or trust company which is organised under the laws of the United States of America or England or any state thereof and has total assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

       (e)  Investments made by Plans; and

       (f) Loans between Group Companies which are Chargors or US Group Companies (excluding HKS, Law/Sundt Inc. Envirosource Incorporated, Law International Sales Company or any of their respective Subsidiaries) to the extent that such loans are evidenced by Intercompany Notes, pledged to a Collateral Agent, subordinated to the extent required in subclause 20.10(i), and otherwise on terms and conditions acceptable to the Required Banks.

       (g) Employee share purchase loans, and other loans to employees, acquired by the Parent Company in connection with honouring its guarantee of such loans to the extent permitted under subclause 20.10(h).

20.16  Nature of Business: The Obligors shall not themselves, and shall procure
       ------------------
       that no Group Company shall, engage in any type of business or businesses other than those engaged in by the Parent Company or such Group Company at the date of this Agreement, provided that nothing herein shall prevent any Group Company (i) with the consent of the Agent from expanding the location of its business or businesses in (aa) the United States of America or (bb) those foreign countries in which the Parent Company or such Group Company has engaged in business on or before the date of this Agreement or (cc) in any other foreign country if the Parent Company (1) gives the Agent prompt notice thereof and (2) if the aggregate amount of assets moved or to be moved to such new country equals or exceeds five percent (5%) of the Consolidated Net Worth of the Parent Company, executes such additional security documents and delivers such legal opinions as the Banks and Domestic Banks may require and (ii) from ceasing or omitting to exercise any rights, licences, permits or franchises which in good faith in the judgment of the Parent Company or such Group Company can no longer be profitably exercised.

20.17  Sale of Subsidiaries: The Obligors shall not and shall procure that none
       --------------------
       of their respective Subsidiaries shall sell or otherwise dispose of any share capital of or other ownership interest in any Subsidiary (except in connection with a merger or consolidation permitted by paragraphs (a)(i) and (ii) of subclause 20.11 or the dissolution of any Subsidiary or the sale of any US Subsidiaries for Sale prior to the date set forth in subclause 18.1(v)) or permit any Subsidiary to issue any additional share capital or other incidents of ownership, except on a pro rata basis to all its shareholders, partners or owners, as the case may be and provided that any such additional share capital or other incidents of ownership issued to the Parent Company, Pledgor or any US Guarantor are pledged to the US Collateral Agent; provided, however, that if the issuer is an International Group Company (other than those Subsidiaries noted on
       Schedule [     ] hereto), 100% of such additional non-voting share
       capital or other similar incidents of ownership and 65% of such additional voting share capital or other similar incidents of ownership shall be pledged to the US Collateral Agent and 35% of such additional voting share capital or other similar incidents of ownership shall be pledged to the International Collateral Agent.

20.18  Restriction on Negative Pledges: The Obligors shall not and shall procure
       -------------------------------
       that no Group Company shall agree or covenant with any person to restrict in any way its ability to grant any Encumbrance on its assets, except for any such covenants or agreements:

       (i)    contained in this Agreement or the US Credit Agreement;

       (ii)   contained in the US Security Documents or Loan Documents; and

       (iii) made in connection with Encumbrances described in subclause 20.11(h) but only if such covenant or agreement applies solely to the specific machinery, equipment or real property to which such Encumbrance relates.

20.19  Transactions with Affiliates:  The Obligors shall not themselves, and
       ----------------------------
       shall not permit any Group Company to:

       (a) enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate or the Parent Company or any of its Subsidiaries (but excluding any Affiliate which is the Parent Company or any of its Subsidiaries), except on terms and conditions substantially as favourable to the Parent Company or such Subsidiary as would be obtained by the Parent Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

       (b) convey or transfer to any other Person (including the Parent Company or any of its Subsidiaries) any real property, buildings, or fixtures used in the manufacturing or production operations of the Parent Company or any of its Subsidiaries, or convey or transfer to the Parent Company or any of its Subsidiaries any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Potential Event of Default or Event of Default exists or would exist as a result of such conveyance or transfer.

20.20  Limitations on Payment Restrictions:  The Obligors shall not themselves,
       -----------------------------------
       and shall not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of the Parent Company or any of its Subsidiaries to (i) pay dividends or make any other distributions on share capital of the Parent Company or any of its Subsidiaries, (ii) pay any Indebtedness owed to the Parent Company or any of its Subsidiaries, or (iii) transfer any of its property or assets to the Parent Company or any of its Subsidiaries except any consensual encumbrance or restriction existing under any Credit Documents or any other Loan Document.

20.21  Actions Under Certain Documents:  The Obligors shall not themselves, and
       -------------------------------
       shall not permit any of their respective Subsidiaries to, modify, amend, cancel, refinance or rescind the US Credit Agreement, the Intercompany Notes, any Shareholder Note or any other agreements or documents evidencing or governing Subordinated Indebtedness without the prior written consent of All Banks.

20.22  Law Companies Group, Ltd:  The Obligors shall not permit Law Companies
       ------------------------
       Group, Ltd. to issue any additional shares subject to a call or put or honour any call on any shares except with the prior written consent of the Required Banks with respect to the $50,000 worth of share capital already issued by Law Companies Group, Ltd.

20.23  Lex:  The Obligors shall procure that Lex International Insurance Co.
       ---
       Ltd a Bermudan corporation ("Lex Insurance"), issues dividends at least
                                    -------------
       annually to the Parent Company in amounts (if any) such that Lex Insurance maintains only the minimum capital level required by law and regulation and by Lex Insurance's underwriters, and shall not permit Lex Insurance to create an Encumbrance or permit any Encumbrance to exist on the real property and other assets owned by Lex Insurance.

20.24  Ring-fence provisions:  Save as permitted by this Agreement, the Obligors
       ---------------------
       shall not themselves, and shall not permit any of their Subsidiaries or any Associated Company, to the extent that in the case of any Associated Company it is within their power to do so, to:

       (a) enter into any arrangement whereby any Group Company or Associated Company (other than one of the Chargors) shall either (i) otherwise than in the ordinary course of business (and then only for market value or such other value as the Agent may agree) acquire or gain the right to acquire possession of any right, title or interest in any of the assets of any Group Company or Associated Company; or
            (ii) acquire and/or carry on the whole or any part of the trade or business presently being carried on by any Group Company or Associated Company and, for the avoidance of doubt, nothing in this Clause shall prevent arms' length trading between any Group Companies in the ordinary course of business on a commercial basis and on payment terms of no more than 60 days;

       (b) enter into any contract, transaction or arrangement, or modify or discharge any existing contract, transaction or arrangement, with any person, firm or company (including but not limited to the Parent Company or any Group Company), except on arms' length terms in the ordinary course of business for good reasons;

       (c) conduct any banking business otherwise than with the Banks, any Bank Affiliate or the Domestic Banks, except if and in so far as it is already conducting such business with a bank or financial institution with which it has an existing relationship at the date of this Agreement and has disclosed such relationship to All Banks in writing prior to the date of this Agreement;

       (d) use any of the First Tier Facilities to repay any principal indebtedness of any Group Company or any Associated Company to any third party save for the Domestic Banks, the Banks and any Bank Affiliate;

       (e) provide any new loans or financial accommodation (other than normal trade credit) to any Person which is not a Chargor;

       (f) purchase or repay any amount of any outstanding loan stock issued by any Group Company or Associated Company or make any investment in shares, loan stock or other securities (whether secured or unsecured) of any company (other than a Chargor);

       (g)  make any Investment in a business (other than that of a Chargor);

       (h) incorporate or acquire or permit any Group Company or Associated Company to acquire or incorporate or acquire any subsidiary or purchase, subscribe for or otherwise acquire any shares, debentures or other securities whatsoever of or in any person or acquire the business of any person or enter into any joint venture or partnership agreements with persons who are not Chargors;

       (i) make any payment of Indebtedness of any nature whatsoever to any Group Company or Associated Company save to a Chargor or the Parent Company;

       provided that Gibb Holdings Ltd may repay in accordance with subclause 20.8(n) the Indebtedness of $310,000 owed in respect of its previous purchase of share capital in Prointec SA, a Spanish corporation.

20.25  Financial Assistance:  No Obligor shall use any part of the Facilities
       --------------------
       for any purpose which would cause the execution of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any Loan Document or such utilisation to constitute, or would otherwise result in the provision of, unlawful financial assistance for the purposes of Part V, Chapter VI of the Companies Act 1985 or any other applicable legislation, or for any other unlawful purpose.

20.26  Compliance with ERISA:  The Parent Company and the US Guarantors shall
       ---------------------
       not take or fail to take, or permit any of their Subsidiaries or ERISA Affiliates to take or fail to take, any action with respect to a Plan including, but not limited to, (i) establishing any Plan, (ii) amending any Plan, (iii) terminating or withdrawing from any Plan, or (iv) incurring an "amount of unfunded benefit liabilities", as defined in s 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, where such action or failure could have a Material Adverse Effect, result in an Encumbrance on the property of the Parent Company or any of its Subsidiaries or require the Parent Company or any of its Subsidiaries to provide any security except to the extent permitted under subclause 20.11.

20.27  Disposal of assets:  The Parent Company shall not, and shall procure that
       ------------------
       no US Group Company shall sell, lease, transfer or otherwise dispose of any assets, except for any disposition of (a) assets in the ordinary course of business, provided that on the date of a proposed asset sale the Asset Value of all asset sales after the date of this Agreement, taking into account the proposed asset sale would not exceed 5% of the Consolidated Net Worth of all Group Companies on the Closing Date (excluding the Asset Value of the property permitted to be sold in the proviso below), or (b) any obsolete or retired property not used or useful in its business.

20.28  Stock of Parent Company:  The Parent Company shall not, and shall procure
       -----------------------
       that no Subsidiary shall purchase or otherwise acquire further stock in the Parent Company save in accordance with the terms of this Agreement.

20.29  HKS.  The Parent Company, the US Guarantors and all other Subsidiaries of
       ---
       the Company, including the International Subsidiaries, but excluding HKS, shall not make or permit to exist investments (whether by capital contribution, loan or otherwise) into HKS, HKS Trust or any of their respective Subsidiaries.

20.30  Additional Classes of Shares.  The Parent Company shall not issue any
       ----------------------------
       new classes of capital stock (including any class of preferred stock) other than those classes outstanding on the Closing Date and Permitted Preferred Stock to the extent issued to Persons holding Shareholder Notes on the Closing Date in exchange for all or a portion of such Shareholder Notes.

21.    INFORMATION ABOUT THE INTERNATIONAL GROUP

21.1 Gibb undertakes to provide to the Agent with sufficient copies for each of the Banks:

       (a) copies of the audited consolidated accounts (including profit and loss account and balance sheet) of each of Gibb and Gibb Holdings Ltd and the audited consolidated accounts of Law International, Inc. and its Subsidiaries (the "International Group") as soon as they are
                                       -------------------
            available and not later than 160 days from the end of each accounting reference period, together with unaudited interim financial statements of each of Gibb, Gibb Holdings Ltd, Gibb International Holdings, Inc and Law International, Inc. and each of its Subsidiaries as soon as they are available after the end of each half-year;

       (b) copies of monthly management accounts for the International Group to include the consolidated profit and loss account and balance sheet and a cashflow statement as soon as they are available but not later than 21 days from the end of each month;

       (c) copies of any circular issued to shareholders or holders of loan capital; and

       (d) any other information which the Agent acting on behalf of the Banks may reasonably request from time to time.

21.2 If the basis on which the audited consolidated accounts of the International Group are prepared alters for any reason, then Gibb shall, if requested by the Agent promptly cause its auditors to provide such report and information as the Agent may require to enable the Agent to determine the financial position of the International Group as if the previous accounts had been prepared on the new basis.

21.3 Any Bank, Bank Affiliate, Agent or International Collateral Agent may disclose to any prospective assignee, transferee or sub-participant of all or any of its rights and benefits hereunder such information about the Obligors, the Guarantors and their respective Subsidiaries as shall have been made available to such Bank, Bank Affiliate or agent generally provided that the prospective party signs a confidentiality undertaking in an agreed form (such agreement not to be unreasonably withheld or delayed) in favour of the Banks and Gibb.

21.4 The Banks agree to use all reasonable efforts to maintain the confidentiality of any confidential information obtained by such Bank or Bank Affiliate or its agents hereunder except where such Bank or Bank Affiliate or any agent is required to disclose such information: (i) for regulatory purposes; (ii) pursuant to legal process; (iii) to its attorneys, solicitors, accountants or auditors; (iv) for the purpose of selling participations or interests in the Facilities (but subject as provided in subclause 21.3 above); (v) as necessary for the enforcement of its rights under this Agreement; or (vi) to the Domestic Banks.

22.    PAYMENTS AND GROSS-UP

22.1 All payments by an Obligor, whether of principal, interest or otherwise, shall be made in Sterling to the Agent or International Collateral Agent for the account of the Banks not later than 12 noon (London time) on the due date in same day funds (or as otherwise expressly directed by the Agent), without set-off or counterclaim and free of any deduction or withholding whatsoever, including without prejudice to the generality of the foregoing, for or on account of Taxes, unless that Obligor is required by law to make any such payments subject to deduction or withholding on account of Taxes, in which case the sum payable by that Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent or International Collateral Agent receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

22.2 Without prejudice to the provisions of subclause 22.1, if the Agent, International Collateral Agent, any Bank or Bank Affiliate is required by law to make any payment on account of Taxes (other than Taxes on its overall net income) or otherwise on or in relation to any sum received or receivable by such agent, Bank or Bank Affiliate hereunder, or any liability in respect of any such payment is imposed, levied or assessed against such Bank or Bank Affiliate the relevant Obligor shall, on demand by such agent, Bank or Bank Affiliate, indemnify such agent, Bank or Bank Affiliate against such payment or liability together with any interest, penalties and expenses payable or incurred in connection therewith (except to the extent that such interest penalties and expenses results from the late settlement of such payment or liability by such agent, Bank or Bank Affiliate).

22.3 If the Agent, International Collateral Agent, any Bank or Bank Affiliate intends to make a claim pursuant to subclause 22.2, it shall notify the relevant Obligor of the event by reason of which it is entitled to do so and provide to that Obligor in reasonable detail a calculation of the amount claimed, provided that nothing herein shall require such agent, Bank or Bank Affiliate to disclose any information relating to the organisation of its affairs which such agent, Bank or Bank Affiliate shall, in its sole opinion, consider to be confidential.

22.4 The obligations of each Obligor under subclauses 22.1 and 22.2 to pay additional amounts to any Bank shall not arise where such Bank is not or ceases to be a Qualifying Bank. If such Bank ceases to be a Qualifying Bank as aforesaid, it shall give notice thereof to the Parent Company promptly upon becoming aware of the same.


23.    EVENTS OF DEFAULT

23.1   Any one or more of the following shall constitute an Event of Default:

       (a) any Obligor fails to pay any principal amount owing pursuant to this Agreement (which shall include any amount payable to any Bank to collateralise any contingent obligations of such Bank incurred under the Guarantee Facility) on its due date; or

       (b) any Obligor fails to pay interest or any other sum owing pursuant to this Agreement five calendar days after notice by the Agent of the amount due; or

       (c) any representation or warranty made by or on behalf of any Group Company to the Banks, Agent or International Collateral Agent (whether made in this Agreement, any other Loan Documents or in any financial statement, report or certificate furnished pursuant to this Agreement, or for the purpose of obtaining any of the Facilities) shall be incorrect or misleading in any respect as at the time at which such representation or warranty was made or repeated; or

       (d) any Obligor fails to perform or observe any covenant or agreement contained in subclauses 19.2, 19.10, 19.12, clause 20 (excluding subclause 20.16) and subclause 21.1; or

       (e) any Obligor fails to perform or observe any of its other covenants or agreements set out in this Agreement, other than those referred to in subclauses 23.1(a) to (d) and (f) and (to the extent such failure can be remedied) such failure shall not be remedied within ten calendar days after the earlier of the date on which: (i) any Executive Officer of a Group Company has actual knowledge of the facts creating or causing such failure to perform or observe such covenant or agreement or (ii) the Agent delivers notice of such failure to Gibb; or

       (f) any approval, authorisation, consent or clearance which is required either to ensure that this Agreement and the Security and the Loan Documents are valid, binding and enforceable or to enable the obligations thereby created to be duly performed, ceases to be in full force and effect or it becomes unlawful for each Obligor or any other person to perform all or any of its obligations hereunder or under any Security or Loan Document, or any such document is not or ceases to be legal, valid and binding on it; or

       (g) a petition is presented, an order is made or a meeting is convened or an effective resolution is passed, for winding up any Group Company (except for the purpose of a reconstruction or amalgamation while solvent on terms previously approved in writing by the Required Banks), or a petition is presented or an order is made for the administration of any Group Company; or

       (h) an encumbrancer takes possession or an administrator, liquidator, provisional liquidator, receiver, manager, trustee, sequestrator or similar officer is appointed over all or any of the assets of any Group Company; or

       (i) a distress, execution, attachment or other legal process is levied, enforced or sued out against any of the assets of any Group Company and is not discharged or paid in full within five Business Days; or

       (j) any Group Company suspends payment of its debts or is or becomes unable to pay its debts as they fall due, or is deemed, under
            Section 123 of the Insolvency Act 1986, to be unable to pay its debts; or

       (k) any Group Company proposes or enters into a voluntary arrangement (within the meaning of Section 1 of the Insolvency Act 1986) or takes or is subjected to any proceedings under any law, or commences negotiations with one or more of its creditors, for the readjustment, rescheduling or deferment of all or any of its debts, or proposes or enters into any general assignment or composition with or for the benefit of its creditors; or

       (l) save as otherwise expressly permitted in this Agreement, any Group Company ceases or threatens to cease to carry on its business or operations, or sells, transfers or otherwise disposes of the whole or a substantial part of its undertaking or assets, whether by a single transaction or a number of transactions, without the prior written consent of All Banks; or

       (m) any Indebtedness of any Group Company of more than $100,000 (or its equivalent in other currencies) becomes immediately due and payable, or capable of being declared so due and payable, prior to its stated maturity, by reason of default, or any Group Company fails to discharge any Indebtedness of more than $100,000 (or its equivalent in other currencies) on its due date or within any applicable original grace period (other than a liability which the relevant Group Company is then contesting in good faith on the basis of favourable legal advice); or

       (n) there occurs an adverse change in the financial or trading position or prospects of Gibb Ltd, Gibb Holdings Ltd or the Parent Company which, in the Agent's opinion, is likely materially to affect the ability of any Person to perform or comply with its obligations hereunder or under any Loan Document; or

       (o) any consent, authorisation, licence and/or exemption which is required to enable any Group Company to carry on all or part of its business ceases for any reason, or any governmental, regulatory or other authority of any action is taken in relation to any Group Company (whether or not having the force of law) which could in the Agent's sole opinion, have a material adverse effect on all or part of such business; or

       (p) any Guarantor, Pledgor or Chargor gives or purports to give notice to determine its liability under any International Security Document or any event occurs in relation to any Guarantor Pledgor or Chargor in any applicable jurisdiction which has an effect substantially similar to any of the foregoing events specified in this Clause; or

       (q) the Parent Company ceases to be the legal owner (save where the US Collateral Agent or International Collateral Agent is the legal owner under the Security) and beneficial owner, directly or indirectly, of a minimum of 100% of the authorised and issued share capital of Gibb, any UK Qualifying Subsidiary or any Specified Subsidiary without the prior written consent of the Required Banks; or

       (r) any event occurs which, in the reasonable opinion of the Agent, under the Applicable Law of any relevant jurisdiction is analogous to or has an effect substantially similar to any of the events referred to in this Clause 23; or

       (s) control of any Obligors passes or has passed, whether by virtue of any agreement, offer, scheme or otherwise, to any person or persons (including institutions or companies), either acting individually or in concert, without the prior written consent of the Required Banks ("control" having the meaning ascribed to it in relation to a body
              -------
            corporate by Section 840 of the Income and Corporation Taxes Act
            1988); or

       (t) control of the Parent Company passes or has passed, whether by virtue of any agreement, offer, scheme or otherwise to any person or persons (including institutions or companies) either acting individually or in concert without the prior written consent of the Required Banks, the passing of such control occurring, for the purposes of this subclause, by any entity or related group of entities obtaining the beneficial ownership or power to vote securities of more than 25% of the outstanding securities of the Parent Company with the ability to vote for the election of the board of directors of the Parent Company; or

       (u) there occurs any change in the management of the Parent Company. For the purposes of this subclause, a change of management shall occur upon the departure for any reason of one of the officers forming the Executive Officers of the Parent Company (the "Departed Officer") where such Departed Officer is not replaced within 90 days of giving up such office by a person having equal or better qualifications, financial acumen, management skills and standing in the industry as the Departed Officer; or

       (v) the occurrence of any liability or potential liability under any Plan that would have a Material Adverse Effect on the Parent Company or its Subsidiaries; or

       (w)  any event occurs which constitutes an "Event of Default" as defined
                                                   ----------------
            in any of the Loan Documents, the US Credit Agreement or the SunTrust Interest Rate Contracts;

       (x) Law Companies Group Limited makes any call on Gibb or any of its Subsidiaries for the payment of all or any part of the money unpaid on any of their shares in Law Companies Group Limited in circumstances where the Required Banks have not given its prior written consent to the payment of any such call; or

       (y) any Obligor does not use all reasonable endeavours to satisfy, or procure the satisfaction or waiver of, the conditions precedent in subclause 28.1 by 7 February 1997 or such later date as the Banks may agree;

       then each Bank and Bank Affiliate's commitment to make available the Facilities (or any undrawn balance of the Facilities) shall cease and such Bank or Bank Affiliate may by notice to each relevant Obligor require that Obligor (i) to repay all sums then outstanding from that Obligor to such Bank or Bank Affiliate together with all accrued interest and other amounts of any Facility owing hereunder, and/or (ii) to pay full cash cover for the full amount of all Outstanding Amounts under Bank Guarantees and/or for all actual or contingent liabilities under the SFET, all of which shall become repayable forthwith on demand in writing made by such Bank or Bank Affiliate at any time. In addition, the Bank may close out all or any outstanding contracts effected pursuant to the SFET. In addition, the Bank may convert all or any part of the sums outstanding into any currency at the Bank's spot rate.


24.    INTEREST ON AN OVERDUE AMOUNT

24.1 Any money payable under this Agreement or due and payable by any obligation under any judgement of any court in connection with this Agreement which is not paid when due by an Obligor shall bear interest on a daily basis from the due date or, as the case may be, date of such judgement to the date of actual payment. Such interest shall be calculated by reference to such successive default Interest Periods as the Bank may from time to time select.

24.2 Interest shall be charged pursuant to this Clause 24 at the rate per annum determined by the Banks to be equal to the aggregate of:

       (a)  2%; plus

       (b)  the rate of interest payable on such sum in accordance with Clause
            9.

24.3 Interest so accrued pursuant to this Clause 24 shall be due on demand or (in the absence of demand) on the last day of the default Interest Period in which it accrued and, if unpaid, shall be compounded on the last day of that and each successive Interest Period. Interest shall be charged and compounded on this basis both before and after any judgement obtained hereunder.

25.    ASSIGNMENT AND TRANSFER

25.1 Any Bank may, at any time during the continuance of this Agreement and subject to the proposed assignee or Transferee paying (a) a fee of $3,000 to SunTrust, and (b) a fee of (Pounds)1,000 to the Agent, assign, transfer or novate all or any part of its rights, benefits and/or obligations under this Agreement and any of the other Loan Documents to a Qualifying Bank and acting through a lending office in the United Kingdom, provided that no such assignment, transfer or novation may be made without the prior written consent of the Parent Company (such consent not to be unreasonably withheld or delayed) and provided also that no such assignment, transfer or novation shall become effective unless and until the assignment and transfer provisions in the Loan Documents have been complied with in full.

25.2 Each Obligor acknowledges that any person to which the rights, benefits and/or obligations of the Banks may be so assigned, transferred or novated, shall be entitled to share the benefit of this Agreement and such other Loan Documents to the same extent as if such person had constituted an original lender under this Agreement and such other Loan Documents had been entered into by the Banks as trustee for the bank(s) and financial institution(s) for the time being participating in the Facilities provided that before a party can benefit from the International Security such party must execute a Deed of Accession.

25.3 Each Obligor agrees at the expense of the assignee or transferee to execute and deliver such document(s) and/or to accept such amendments to this Agreement and the other Loan Documents as may be reasonably requested by the Banks to give effect to such assignment, transfer or novation.

25.4 Any bank or financial institution to which any Bank transfers or novates its obligations hereunder shall, prior to such transfer or novation taking effect, confirm to the relevant Obligor that it agrees to be bound in all respects by the terms of this Agreement in respect of such obligations.

25.5 No Obligor shall be entitled to assign or transfer any of its rights or obligations under this Agreement.

26.    THE AGENT AND THE BANKS

26.1 Each Bank hereby appoints the Agent to act as its agent in connection with this Agreement and hereby acknowledges that the Intercreditor Agreement Agent, the International Collateral Agent and the US Collateral Agent will act as its trustee or, as the case may be, its agent in connection with the Security including pursuant to the Intercreditor Agreement, and authorises the Agent to exercise such rights, powers and discretions as are specifically delegated to it by the terms of this Agreement and the other Loan Documents together with all such rights, powers and discretions as are reasonably incidental thereto. Each Obligor shall be entitled to assume that the Agent and International Collateral Agent represent the Banks or the Majority Banks (as the case may be), and that all consents and notices given by such agent on their behalf are validly given.

26.    Each of the Agent and International Collateral Agent may:

       (a)  assume that:

            (i) any representation or warranty made by any Obligor or any other party to any of the Loan Documents in or in connection with this Agreement and/or the other Loan Documents is true;

            (ii) no Event of Default or Potential Event of Default has occurred; and

            (iii) neither any Obligor nor any other party to any of the Loan Documents is in breach of or default under its obligations under this Agreement and/or the other Loan Documents,

            unless it has in its capacity as agent for the Banks and/or Domestic Banks received actual notice to the contrary from any other party hereto;

       (b) assume that each Transferee's lending office is that identified in the Transfer Certificate pursuant to which it became a party hereto until it has received from such Transferee a notice designating some other office of such Transferee as its lending office and act upon any such notice until the same is superseded by a further such notice;

       (c) engage and pay for the advice or services of any lawyers, accountants or other professional advisers whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

       (d) rely as to matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a certificate or statement signed by or on behalf of such Obligor;

       (e) rely upon any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed;

       (f) refrain from exercising any right, power or discretion vested in it under this Agreement and/or the Loan Documents unless and until instructed by the Majority Banks whether or not such right, power or discretion is to be exercised and, if it is to be exercised, the manner in which it should be exercised and shall not be liable for acting or refraining from acting in accordance with or in the absence of instructions from the Majority Banks;

       (g) refrain from taking any step to protect or enforce the rights of any Bank under this Agreement and/or the other Loan Documents, or beginning any legal action or proceeding arising out of or in connection with this Agreement and/or the other Loan Documents, until it shall have been indemnified and/or secured as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

       (h) refrain from doing anything which would or might in its opinion be contrary to any applicable law or any requirements (whether or not having the force of law) of any governmental, judicial or regulatory body or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such applicable law or requirement;

       (i) do any act or thing in the exercise of any of its powers and duties hereunder which may lawfully be done and which in its absolute discretion it deems advisable for the protection and benefit of the Banks collectively;

       (j) perform any of its duties, obligations and responsibilities hereunder by or through its personnel or agents;

       (k) accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, or governmental authority, without any liability to account.

26.3   Each of the Agent and International Collateral Agent shall:

       (a) except as regards purely administrative acts, consult whenever reasonably practicable with the Banks or in the case of the International Collateral Agent, the Required Banks, before doing or refraining from doing any act or thing in the exercise of its powers as agent;

       (b) promptly upon receipt thereof, inform each Bank of the contents of any notice or document or other information received by it from any Obligor;

       (c) promptly notify each Bank of the occurrence of any Event of Default or any material breach by any Obligor in the due performance of its obligations under this Agreement or any of the other Loan Documents of which such agent has received notice from any other party hereto;

       (d) subject to the foregoing provisions of this subclause 26.3, in the case of the Agent act in accordance with any instructions given to it by the Majority Banks or otherwise in accordance with the instructions of the Required Banks or All Banks as set out in the Intercreditor Agreement; and

       (e) in the case of the Agent if so instructed by the Majority Banks, refrain from exercising any right, power or discretion vested in it under this Agreement and in the case of the International Collateral Agent, if so instructed by the Required Banks or All Banks as set out in the Intercreditor Agreement, refrain from exercising any right, power or discretion vested in it under the relevant Loan Document.

26.4 Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the International Collateral Agent shall:

       (a)  be bound to enquire as to:

            (i) whether or not any representation or warranty made by any Obligor under or in connection with this Agreement or any of the other Loan Documents is true;

            (ii) the occurrence or otherwise of any Potential Event of Default or Event of Default;

            (iii) the performance by any Obligor or any other party to any of the Loan Documents of its obligations under this Agreement or any of the other Loan Documents;

            (iv) any breach of or default by any Obligor or any other party to any of the Loan Documents under this Agreement or any of the other Loan Documents;

       (b) be bound to account to any Bank for any fee or other sum or the profit element of any sum received by it for its own account;

       (c) be bound to disclose to any other person any information relating to any Obligor or governmental authority of any kind if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

       (d) be under any fiduciary duty towards any Bank or under any obligations other than those expressly provided for in this Agreement; or

       (e) be liable (in the absence of its own gross negligence or wilful default):

            (i) for any failure, omission, or defect in the due execution, delivery, validity, legality, adequacy, performance, enforceability, or admissibility in evidence of this Agreement or any of the other Loan Documents or any communication, report or other document delivered hereunder or thereunder; or

            (ii) in respect of its exercise or failure to exercise any of its powers and duties hereunder or thereunder; or

       (f) be under any obligations other than those expressly provided for herein and shall have no liability or responsibility of whatever kind to:

            (i) any Obligor arising out of or in relation to any failure or delay in the performance or breach by any Bank or Domestic Bank of any of its obligations under this Agreement or any of the other Loan Documents; or

            (ii) any Bank or Domestic Bank arising out of or in relation to any failure or delay in the performance or breach by any Obligor of any of its obligations under this Agreement or any of the other Loan Documents.

26.5 Each Bank shall, on demand by the Agent or International Collateral Agent indemnify such agent against any and all fees (to the extent properly chargeable by such agent hereunder but not promptly recovered from the Obligors) costs, claims and expenses and liabilities which such agent may pay or incur (otherwise than by reason of its own gross negligence or wilful misconduct) in acting in its capacity as agent for the Banks. The cost of indemnifying such agent shall be borne by the Banks in the proportion of their respective Relevant Percentage. If a Bank (a "defaulting Bank") fails to pay its due contribution under this
        ---------------
       indemnity, then such agent may (without prejudice to its other rights and remedies) deduct the amount due from the defaulting Bank from any sums then or thereafter in its possession which would otherwise be payable to the defaulting Bank.

26.6 Neither the Agent nor the International Collateral Agent accepts responsibility to any Bank for the accuracy and/or completeness of any information supplied in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any of the other Loan Documents and such agent shall be under no liability to any Bank as a result of taking or omitting to take any action in relation to this Agreement or any of the other Loan Documents (save in the case of the gross negligence or wilful misconduct of such agent).

26.7 Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or International Collateral Agent any claim it may have against any of them in respect of the matters referred to in this Clause 26.

26.8 It is agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor and the other parties to the Loan Documents and, accordingly, each Bank confirms to the Agent and International Collateral Agent that it has not relied and will not hereafter rely on such agent or any other Bank:

       (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by or on behalf of any Obligor or any of the other parties to any of the Loan Documents in connection with this Agreement and/or the transactions contemplated herein (whether or not such information has been or is hereafter circulated to such Bank by such agent); or

       (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor or any of the other parties to any of the Loan Documents.

26.9 As between the Banks any question which would increase the Commitment or facility limit of any of the Banks under this Agreement, reduce the margin, extend the term of any Facility or defer any Repayment Date, reduce or defer the amount of any payment of principal, interest or other amounts payable to any Bank under this Agreement, or change the provisions of this subclause 26.9 shall be determined only with the agreement of all the Banks.

26.10 Subject to subclause 26.11, as between the Banks, any question which falls to be determined under this Agreement including, without limitation, the exercise by the Agent of any power or discretion vested in it hereunder, including discretions to permit the drawing of the Advance and questions as to waiver of an Event of Default and which is not expressed by Clause 27.9 to be determinable only with the agreement of all the Banks or expressed elsewhere in this Agreement to be determinable solely by the Agent shall be resolved by the Majority Banks. No particular decision which has once been determined by the Majority Banks pursuant to this subclause 26.10 may subsequently be determined differently by the Majority Banks if such change would be effected only by reason of a change in the composition or calculation of the Majority Banks. Any action against any of the professional advisers whose advice has been made available to the Agent as agent for the Banks generally may be authorised and directed only by the Majority Banks and shall be pursued only by the Agent; no individual Bank shall be entitled to bring such an action in its own right whether before or after the Repayment Date.

26.11 The Agent and International Collateral Agent shall be entitled to determine purely administrative matters.

26.12 Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions is sought but so that the Obligors shall be entitled (and bound) if so informed by the Agent to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is the case.

26.13 The Agent shall be entitled to appoint any associate of its as a sub-agent in respect of any Local Facility.

26.14 It is understood and agreed by each Bank and Obligor that the US Collateral Agent, International Collateral Agent and Intercreditor Agreement Agent hold such security as may be granted by each Group Company pursuant to the Loan Documents as trustee upon and subject to the terms of the Intercreditor Agreement and each Bank and Obligor acknowledge and agree to be bound by those terms.

26.15 Each of the Banks hereby authorises the Agent or International Collateral Agent to execute any Deed of Accession entered into pursuant to subclause
       25.2 on its behalf.


27.    RETIREMENT OF AGENT

27.1 If the Agent wishes at any time to retire, it shall notify the Parent Company and the Banks of its intention to do so whereupon the Majority Banks after consultation with the Parent Company may in writing appoint a successor Agent which shall in any event be a Bank with an office in London. If such a successor has not been appointed and accepted office in writing within thirty days after the Agent's notice of proposed retirement, the Agent may within a further fourteen days give to the Parent Company and the Banks fourteen days' prior written notice nominating an alternative successor Agent which shall in any event be a Bank with an office in London.

27.2 Unless the Majority Banks shall have appointed a successor which has accepted office within such notice period of fourteen days, then, upon the expiry of such fourteen day period and upon the written acceptance in such form as the Banks may unanimously approve (such approval not to be unreasonably withheld or delayed) of its nomination by the Agent's nominee as successor Agent, such nominee shall be deemed to have been appointed to the office of Agent.

27.3 With effect from the date that a successor is appointed and accepts the office of Agent and executes such necessary documentation in accordance with the foregoing provisions:

       (a) as regards the Banks, such successor shall become bound by all the obligations of the Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Agent under this Agreement;

       (b) the agency of the retiring Agent shall terminate and the retiring Agent shall be discharged from any further liability or obligation under this Agreement, but without prejudice to any liabilities which the retiring Agent may have incurred prior to the termination of its agency;

       (c) the costs, charges and expenses of the retiring Agent shall be discharged if recoverable under the provisions hereof; and

       (d) the provisions of this Agreement and the Loan Documents shall continue in effect for the benefit of any retiring Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

28.    CONDITIONS PRECEDENT

28.1 The Loan Facility will become available for drawing only upon receipt by the Agent not later than the close of business on 7 February 1997 (or such later date as the Required Banks may agree) of each of the following in form and substance satisfactory to the Agent or International Collateral Agent:

       (a)  This Agreement
            --------------

            This Agreement duly executed by all Obligors;

       (b)  Constitutional Documents
            ------------------------

            (i) a certificate of an Authorised Signatory of each of Gibb Ltd, the Parent Company, Gibb Africa International Limited and Gibb Holdings Ltd, certifying that there has been no change since a specified date to:

                 (aa) the certificate of incorporation or other similar
                      documents of incorporation of each such Group Company or such Associated Company; and

                 (bb) the memorandum and articles of association, by-laws or other similar constituent documents of each such Group Company or such Associated Company;

            (ii) copies certified as true, complete and up to date by an
                 Authorised Signatory of each Chargor, Pledgor and Guarantor (but excluding those companies detailed in (i) above) of;

                 (aa) the certificate of incorporation or other similar
                      documents of incorporation of each such Group Company or such Associated Company; and

                   (bb) the memorandum and articles of association, by-laws or other similar constituent documents of each such Group Company or such Associated Company;

       (c)  Resolutions of Obligors and copy of minutes of board meetings
            -------------------------------------------------------------

            (i) in relation to each Obligor, a certificate of an Authorised Signatory of such Obligor to the effect that the requisite resolutions have been duly and properly passed by way of written resolution signed by all the members of the board of directors authorising:

                   (aa) the execution, delivery and performance of and, where relevant, the affixing of the common seal of such respective Obligor to this Agreement, the Indemnity and other Loan Documents to which it is a party; and

                   (bb) a named Person or Persons specified therein to execute and deliver on behalf of such Obligor this Agreement, the Indemnity and other Loan Documents and whose instructions (jointly or alone) the Agent is authorised to accept in all matters concerning the Facilities and this Agreement and to give all other notices and communications required or permitted to be given by or on behalf of such Obligor under or for the purposes of this Agreement, the Indemnity and other Loan Documents and confirming that such resolutions are still in effect and have not been varied or rescinded;

            (ii) copies, certified by an Authorised Signatory of each Obligor referred to in paragraph 30.1(c)(i) above as being true, complete and up-to-date copies of the minutes of the meeting of the board of directors of such Obligor;

       (d)  Letter of Confirmation
            ----------------------

            A letter, signed by an Authorised Signatory, from each Pledgor, Chargor and Guarantor confirming that each such Group Company is aware of the terms of this Agreement and that the documents forming the Security to which it is a party remain in full force and effect and unaffected by the terms hereof;

       (e)  Certificate of no Event of Default
            ----------------------------------

            a certificate, signed by an Authorised Signatory of each Obligor, confirming that there is no Event of Default or Potential Event of Default in existence as at the date of the certificate;

       (f)  Certificate as to borrowing limits
            ----------------------------------

            a certificate, signed by an Authorised Signatory of each Obligor, confirming that the aggregate of the Facilities made available to such Obligor, does not or, as the case may be, would not, if fully drawn, exceed any borrowing limit contained in documents constituting the Obligor or in any trust deed or other agreement or instrument to which the Obligor is a party;

       (g)  Certificate as to solvency
            --------------------------
            a certificate signed by the chief executive officer or the chief financial officer of each Obligor and each Guarantor, Chargor and Pledgor as to the solvency of such Group Company;

       (h)  Documents to perfect security
            -----------------------------

            certified copy of each such consent, licence, approval, registration or declaration as is, in the opinion of counsel to the International Collateral Agent, necessary to render the relevant guarantee and/or security documents legal, valid, binding and enforceable against each Pledgor, Guarantor or Chargor to make the relevant guarantee and/or security documents admissible in evidence in the jurisdiction of the incorporation of such Group Company and to enable it to perform its obligations thereunder;

       (i)  Gibb as Process Agent
            ---------------------

            evidence in respect of each Obligor, Pledgor and Chargor that, unless it is incorporated in the UK, Gibb has irrevocably agreed to act as the agent of such person for service of process in England.

       (j)  US Credit Agreement
            -------------------

            a certified true copy of the US Credit Agreement as executed by all parties to it;

       (k)  Intercreditor Agreement
            -----------------------

            the Intercreditor Agreement duly executed by each of the parties to it;

       (l)  Satisfaction or waiver of conditions precedent
            ----------------------------------------------

            such evidence as the Banks may require that all conditions precedent to the effectiveness of the Intercreditor Agreement and the US Credit Agreement (other than any condition precedent equivalent to this one) have been satisfied or waived; and

       (m)  Legal opinions
            --------------

            formal legal opinions as required by the Required Banks and in a form approved by them rendered by legal counsel to each Pledgor, Guarantor or Chargor or such of them as required by the Required Banks that the obligations of such Group Company remain unaffected by the provisions of this Agreement and in full force and effect;

       (n)  Certificate of dormancy
            -----------------------

            a certificate of dormancy (or, if not dormant, as the Agent may require) in a form acceptable to the Banks signed by an Executive Officer or the auditors of such Group Company (as the Agent may require) in respect of each Group Company which is a Dormant Group Company;

       (o)  Certificate of Insurance
            ------------------------

            a certificate, signed by an Authorised Signatory of each Obligor, confirming that all Property has been insured in an amount deemed adequate by the Parent Company and the Agent against risks customarily insured against by similar businesses in similar localities and that such insurance is either in the joint names of the Agent and the relevant Group Company, or the interest of the Agent is noted on the policy;

       (p)  Indemnity
            ---------

            The Indemnity duly executed by Gibb.

28.2 Notwithstanding any other provision of this Agreement, no Bank or Bank Affiliate shall be obliged to make any Advance under the Loan Facility or issue a Bank Guarantee or permit any other utilisation of any of the Facilities if, as at the date of drawdown, issue or other utilisation, there would be a breach of any of the representations and warranties in Clause 18 or a breach of any of the Covenants in Clauses 19 to 23 inclusive and Clause 24 or there exists an Event of Default or a Potential Event of Default, or any Event of Default or Potential Event of Default will arise following such drawdown, issue or other utilisation, or if such drawdown, issue or other utilisation would violate any Applicable Law.

28.3 Each Obligor undertakes to, and to procure that its Subsidiaries shall, use all reasonable endeavours to satisfy the conditions precedent in subclause 29.1 to this Agreement as soon as possible on or after the Closing Date but in any event each Obligor undertakes that all such conditions precedent shall be satisfied in full no later than 7 February 1997 or such later date as the Required Banks shall agree.

28.4 It shall be a condition subsequent to the making by the Banks of any Advance under the Loan Facility, the issuing of a Bank Guarantee or the permitting of any other utilisation of any of the Facilities at any time thirty days after the Closing Date that (a) the Parent Company have repaid or caused to have been repaid all loans to shareholders or former shareholders of the Parent Company made by SunTrust for which any payment of principal or interest is past due by 60 days or more, which shall be in an amount of no more than $60,000; and (b) Law Engineering and Environmental Services, Inc. shall have delivered to the US Collateral Agent a certificate certifying that the pledge of all of all of its uncertified membership interests in Law/Spear, LLC has been registered to the US Collateral Agent, which certificate shall be acknowledged and agreed to by the Person in whose possession the books and records of Law/Spear are kept.


29.    MISCELLANEOUS

29.1 All notifications or determinations given or made by the Banks, Agent or International Collateral Agent under this Agreement or any other Loan Document shall be conclusive and binding on each Obligor, except in any case of manifest error.

29.2 Any waiver of a breach of any of the terms of this Agreement or of any default hereunder shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

29.3 No failure to exercise and no delay on the part of any party in exercising any right, remedy, power or privilege of that party under this Agreement and no course of dealing between the parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided by this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

29.4 The Obligors shall jointly and severally indemnify the Agent, the International Collateral Agent and each Bank on demand (without prejudice to the Agent, the International Collateral Agent and the Bank's other rights) for any expense, loss or liability incurred by such Agent, Collateral Agent or Bank in consequence of (a) any default or delay by an Obligor in the payment of any amount when due under this Agreement, or (b) the occurrence or continuance of any Potential Event of Default or Event of Default or (c) all or part of an Advance being prepaid or becoming repayable otherwise than on the maturity of the then current Interest Period applicable to such Advance, including, without limitation, any loss (including loss of margin), expense or liability sustained or incurred by the Agent, the International Collateral Agent or any Bank in any such event in liquidating or re-deploying funds acquired or committed to fund, make available or maintain that Advance (or any part of it).

29.5 Any sum of money at any time standing to the credit of an Obligor with the Agent, International Collateral Agent or any Bank in any currency upon any account or otherwise may be applied by the Agent, International Collateral Agent or any Bank at any time (without notice to that Obligor), in or towards the payment or discharge of any Indebtedness now or subsequently owing to the Agent, International Collateral Agent or any Bank by that Obligor and the Agent, International Collateral Agent or Bank may use any such money to purchase any currency or currencies required to effect such application.

29.6 If, for any reason, any amount payable under this Agreement is paid or is recovered in a currency (the "other currency") other than that in which
                                     --------------
       it is required to be paid (the "contractual currency"), then, to the extent that the payment to the Agent, Collateral Agent or any Bank (when converted at the then applicable rate of exchange) falls short of the amount unpaid under this Agreement, the relevant Obligor shall, as a separate and independent obligation, fully indemnify the Agent, Collateral Agent or such Bank on demand against the amount of the shortfall. For the purposes of this Clause the expression "rate of exchange" means the rate at which the Agent, Collateral Agent or such Bank is able as soon as practicable after receipt to purchase the contractual currency in London with the other currency.

29.7   For the purpose of this Clause 30 the "Bank" shall be construed to mean
                                              ----
       the Bank and/or any Bank Affiliate (as the case may require).

29.8 Nothing done by any Group Company in compliance with its obligations or the obligations of an Obligor under this Agreement or the Security shall be regarded as a breach of any existing agreement between the Banks and any of the Group Companies.

29.9 Each Obligor is a party to this Agreement, inter alia, for the purpose of giving the covenants, warranties and representations on the part of or relating to the Group Companies contained in this Agreement for the benefit of each Bank, the Agent and International Collateral Agent and to procure certain matters in relation to certain other Group Companies or companies in which any Obligor is a direct or indirect shareholder.

29.10 If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

29.11 Each Obligor agrees at its own cost to execute and deliver all such instruments and other documents and to take all such actions as the Agent may from time to time request in order to give full effect to the purposes of this Agreement.

29.12 It is acknowledged that at the date of this Agreement the Facilities are being made available by Barclays Bank PLC and reference to the "Banks" or
                                                                       -----
       "Majority Banks" shall, before the first Transfer Date, be construed as a
        --------------
       reference solely to Barclays Bank PLC and all grammatical and other changes necessary to give effect to such construction for the time being shall be deemed to have been made and this Agreement shall be construed accordingly.

30.    CONSENTS

30.1 The Parent Company requests that the Banks consent to the creation by Gibb of a wholly owned Subsidiary organized in Portugal and the transfer of all assets of Gibb located in Portugal as of the Closing Date to such new Subsidiary, for the purpose of permitting the new Subsidiary to obtain national certificates of quality which are mandatory for carrying out certain projects in Portugal and thus enable such Subsidiary to increase the market share of the Parent Company and its Subsidiaries in Portugal and in other Portuguese-speaking countries such as Mozambique and Angola. Based upon the foregoing, the Banks hereby consent to Gibb creating a wholly owned Subsidiary incorporated in Portugal and transferring all of its assets located in Portugal as of the Closing Date into such Subsidiary, notwithstanding anything contained in this Agreement or the Intercreditor Agreement to the contrary; provided that
                                                                 --------
       (1) promptly upon the formation of such Subsidiary, Gibb delivers to the U.S. Collateral Agent a share certificate evidencing sixty-five percent (65%) of the issued and outstanding shares of such Subsidiary, together with such share charge, pledge agreement or similar instrument as the Banks shall reasonably require pursuant to which Gibb shall pledge such share certificate to the U.S. Collateral Agent, (2) promptly upon the formation of such Subsidiary, Gibb delivers to the International Collateral Agent a share certificate evidencing thirty-five per cent (35%) of the issued and outstanding shares of such Subsidiary, together with such share charge, pledge agreement or similar instrument as the Banks shall reasonably require pursuant to which Gibb shall pledge such share certificate to the International Collateral Agent, (3) such Subsidiary gives the International Collateral Agent a written pledge not to grant or permit any Encumbrance to exist on its assets other than Encumbrances in favour of the International Collateral Agent, (4) such Subsidiary gives the International Collateral Agent a limited guarantee, such guarantee to be in a form as reasonably required by the International Collateral Agent, (5) the Parent Company delivers an opinion of Portuguese counsel to such Subsidiary and Gibb, addressed to the Banks, addressing such issues as the Banks shall reasonably require, in form and substance reasonably satisfactory to the Banks, together with such other certificates, documents, instruments, stock powers and corporate documents as the Banks shall reasonably require and (6) each other bank party to the Intercreditor Agreement also consents to the foregoing.

30.2 The Parent Company requests that the Banks consent to the transfer of 51% of the issued and outstanding shares of Gibb (Eastern Africa) Ltd., a Kenyan corporation, now owned by Gibb Africa International Ltd., a Cypriot corporation, to PBM Nominees, Ltd., a wholly owned subsidiary of Ernst & Young, as the trustee for Mr. Paul Karekezi, a Kenyan national and employee of Gibb (Eastern Africa) Ltd., for the purpose of permitting Gibb (Eastern Africa) Ltd. to be eligible to register with the World Bank, the African Development Bank and other funding agencies in Africa and, therefore, to increase the likelihood that Gibb (Eastern Africa) Ltd. will be short-listed for donor-funded projects in Africa. Based upon the foregoing, the Banks consent to the transfer of fifty-one percent (51%) of the issued and outstanding shares of Gibb (Eastern Africa) Ltd. by Gibb Africa International Ltd. to PBM Nominees Ltd., as trustee for Mr. Paul Karekezi, a Kenyan national and employee of Gibb (Eastern Africa) Ltd., and instruct the International Collateral Agent to release the share certificates of Gibb (Eastern Africa) Ltd. to a representative of Gibb, on behalf of Gibb Africa International Ltd. notwithstanding anything in this Agreement or the Intercreditor Agreement to the contrary; provided, however, that (1) no later than 15 days after such
                 --------  -------
       share certificates are released to a representative of Gibb, Gibb delivers, or causes its Subsidiary to deliver, to the U.S. Collateral Agent (A) a share certificate evidencing 65% of the issued and outstanding shares of Gibb (Eastern Africa) Ltd. still held by Gibb Africa International Ltd., (B) a share certificate evidencing 65% of the issued and outstanding shares of Gibb (Eastern Africa) Ltd. then held by PBM Nominees, as trustee for Mr. Paul Karekezi, and (C) share charges, pledge agreements or similar instruments in form and substance reasonably acceptable to the Banks, one executed by Gibb Africa International Ltd. and one executed by PBM

       Nominees, Ltd. and Mr. Paul Karekezi, pursuant to which such share certificates shall be pledged to the U.S. Collateral Agent, (2) no later than 15 days after such share certificates are released to a representative of Gibb, Gibb delivers, or causes its Subsidiary to deliver, to the International Collateral Agent (A) a share certificate evidencing 35% of the issued and outstanding shares of Gibb (Eastern Africa) Ltd. still held by Gibb Africa International Ltd., (B) a share certificate evidencing 35% of the issued and outstanding shares of Gibb (Eastern Africa) Ltd. then held by PBM Nominees, as trustee for Mr. Paul Karekezi, and (C) share charges, pledge agreements or similar instruments in form and substance reasonably acceptable to the Banks, one executed by Gibb Africa International Ltd. and one executed by PBM Nominees, Ltd. and Mr. Paul Karekezi, pursuant to which such share certificates shall be pledged to the International Collateral Agent, (3) the Parent Company delivers an opinion of Kenyan counsel to such Subsidiary, Gibb Africa International Ltd, PBM Nominees, Ltd. and Mr. Paul Karekezi, addressed to the Banks, addressing such issues as the Banks shall reasonably require, in form and substance reasonably satisfactory to the Banks, together with such other certificates, documents, instruments, stock powers, corporate documents as the Banks shall reasonably require and (4) the other banks party to the Intercreditor Agreement also consent to the foregoing.

30.3 The Parent Company hereby represents and warrants to the Banks that the Petermuller Subsidiaries are inactive corporations with assets of not more than $10,000 in the aggregate. The Parent Company requests that the Banks consent to the dissolution of the Petermuller Subsidiaries and the transfer of all remaining assets of the Petermuller Subsidiaries to Gibb. Based upon the Parent Company's foregoing representation and warranty, the Banks hereby consent to the dissolution of the Petermuller Subsidiaries notwithstanding anything set forth in this Agreement or the Intercreditor Agreement to the contrary; provided, however, that the
                                                --------  -------
       other banks party to the Intercreditor Agreement also consent to the foregoing.


31.    AUTHORITY OF THE PARENT COMPANY

       Each Obligor hereby irrevocably authorises the Parent Company to agree, negotiate and sign on behalf of each of them any document varying, amending, extending or supplementing the terms and conditions contained in or replacing in whole or in part this Agreement or any documents ancillary thereto including the Security.


32.    GOVERNING LAW AND JURISDICTION

32.1 This Agreement shall be governed by and construed in accordance with English law.

32.2 Each Obligor hereby irrevocably submits, for the exclusive benefit of each of the Banks, the Agent and the International Collateral Agent to the jurisdiction of the High Court of Justice in England (but without prejudice to the right of each of the Agent, International Collateral Agent and the Banks to commence proceedings against such Obligor in any other jurisdiction) and irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds.

32.3 Each Obligor (including the Parent Company) hereby irrevocably appoints Gibb to act as its agent for the service of process in England and Gibb hereby accepts each such appointment. Notwithstanding Clause 33, any writ, judgment or other notice of legal process shall be sufficiently served on any Obligor if delivered to Gibb at its registered office for the time being.

33.    NOTICES

       Every notice, request or other communication shall:

       (a) be in writing delivered personally or by prepaid first class letter or facsimile/telex transmission;

       (b) be deemed to have been received, in the case of a letter when delivered personally or 48 hours after it has been sent by first class post or 5 business days after it has been sent by airmail (as the case may be) or, in the case of facsimile/telex transmission, at the time of transmission with the answerback of the addressee appearing at the beginning and end of the telex with a facsimile transmission report (or other appropriate evidence), provided that if the date of transmission is not a Business Day it shall be deemed to have been received at the opening of business on the next Business Day; and

       (c) be sent (i) to the Parent Company at 114 Town Park Drive, Kennesaw, Georgia 30144-5508 (telephone 001 404 590 4600 /facsimile no. 001
            404 499 6713) (marked for the attention of the Chief Financial Officer and Treasurer) and to Gibb and each other Obligor at Gibb House, 427 London Road, Reading, RG6 1BL, England (telex no. /facsimile no. + 44 1734 491054) (marked for the attention of the finance director) and (ii) to the Banks, Agent and International Collateral Agent at the address or fax/telex number stated in
            Schedule 14 in respect of Barclays Bank PLC or in the schedule to the relevant Transfer Certificate, or to such other address or addresses in England as may be notified in writing by the relevant party to the other party.

       All notices of drawdown, rollover or prepayment given by an Obligor shall be effective only on actual receipt by the Agent.


34.    PARTNERSHIP

       Nothing in this Agreement shall constitute a partnership between the Banks.


35.    ENTIRE AGREEMENT

35.1 This Agreement and the other Loan Documents and the Security, together with any schedules or exhibits attached hereto and thereto, and the Disclosure Letter constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, understandings or arrangements, whether written or oral, with respect thereto, including without limitation, the Original Facility Letter, the October Agreement and the Commitment Letter dated 24 December 1996, among the Parent Company, the Banks and the Domestic Banks (the "Commitment Letter"), are expressly superseded by
                            -----------------
       this Agreement; provided, however, that the indemnities of the Parent Company in favour of the Banks, Domestic Banks and SunTrust Securities, Inc. contained in the Commitment Letter shall survive the execution and delivery of this Agreement and provided, however, that the October Agreement shall survive the execution and delivery of this Agreement until but only until the Effective Date.

35.2 The execution of this Agreement and the other Loan Documents by the Parent Company and certain of its Subsidiaries was not based upon any facts or materials provided by the Agent, either Collateral Agent or any Bank, nor was the Parent Company and certain of its Subsidiaries induced to execute this Agreement or any other Loan Document by any representation, statement or analysis (whether innocent or negligent but not fraudulent) made by the Agent, either Collateral Agent or any Bank.

36.    COUNTERPARTS

       This Agreement may be executed and countersigned in any number of counterparts, all of which when taken together shall constitute a single instrument.


AS WITNESS the hands of the authorised signatories of the parties to this Agreement the day and year first above written.

                                  SCHEDULE 1
                                  ----------

                           UK QUALIFYING SUBSIDIARIES


NAME                              REGISTERED NUMBER    REGISTERED OFFICE


Gibb Holdings Ltd                 2387714              Gibb House
                                                       427 London Road
                                                       Reading
                                                       Berkshire
                                                       RG6 1BL

                                  SCHEDULE 2
                                  ----------

                             SPECIFIED SUBSIDIARIES


NAME                               REGISTERED NUMBER   COUNTRY OF INCORPORATION

Gibb Africa International Limited  36926               Cyprus

[Gibb (Botswana)]?

                                  SCHEDULE 3
                                  ----------

                               LIST OF CHARGORS


NAME                                        REGISTERED NUMBER  REGISTERED OFFICE

Gibb Africa Consulting Engineers Limited    41886              Cyprus
Gibb Overseas Limited                       2005717            England
Gibb Holdings Ltd                           2387714            England
Gibb Ltd                                    2387707            England
Gibb Africa International Limited           36926              Cyprus
Gibb Eastern Africa Ltd                     C44849             Kenya
Gibb (Mauritius) Ltd                        9307               Mauritius
Law Companies Group, Limited                56085              Jersey
Gibb Overseas (Jersey) Limited              44811              Jersey

                                  SCHEDULE 4
                                  ----------

                               LIST OF PLEDGORS

              PART A - SECURITY TO INTERNATIONAL COLLATERAL AGENT


     PLEDGOR                 GROUP COMPANY OF WHICH 35% OF SHARES   JURISDICTION
                                            PLEDGED                     OF
                                                                       GROUP
                                                                      COMPANY

Gibb International           Gibb Africa Consulting Engineers Ltd   Cyprus
Holdings, Inc

Gibb International           Gibb Overseas (Jersey) Ltd             Jersey
Holdings, Inc

Gibb International           Gibb Holdings Ltd                      England
Holdings, Inc

Gibb Africa Consulting       Hill Kaplan Scott Law Gibb (Pty) Ltd   S. Africa
Engineers Ltd

Gibb Africa International    Gibb (Eastern Africa) Ltd              Kenya
Limited

Gibb Africa International    Gibb (Mauritius) Limited               Mauritius
Limited

Gibb Africa International    Gibb (Botswana) (Proprietary) Limited  Botswana
Limited

Gibb Ltd                     Law Companies Group, Ltd               Jersey



                   PART B - SECURITY TO US COLLATERAL AGENT


     PLEDGOR                       GROUP COMPANY OF WHICH           JURISDICTION
                                   65% OF SHARES PLEDGED                OF
                                                                   GROUP COMPANY

Gibb International          Gibb Africa Consulting Engineers Ltd   Cyprus
Holdings, Inc

Gibb International          Gibb Overseas (Jersey) Ltd             Jersey
Holdings, Inc

Gibb International          Gibb Holdings Ltd                      England
Holdings, Inc

Gibb Holdings Ltd           Gibb Ltd                               England

     PLEDGOR                   GROUP COMPANY OF WHICH           JURISDICTION OF
                               65% OF SHARES PLEDGED             GROUP COMPANY

Gibb Holdings Ltd           Westminster & Earley Services Ltd      England

Gibb Holdings Ltd           Gibb Tanacsadasi Kft                   Hungary

Gibb Holdings Ltd           Prointec S.A.                          Spain

Gibb Holdings Ltd           Gibb Holdings Ltd                      England

Gibb Holdings Ltd           Nick Derbyshire Design                 England
                              Associates Ltd

Gibb Ltd                    Law Companies Group Ltd                Jersey

Gibb Africa Consulting      Hill Kaplan Scott Law Gibb (Pty) Ltd   S. African
Engineers Ltd

Gibb Africa Consulting      Gibb Africa International Ltd          South Africa
Engineers Ltd

Gibb Overseas (Jersey) Ltd  Gibb Africa International Ltd          South Africa

Gibb Overseas (Jersey) Ltd  Gibb Overseas Ltd                      England

Gibb Overseas Ltd           Gibb Gulf EC                           Bahrain

Gibb Africa International   Gibb (Namibia) Pty Ltd                 Namibia
Ltd

Gibb Africa International   Gibb Swaziland (Pty) Ltd               Swaziland
Ltd

Gibb Africa International   Gibb (Lesotho) Pty Limited             Lesotho
Ltd

Gibb Africa International   Gibb (Botswana) (Pty) Ltd              Botswana
Ltd

Gibb Africa International   Gibb Eastern Africa Ltd                Kenya
Ltd

Gibb Africa International   Gibb (Malawi) Ltd                      Malawi
Ltd

Gibb Africa International   Gibb (Mauritius) Ltd                   Mauritius
Ltd

Gibb Africa International   Gibb Africa Services (Pty) Ltd         South Africa
Ltd

Gibb Africa International   Gibb (Zimbabwe) (Pty) Ltd              Zimbabwe
Ltd

                                  SCHEDULE 5
                                  ----------

               LIST OF GROUP COMPANIES AND ASSOCIATED COMPANIES

                             (see Clause 18.1(l))

Law Companies Group, Inc
------------------------
- 100%  Law International, Inc
        - 100%  Law International Sales Company (US Virgin Islands)
        - 100%  Gibb USA, Inc
        - 100%  Law International Thai Ltd
        - 100%  held in trust for Gibb International Holdings, Inc
                - 100%  Gibb Africa Consulting Engineers Ltd
                       - 100%   Gibb Africa International Ltd.
                       - 100%   Gibb (Namibia) (Pty) Ltd
                       - 100%   Gibb Swaziland (Pty) Ltd
                       - 100%   Gibb (Lesotho) Pty Ltd
                       - 100%   Gibb (Botswana) (Pty) Ltd
                       - 100%   Gibb Eastern Africa Ltd
                       - 100%   Gibb (Malawi) Ltd
                       - 100%   Gibb (Mauritius) Ltd
                       - 100%   Gibb Africa Services (Pty) Ltd
                       - 100%   Gibb & Partners (Zimbabwe) (Pvt) Ltd
               - 100%           Hill Kaplan Scott Law Gibb (Pty) Ltd
                       -  50%   HKS-Law Gibb Share Trust (Pty) Ltd
                       - 100%   Geoscience Laboratories (Pty) Ltd
                       - 100%   Hill Kaplan Scott (Ciskei) Inc
                                - 51%     HKS Agriland (Pty) Ltd
                       - 100%   Hill Kaplan Scott (Transkei) Inc
                       - 100%   Hill Kaplan Scott (Venda) Inc
     - 100%    Gibb Petermuller & Partners (Cyprus) Ltd
                       - 100%   Gibb Petermuller & Partners (Guernsey) Ltd
                                - 50%     Gibb Architects Ltd
                       -  50%   Giban Danismanlik ve Muhendislik Ltd Sirketi
     - 100%    Gibb (Polska) Sp.z o.o.
     - 100%    Gibb Petermuller & Partners (Europe) Ltd
               - 50%  Gibb Petermuller & Partners, O.E.
     - 100%    Gibb Petermuller & Partners (Middle East) Ltd
               - 50%            Gibb Petermuller & Partners, O.E.
                       - 24%    Kattan-Gibb
     - 100%  Gibb Holdings Ltd
               - 100%           Gibb Ltd
                       - 50%    Law Companies Group, Ltd
                       - 50%    Gibb-Anglian Ltd
               - 100%           Westminster and Earley Services Ltd
               - 25%   WCML Development Company Ltd
               - 20%   Prointec, S.A.
               - 100%           Gibb GmbH
                       - 39%    IHT Rosser GmbH
               - 25%            Kattan-Gibb
               - 100%           Gibb Holdings Ltd
                       - 100%   Crispin Wade Architectural Design Studio Ltd

                       - 100%  Nick Derbyshire Design Associates Ltd
               - 100%  Gibb Overseas (Jersey) Ltd
                       - 100%    Gibb (Hong Kong) Ltd
                       - 100%    Gibb Overseas Ltd
                              -100% Gibb Gulf E.C.
                              - 47%  Gibb Australia Pty. Ltd
- 100% LEX International Insurance Co. Ltd. (Bermuda)
- 100% Carriber Insurance Co., Ltd.  (Bermuda)
- 100% Law Engineering and Environmental Services, Inc. (GA)
       - 90%        Law Mexico, S.A. de C.V. (D.F.Mex)
             - 49%  Drexxa Law, S.A. de C.V. (D.F.Mex)
-  10% Law Mexico S.A. de C.V. (D.F. Mex)
- 100% Law Associates, Inc. (GA)*                *  Renamed "Law Environmental
       - 100% Ensite, Inc. (KY)                    Consultants, Inc." on 5.1.95
       - 100% On Site Technology, Inc. (GA)
       - 100% Law Environmental N.C., Inc. (NC)
            - 49% Envirosource Incorporated (GA)
       - [0%] Law Environmental - Cariba (PR General Partnership)**
       - [0%] Law Environmental (OH General Partnership)**
       - [0%] Law Environmental P.E.P.C. (NY)** **   Contract affiliates of Law
       - [0%] Law Engineering, P.C. (GA)**           Engineering and
       - [0%] Law Engineering, Inc. (an Ohio P.C.)** Environmental Services, Inc
- 100% Law Engineering, Inc. (GA)                    but no Law ownership

- 100% LeRoy Crandall & Associates (CA)
       - 100%  Law Crandall, Inc. (CA)
            -  50%  Law/Sundt, Inc (CA)
- [79.5%] # IAM/Environmental, Inc (TEXAS)    # Law Companies Group, Inc owns
                                                47,667 shares of Class B Common
                                                Stock; Ensite, Inc, owns 23,833
                                                shares of Class B Common Stock;
                                                total Class B Common Stock is
                                                71,500 shares.  The Class B
                                                Common Stock is entitled to 79.5
                                                % of the voting rights of all
                                                capital stock.

                                  SCHEDULE 6
                                  ----------

                               MONEY MARKET LOAN

The Sterling Money Market Loan may be drawn in one or more amounts, each drawing to be a minimum amount of (Pounds)500,000 and multiples of (Pounds)100,000 thereafter for periods up to a maximum of 6 months at the Borrower's option or other mutually agreed period but no drawing shall be made for an interest period with a maturity date of more than three months beyond the expiry date detailed in clause 2 of the letter.

When wishing to draw under the Sterling Money Market Loan, the Borrower should telephone the Bank's dealers at the Global Treasury Services of the Bank in London ("GTS") on the following number - 0171 696 2496 on or shortly before the day on which funds are required, stating the amount of the drawing, the period required and giving instructions for payments of the funds. In the event these instructions do not stipulate that the funds must be credited to the Borrower's current account with the Branch, such instructions must be confirmed by letter to the Branch at the earliest opportunity.

The rate of interest on each drawing will be subject to negotiation with GTS and such rate will include the Bank's Margin added to the cost of funds to the Bank (such cost of funds to be conclusively determined by the Bank and shall include any associated costs resulting from requirements of the Bank of England or other governmental authorities or agencies, whether having the force of law or otherwise, affecting the conduct of the Bank's business) for the period of the drawing. Interest will be payable without deduction at six monthly intervals, if appropriate and at the maturity of each drawing, and calculated on the basis of actual days elapsed over a 365 day year.

Each drawing, together with interest thereon, will be repaid on its maturity on its maturity date by debit to the Borrower's current account at the Branch.

                                  SCHEDULE 7
                                  ----------

                                 THE OVERDRAFT


Subject to the terms and conditions on which the Loan Facility is made available the Overdraft will be available on Gibb's current account with Barclays Bank PLC at 54 Lombard Street, London EC3P 3AH or such other Bank, branch or account as the Agent may designate with interest charged at the rate equal to the Bank's Margin as set out in Clause 9 and the Bank's base rate current from time to time.

Interest together with other charges as previously notified to Gibb will be debited to Gibb's current account at the Branch quarterly in arrear in March, June, September and December each year or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over a 365 day year.

Notwithstanding any provision of any Loan Document, the Overdraft is repayable on demand by the Bank and, if not demanded or otherwise prepaid earlier, shall be repayable on the Repayment Date. Interest will be charged on overdue amounts in accordance with Clause 25. The Overdraft may be prepaid at any time and shall have no minimum drawing or repayment requirement.

                                   SCHEDULE 8
                                   ----------

                                     BMRF

The BMRF will be available for drawing during the term of the Loan Facility and on its terms and conditions save that the BMRF will in addition be subject to the following terms and conditions:

(a)    Drawing
       -------

       (i) When wishing to draw under the BMRF, Gibb should telephone Barclays Bank PLC at 54 Lombard Street, London EC3P 3AH or such other Bank or branch as the Agent may designate by no later than
              11.30 am on the Business Day on which funds are required, stating the amount of the drawing (being a minimum amount of (Pounds)250,000 and a multiple of (Pounds)1,000). The amount of the drawing will be credited to the Gibb's current account at the relevant branch.

       (ii) A drawing may not be requested on a day upon which a repayment is to be made in accordance with paragraph (c) below.

(b)    Interest
       --------

       Interest will be charged at the rate set out in Clause 9 assuming an Interest Period of one month and will be calculated on the basis of actual days elapsed over a 365 day year up to and including the 15th of each month, except that where the next following day is not a Business Day interest will be calculated up to and including the day falling immediately prior to the next following Business Day. Interest will be debited to Gibb's current account at the relevant branch on the Business Day falling immediately after the 15th of each month.

(c)    Repayment
       ---------

       (i) Each drawing under the BMRF must remain outstanding for a minimum period of three Business Days and may not be repaid until such period has expired. Thereafter drawings under the BMRF in respect of a particular Facility will be consolidated and may be repaid in whole or in part in minimum amounts of (Pounds)250,000. In the event that the BMRF is repaid only in part, the residual balance shall not be less than (Pounds)250,000.

       (ii) When wishing to make a repayment under the BMRF, Gibb should telephone the Branch no later than 11.30 am on the day of repayment stating the amount to be repaid. The amount to be repaid will be debited to Gibb's account at the Branch.

       (iii) A repayment may not be made on a day upon which a drawing is to be made in accordance with paragraph (a) above.

       (iv) If the BMRF is repaid only in part, the residual balance shall not be less than (Pounds)250,000.

       (v) The BMRF will be repayable in full on the Repayment Date in any event.

(d)    Confirmations
       -------------

       All payment and delivery instructions must be confirmed in writing to the Branch at the earliest opportunity.

                                  SCHEDULE 9
                                  ----------

                                     SFET

The maximum aggregate gross risk under the SFET Facility shall be limited to and shall not at any time exceed (Pounds)1,000,000. The SFET Facility covers the maximum liability of Gibb to the Banks outstanding at any time under contracts of not more than 12 months duration for the forward purchase or sale of foreign currency for delivery at a future date and the spot purchase or sale of foreign currencies. The SFET Facility consists of one figure which represents the total aggregate value of all deals and/or contracts, whether spot or forward and whether sales or purchases which may be outstanding with the Banks at any one time. The Banks will never be required irrevocably to pay away funds prior to receiving firm confirmation of incoming cover acceptable to the Banks. The Banks' decision in such matters is final.

When wishing to utilise the SFET Facility, Gibb should telephone the Branch on telephone number 0171-621 4104/5 (unless otherwise advised by the Agent). All payment and delivery instructions are to be advised to and processed by the Branch and confirmed by letter at the earliest opportunity.

                                  SCHEDULE 10
                                  -----------

                         HKS SYNTHETIC STOCK FACILITY

To enable it to acquire HKS Synthetic Stock, Gibb may borrow up to the amount which is equivalent to (Pounds)596,658 less the aggregate of all amounts spent by Gibb or HKS Trust in purchasing HKS Synthetic Stock since 1 June 1995 provided that the aggregate of all such amounts so spent since 1 June 1995 does not exceed (Pounds)596,658.

                                  SCHEDULE 11
                                  -----------

                           ASSOCIATED COSTS FORMULA

Associated Costs are the additional costs to the Banks (as determined by the Banks) of maintaining an Advance resulting from the imposition from time to time by the Bank of England (or other governmental authorities or agencies) of monetary control ratios, the payment of special deposits, liquidity costs and/or other similar requirements. Until further notice, the formula for arriving at such costs will be:-

                             XL + B(L-C) + S(L-D)
                             --------------------
                                  100 - (X+S)

Where:

"X" is the amount required to be maintained by the Banks as non-interest bearing balances with the Bank of England expressed as a percentage of eligible liabilities fixed by the Bank of England (or other governmental authorities or agencies).

"L" is the offered quotation for sterling deposits for three months in the London Interbank Market on the day of quotation.

"B" is the average level of secured deposits expressed as a percentage of eligible liabilities which the Bank is required by the Bank of England to maintain with members of the London Discount Market Association ("LDMA") and/or with money brokers and/or with gilt edged market makers.

"C" is the rate at which members of the LDMA bid for sterling deposits from the Bank on the day of quotation.

"S" is the amount of special deposits required to be maintained by the Banks expressed as a percentage of eligible liabilities fixed by the Bank of England (or other governmental authorities or agencies).

"D"    is the rate of interest paid by the Bank of England on special deposits.

In the application of the above formula X, L, B, C, S and D will be included in the formula as figures and not as percentages.

The Associated Costs shall be the percentage calculated by the Banks in accordance with the foregoing formula on the date of drawing or rollover and will be rounded up to the next 1/16th%.

In the event of a change in circumstances which renders the above or any substitute formula inapplicable, the Banks shall notify the Parent Company of the manner in which the Associated Costs shall thereafter be determined and, if appropriate, substitute a new formula for that set out above.

                                  SCHEDULE 12
                                  -----------

                          LIST OF EXECUTIVE OFFICERS


NAME                       TITLE

James G S Dawson           Chairman of Gibb

Geoffrey J Brice           Director of Europe of Gibb

Peter D Brettell           Managing Director of Gibb
                           Director for Asia of Gibb
                           Director for Middle East of Gibb
                           Director for Africa of Gibb

Christopher J Stancombe    Finance Director of Gibb

Sandra Ward                Company secretary of Gibb

Hemant Kavthankar          Treasurer of Gibb


Bruce Coles                Chief Executive Officer of Parent Company

W Allen Walker             Assistant Treasurer of Parent Company

Darryl Segraves            Executive Vice President of Parent Company
                           Secretary of Parent Company

Robert Fooshee             Treasurer of Parent Company
                           Chief Financial Officer of Parent Company
Kendall Sherrill           Corporate Controller

                                   SCHEDULE 13
                                  ------------

                         LIST OF THIRD PARTY SECURITY


Chargee             Type of Security             Date Registered      Amount
-------             ----------------             ---------------      ------

T C Ziraat Bankasi  Cash deposit to secure        20 March 1995       $107,500
                    guarantee to KCIC

                                  SCHEDULE 14
                                  -----------

                                   THE BANKS

NAME                               REGISTERED OFFICE   FACILITY LIMIT

LOAN FACILITY
-------------

Barclays Bank PLC                  54 Lombard Street   (Pounds)4,474,940
                                   London EC3A 2AH



BGI FACILITY
------------

Barclays Bank PLC                  54 Lombard Street   (Pounds)5,966,587
                                   London EC3A 2AH


SFET FACILITY
-------------

Barclays Bank PLC                  54 Lombard Street   (Pounds)1,000,000 (gross)
                                   London EC3A 2AH

                                  SCHEDULE 15
                                  -----------

                         FORM OF TRANSFER CERTIFICATE

To: Barclays Bank PLC as Agent for and on behalf of itself and the Banks (as defined in the Facility Agreement referred to below)


                             TRANSFER CERTIFICATE
                             --------------------

relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Facility Agreement") dated [             ] 1997 originally
                   ------------------
made between Gibb Ltd (1), Gibb Holdings Ltd (2), Gibb Africa International Ltd and certain of its Subsidiaries (3) Law Companies Group, Inc. (4) Barclays Bank PLC as the Banks (5) Barclays Bank as Agent (6) Barclays Bank PLC as International Collateral Agent (7).

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "Commitment" and/or "Advance(s)" and/or "Guarantee(s)" accurately summarise its Commitment under the Loan Facility and New Money Facility and/or, as the case may be, its participation in, and the Interest Period of, one or more existing Advances and/or Guarantees under one or more Facilities and (ii) requests the Prospective Transferee to accept and procure the assignment and transfer to the Prospective Transferee of the portion specified in the schedule hereto of, as the case may be, such commitment and/or its participation in such Advance(s) and/or Guarantees under each such Facility by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Prospective Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 26 of the Facility Agreement and hereby seeks to assign its rights under the Loan Documents and to transfer its obligations thereunder to the extent set out in the schedule hereto so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Prospective Transferee warrants that it has received a copy of each of the Loan Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

5. The Prospective Transferee hereby undertakes with the Bank and each of the other parties to the Loan Documents that it will perform in accordance with their terms all those obligations which by the terms of the Loan Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the condition (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Prospective Transferee hereby undertakes with the Bank that it shall pay an administrative fee of $3,000 to SunTrust, as directed by the Agent, upon the date hereof.

7. The Prospective Transferee hereby undertakes with the Bank that it shall pay an administrative fee of (Pounds)1,000 to the Agent for its own account, as directed by the Agent, upon the date hereof.

8. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Loan Documents or any document relating thereto and assumes no responsibility for the financial condition of any of the Obligors or for the performance and observation by any of the Obligors of any of its obligations under any of the Loan Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

9. The Bank hereby gives notice that nothing herein or in the Loan Documents (or any document relating thereto) shall oblige the Bank to (i) accept a re-assignment or re-transfer from the Prospective Transferee of the whole or any part of its rights, benefits and/or obligations under the Loan Documents assigned and transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Prospective Transferee for any reason whatsoever including, without limitation, the non-performance by any of the Obligors or any other party to any of the Loan Documents (or any document relating thereto) of its obligations under any such document. The Prospective Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) and (ii) above.

10. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                 THE SCHEDULE
                                 ------------


1.   Bank:

2.   Prospective Transferee:

3.   Transfer Date:

4.   Commitment:

4.1  Commitment at the date hereof:

     (a)  Bank's Loan Facility Commitment:

     (b)  [Local Facility/ies]

4.2  Portion Transferred:

     (a)  Loan Facility:

     (b)  [Local Facility/ies]

5.   Advance(s):

     (a)  Loan Facility:

          Currency and Amount of Bank's Participation:

          Current Interest Period(s):

          Portion Transferred:

      [   (b)  [Local Facility/ies

               Currency and Amount of Bank's Participation:

               Current Interest Period:

               Portion Transferred:]]

6.   Guarantee(s)

               Currency and Amount of Bank's Participation

               Current Guarantees Outstanding

               Tenors

[Transferor Bank]                  [Transferee Bank]

By:                                By:

Date:                              Date:

                                   (Address, telex and facsimile numbers and main offices and each other Facility Office)

[Agent]

By:

Date:

                                  SCHEDULE 16
                                  -----------

                        LIST OF DORMANT GROUP COMPANIES

                       Dormant International Subsidiaries
                       ----------------------------------

1.   Lex Insurance
2.   Law Mexico, S.A. de C.V. (d.f. Mex)
3.   Drexxa Law, S.A. de D.V. (d.f. Mex)
4.   Law International Sales Company
5.   Gibb Petermueller & Partners (Europe) Limited
6.   Gibb Petermueller & Partners (Middle East) Limited
7.   Gibb Petermueller & Partners, O.E. Limited
8.   Gibb Petermueller & Partners (Cyprus) Limited
9.   Gibb Petermueller & Partners (Guernsey) Limited
10.  Kattan-Gibb
11.  Gibb-Anglian Limited
12.  WCML Development Company Limited
13.  Amey-Gibb Building Management Limited
14.  SIT.E.E.
15.  Gibb Australia Pty. Ltd.
16.  Subsidiaries of Hill Kaplan Scott Law Gib (Pty) Limited
17.  Gibb (Hong Kong) Limited
18.  Gibb (Polska) Sp z.oo
19.  Giban Danismanlik ve Muhendislik Ltd Sirketi
20.  Gibb Architects Ltd

                                  SCHEDULE 17
                                  -----------

                                    PART A

                         THE GUARANTEE AND DEBENTURES


1. Guarantee and Debenture dated 11 October 1995 between Gibb Ltd, Gibb Holdings Ltd and Gibb Overseas Limited and Barclays Bank PLC.

2. Assignment of debts dated 11 October 1995 between Gibb Ltd and Barclays Bank PLC.

3. Security agreement dated 9 February 1996 between Barclays Bank PLC and Gibb Ltd and Gibb International Holdings, Inc.

4. Security agreement dated 9 February 1996 between Suntrust Bank, Atlanta and Gibb International Holdings, Inc.

5. Guarantee and Debenture dated 1 November 1995 between Gibb Africa Consulting Engineers Limited and Barclays Bank PLC.

6. Guarantee and Debenture dated 26 October 1995 between Gibb Africa International Limited and Barclays Bank PLC (as Agent).

7. Guarantee and Debenture executed by Gibb Overseas (Jersey) Limited in favour of Barclays Bank PLC dated 9 February 1996.

8. Guarantee and debenture executed by Law Companies Group, Ltd in favour of Barclays Bank PLC dated 4 April 1996.

9. Guarantee and Debenture dated 16 February 1996 executed by Gibb Eastern Africa Limited in favour of Barclays Bank PLC.

10. Fixed charge dated 29 March 1996 executed by Gibb (Mauritius) Limited in favour of Barclays Bank PLC.

11. Floating charge dated 29 March 1996 executed by Gibb (Mauritius) Limited in favour of Barclays Bank PLC.

                                    PART B

                                  THE PLEDGES

1. Charge over shares (re shares in Gibb Ltd and others) dated 11 October 1995 between Gibb Holdings and SunTrust Bank Atlanta.

2. Deed of Rectification and Supplemental Charge dated 3 November 1995 between Gibb Holdings and SunTrust Bank Atlanta.

3. Charge over shares (re: Gibb Gulf E.C. shares) dated 11 October 1995 and made between Gibb Overseas Limited and SunTrust Bank, Atlanta.

4. Charge over shares (re: shares in Gibb Holdings Ltd) dated 11 October 1995 between Gibb International Holdings Inc. and SunTrust Bank, Atlanta.

5. Charge over shares (re: shares in Gibb Holdings Ltd) dated 11 October 1995 between Gibb International Holdings Inc. and Barclays Bank PLC.

6. Security agreement dated 9 February 1996 between inter alia Barclays Bank PLC and Gibb International Holdings, Inc.

7. Security agreement dated 9 February 1996 between inter alia Suntrust Bank, Atlanta and Gibb International Holdings, Inc.

8. Charge over shares (re: shares in Gibb Africa International Limited) dated 1 November 1995 between Gibb Africa Consulting Engineers Limited and SunTrust Bank, Atlanta.

9. Pledge of shares dated 1 November 1995 between Gibb Africa Consulting Engineers Limited and Barclays Bank PLC.

10. Pledge of shares dated 1 November 1995 between Gibb Africa Consulting Engineers Limited and SunTrust Bank, Atlanta.

11. Charge over shares dated 26 October 1995 between Gibb Africa International Limited and Barclays Bank PLC.

12. Charge over shares (re: shares in Gibb Eastern Africa International Limited) dated 26 October 1995 between Gibb Africa International Limited and SunTrust Bank, Atlanta.

13. Charge over shares (re: Gibb (Lesotho) Limited and others) dated 26 October 1995 between Gibb Africa International Limited and SunTrust Bank, Atlanta.

14. Pledge of shares in Gibb (Botswana) (Pty) Limited dated 26 October 1995 between Gibb Africa International Limited and Barclays Bank PLC.

15. Pledge of shares in Gibb (Botswana) (Pty) Limited dated 26 October 1995 between Gibb Africa International Limited and SunTrust Bank, Atlanta.

16. Pledge agreement dated 9 April 1996 in respect of shares in Gibb (Mauritius) Limited between Gibb Africa International Limited, Barclays Bank PLC and others.

17. Pledge agreement dated 9 April 1996 in respect of shares in Gibb (Mauritius) Limited between Gibb Africa International Limited, SunTrust Bank, Atlanta and others.

18. Charge over shares (re: shares in Gibb Africa International Ltd and Gibb Overseas Ltd) executed by Gibb Overseas (Jersey) Limited in favour of SunTrust Bank, Atlanta dated 9 February 1996.

For and on behalf of
GIBB LTD


by /s/ Peter D. Bretell
   .....................................

Date 2/7/97
     ...................................



For and on behalf of
GIBB HOLDINGS LTD

by /s/ Peter D. Bretell
   .....................................

Date 2/7/97
     ...................................



For and on behalf of
GIBB AFRICA INTERNATIONAL LIMITED

by /s/ Peter D. Bretell
   .....................................

Date 2/7/97
     ...................................



For and on behalf of
LAW COMPANIES GROUP, INC.

by /s/ Bruce C. Coles
   .....................................

Date 2/7/97
     ...................................



For and on behalf of
BARCLAYS BANK PLC
as the Bank

by /s/ Allen Alderman
   .....................................

Date 2/7/97
     ...................................

For and on behalf of
BARCLAYS BANK PLC
as Agent

by /s/ Allen Alderman
   .....................................

Date 2/7/97
     ...................................



For and on behalf of
BARCLAYS BANK PLC
as International Collateral Agent

by /s/ Allen Alderman
   .....................................

Date 2/7/97
     ...................................

                                    EXHIBIT
                                    -------

                               DISCLOSURE LETTER

                                      -92-